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                                                                    EXHIBIT 99.1

================================================================================
                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                           dated as of April 15, 2003

                                      among

                              GSS HOMEPRIDE CORP.,

                                   as Seller,

                            HOMEPRIDE FINANCE CORP.,

                                  as Servicer,

                      THE CIT GROUP/SALES FINANCING, INC.,

                                as Sub-Servicer,

                             GREENWICH FUNDING CORP,

                                 as an Investor,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                    as Banks,

                                       and

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,

                                    as Agent

================================================================================


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                               TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS.........................................................................        1
               SECTION 1.01.      Certain Defined Terms............................................        1
               SECTION 1.02.      Other Terms......................................................       45

ARTICLE II     AMOUNTS AND TERMS OF THE PURCHASES..................................................       45
               SECTION 2.01.      Purchase Facility................................................       45
               SECTION 2.02.      Making Purchases.................................................       45
               SECTION 2.03.      Receivable Interest Calculation..................................       46
               SECTION 2.04.      Take-Outs........................................................       47
               SECTION 2.05.      Servicer Take-Outs...............................................       47
               SECTION 2.06          Optional Reductions...........................................       48

ARTICLE III    YIELD, FEES, ETC....................................................................       48
               SECTION 3.01.      Yield Payment Dates..............................................       48
               SECTION 3.02.      Fees.............................................................       48
               SECTION 3.03.      Computation of Yield and Fees....................................       48

ARTICLE IV     CAPITAL INVESTMENT REPAYMENTS.......................................................       48
               SECTION 4.01.      Repayments of Capital Investment.................................       48

ARTICLE V      PAYMENTS............................................................................       49
               SECTION 5.01.      Making of Payments...............................................       49
               SECTION 5.02.      Distributions....................................................       49

ARTICLE VI     INCREASED COSTS; TAXES..............................................................       53
               SECTION 6.01.      Increased Costs..................................................       53
               SECTION 6.02.      Additional Yield on Receivable Interests Bearing a Eurodollar
                                  Rate.............................................................       54
               SECTION 6.03.      Taxes............................................................       54

ARTICLE VII    CONDITIONS OF PURCHASES.............................................................       55
               SECTION 7.01.      Conditions Precedent to Initial Purchase.........................       55
               SECTION 7.02.      Conditions Precedent to All Purchases............................       59

ARTICLE VIII   REPRESENTATIONS AND WARRANTIES......................................................       61
               SECTION 8.01.      Representations and Warranties of the Seller.....................       61

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ARTICLE IX     COVENANTS...........................................................................       65
               SECTION 9.01.      Records..........................................................       65
               SECTION 9.02.      Other Liens or Interests.........................................       65
               SECTION 9.03.      Costs and Expenses...............................................       66
               SECTION 9.04.      Compliance with Laws, Etc........................................       66
               SECTION 9.05.      Offices, Records, Name and Organization..........................       66
               SECTION 9.06.      Performance and Compliance with Contracts and Credit and
                                  Collection Policy................................................       66
               SECTION 9.07.      Change in Business or Credit and Collection Policy...............       66
               SECTION 9.08.      Extension or Amendment of Receivables............................       66
               SECTION 9.09.      Marking of Records...............................................       67
               SECTION 9.10.      Further Assurances...............................................       67
               SECTION 9.11.      Reporting Requirements...........................................       67
               SECTION 9.12.      Corporate Separateness...........................................       70
               SECTION 9.13.      Purchase and Contribution Agreement; Purchase and Sale
                                  Agreement; Custodial Agreement; Global Servicing

                                  Agreement........................................................       73
               SECTION 9.14.      Nature of Business...............................................       73
               SECTION 9.15.      Mergers, Etc.....................................................       73
               SECTION 9.16.      Distributions, Etc...............................................       73
               SECTION 9.17.      Debt.............................................................       73
               SECTION 9.18.      Certificate of Incorporation and By-Laws.........................       73
               SECTION 9.19.      Inspections......................................................       74
               SECTION 9.20.      Take-Out Securitization..........................................       74
               SECTION 9.21.      Rating...........................................................       75
               SECTION 9.22.      Intentionally Omitted............................................       75
               SECTION 9.23.      Changes in Payment Instructions to Obligors......................       75
               SECTION 9.24.      Deposits to Specified Accounts...................................       75
               SECTION 9.25.      Lock-Box Accounts; Lock-Box Banks................................       75

ARTICLE X      GRANT OF SECURITY INTEREST..........................................................       76
               SECTION 10.01.     Seller's Grant of Security Interest; Assignment of Purchase
                                  and Sale Agreement...............................................       76
               SECTION 10.02.     Characterization of Transaction.  ...............................       77
               SECTION 10.03.     Seller Remains Liable............................................       77

ARTICLE XI     ADMINISTRATION AND SERVICING OF RECEIVABLES.........................................       78
               SECTION 11.01.     Designation of Servicer Parties..................................       78
               SECTION 11.02.     Duties of the Servicer Parties...................................       79
               SECTION 11.03.     Collection of Receivable Payments; Modification and
                                  Amendment of Receivables.........................................       81
               SECTION 11.04.     Realization Upon Receivables.....................................       83

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                                       ii
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               SECTION 11.05.     Insurance and Dealer Recourse.............................         84
               SECTION 11.06.     Covenants, Representations and Warranties of Servicer
                                  Parties...................................................         86
               SECTION 11.07.     Servicing and Sub-Servicing Fee; Payment of Certain
                                  Expenses by Servicer and Sub-Servicer.....................         91
               SECTION 11.08.     Servicer's Certificate....................................         92
               SECTION 11.09.     Annual Statement as to Compliance; Notice of Servicer
                                  Termination Event.........................................         92
               SECTION 11.10.     Annual Independent Accountant's Report....................         92
               SECTION 11.11.     Access to Certain Documentation and Information Regarding
                                  Receivables...............................................         93
               SECTION 11.12.     Fidelity Bond.............................................         93
               SECTION 11.13.     Insurance.................................................         93
               SECTION 11.14.     Accounts..................................................         93

ARTICLE XII    THE SERVICER.................................................................         95
               SECTION 12.01.     Liability of Servicer Parties; Indemnities................         95
               SECTION 12.02.     Consolidations, Mergers and Sales of Assets...............         96
               SECTION 12.03.     Limitation on Liability of Servicer Parties and Others....         97
               SECTION 12.04.     Delegation of Duties......................................         97
               SECTION 12.05.     Servicer Parties Not to Resign............................         97

ARTICLE XIII   SERVICER TERMINATION EVENTS..................................................         98
               SECTION 13.01.     Servicer Termination Event................................         98
               SECTION 13.02.     Consequences of a Servicer Termination Event..............         99
               SECTION 13.03.     Appointment of Successor Servicer.........................        102
               SECTION 13.04.     Certain Rights of the Agent...............................        103

ARTICLE XIV    TERMINATION EVENTS...........................................................        104
               SECTION 14.01.     Termination Events........................................        104
               SECTION 14.02.     Effect of Termination Event...............................        105
               SECTION 14.03.     Events of Default.........................................        106

ARTICLE XV     THE AGENT....................................................................        109
               SECTION 15.01.     Authorization and Action..................................        109
               SECTION 15.02.     Exculpation...............................................        109
               SECTION 15.03.     CSFB and Affiliates.......................................        110
               SECTION 15.04.     Bank's Purchase Decision..................................        110
               SECTION 15.05.     Notice by Agent...........................................        110

ARTICLE XVI    INDEMNIFICATION..............................................................        110
               SECTION 16.01.     Indemnities by the Seller.................................        110
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                                       iii

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ARTICLE XVII   MISCELLANEOUS................................................................       113
               SECTION 17.01.     No Waiver; Remedies.......................................       113
               SECTION 17.02.     Amendments................................................       113
               SECTION 17.03.     Notices, Etc..............................................       113
               SECTION 17.04.     Assignability.............................................       113
               SECTION 17.05.     Costs, Expenses and Taxes.................................       114
               SECTION 17.06.     No Proceedings............................................       115
               SECTION 17.07.     Confidentiality...........................................       115
               SECTION 17.08.     Captions and Cross References.............................       115
               SECTION 17.09.     Severability..............................................       116
               SECTION 17.10.     GOVERNING LAW.............................................       116
               SECTION 17.11.     Execution in Counterparts.................................       116
               SECTION 17.12.     WAIVER OF JURY TRIAL......................................       116
               SECTION 17.13.     Survival of Termination...................................       116
               SECTION 17.14.     ENTIRE AGREEMENT..........................................       117
               SECTION 17.15.     Consent to Jurisdiction...................................       117
               SECTION 17.16.     Lienholder Nominee........................................       117


SCHEDULE I     -      Agent's Account
SCHEDULE II    -      Credit and Collection Policy
SCHEDULE III   -      Non-Permitted Assignees


ANNEXES

ANNEX A        -      Form of Assignment and Acceptance Agreement
ANNEX B        -      Form of Control Agreement
ANNEX C        -      Form of Purchase Request
ANNEX D        -      Form of Transfer Certificate
ANNEX E        -      Intentionally Omitted
ANNEX F        -      Intentionally Omitted
ANNEX G        -      Intentionally Omitted
ANNEX H        -      Form of Funds Transfer Letter

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                                       iv

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

      THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 15, 2003, among GSS HOMEPRIDE CORP., a Delaware corporation (the "Seller"), HOMEPRIDE FINANCE CORP., a Michigan corporation ("HomePride"), as servicer (the "Servicer"), THE CIT GROUP/SALES FINANCING, INC., a Delaware corporation (the "Sub-Servicer"), GREENWICH FUNDING CORP, a Delaware corporation ("Conduit"), THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HERETO and their permitted assigns, as banks (the "Banks") and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH ("CSFB"), as agent (in such capacity the "Agent") for the Investors (as hereinafter defined) and the Banks.

      WHEREAS, the parties hereto have previously entered into that certain Receivables Purchase Agreement, dated April 18, 2002 (the "Original Agreement");

      WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement on the terms and conditions set forth herein;

      WHEREAS, the Seller may acquire, from time to time, Receivables from HomePride Funding Corp., a Delaware corporation ("HomePride SPV");

      WHEREAS, the Seller is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests") in the Receivables;

      WHEREAS, Conduit may, in its sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein.

      Accordingly, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Accountant's Report" has the meaning set forth in Section 11.10(a).

      "Acquired Property" means property acquired by either Servicer Party or Seller by foreclosure, repossession, replevin, deed in lieu of foreclosure, or otherwise in respect of a Receivable.

      "Acquired Property Mortgage" means, with respect to any Acquired Property, any mortgage, deed of trust or similar security instrument from the Servicer (or any other holder of title of such Acquired Property as may be permitted under
Section 11.04(b)) to the Agent which (i) encumbers such Acquired Property and
(ii) secures all amounts which were due on the related Contract up to the date of acquisition of such Acquired Property.

      "Additional Commitment Trigger" means that at any time on or after August 2, 2003, there shall not be in full force and effect Additional Committed Bank Facilities with an aggregate amount of commitments at least equal to $75,000,000.

      "Additional Committed Bank Facilities" means committed finance facilities under which banks and other financial institutions are committed to, on a revolving basis, lend to, or purchase receivables or interests in receivables from, the Seller, the Parent or any consolidated Subsidiary of the Parent, which committed finance facilities shall (i) be on terms and conditions satisfactory to the Agent in its reasonable discretion and (ii) exclude the finance facility provided under this Agreement.

      "Advance Rate"means as of any date of determination (a) 78% if the following conditions shall be satisfied as of such date of determination: (i) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool that are secured by New Homes shall be greater than or equal to 80% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool, (ii) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool secured by multi-wide Manufactured Homes shall be greater than or equal to 70% of the Aggregate Outstanding balance of all Eligible Receivables in the Receivables Pool and (iii) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool with respect to which the related Manufactured Home is located in a manufactured housing park shall be less than or equal to 40% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool and (b) 76.75% if the following conditions shall be satisfied as of such date of determination: (i) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool that are secured by New Homes shall be greater than or equal to 75% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool, (ii) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool secured by multi-wide Manufactured Homes shall be greater than or equal to 65% of the Aggregate Outstanding balance of all Eligible Receivables in the Receivables Pool and (iii) the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool with respect to which the related Manufactured Home is located in a manufactured housing park shall be less than or equal to 50% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool; provided, however if all of the conditions set forth in the immediately preceding clauses (a) and (b) shall be satisfied as of such date of determination, then

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the Advance Rate shall be 78% ; provided, further, however, if Advance Rate shall not be 78% or 76.75% pursuant to the foregoing on such date of determination, then the Advance Rate shall be 76% on such date of determination; provided, further, however, that, at all times after the Ratings have been obtained from the Rating Agencies, the Advance Rate shall, form time to time, be adjusted as necessary to maintain the Ratings so obtained form the Rating Agencies.

      "Affected Person" has the meaning set forth in Section 6.01(a).

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

      "Affiliated Dealer" means any Dealer that (i) is a direct or indirect Subsidiary of the Parent and (ii) has originated Receivables that are included in the Receivables Pool.

      "Agent" has the meaning set forth in the Preamble.

      "Agent's Account" means the account of the Agent set forth on Schedule I hereto or such other account as the Agent shall designate in writing to the Seller, the Servicer and the Custodian.

      "Aggregate Outstanding Balance" means, with respect to any group of Receivables as of any date, the sum of the Outstanding Balances of all such Receivables as of the opening of business on such date.

      "Aggregate Required Reserve Account Amount" means, with respect to any date of determination, (a) the sum of the Required Reserve Account Amounts for all Purchases made on or prior to such date minus (b) the sum of the Required Reserve Account Amounts for all Receivables which are or have been the subject of a Take-Out on or prior to such date.

      "Allowed Land Value" means, with respect to any Receivable that arises in connection with a Land and Home Contract or a Mortgage Loan, an amount equal to
(a) 95% multiplied by (b) the Appraised Value of the land on which the related Manufactured Home is situated (or, if the land on which the related Manufactured Home is situated consists of more than five acres, an amount equal to (x) the Appraised Value of the entire tract of land on which the related Manufactured Home is situated multiplied by (y) a fraction, the numerator of which is five, and the denominator of which is the total amount of acres of such entire tract of land); provided, that, in any case, all such land must be owned by the related Obligor free and clear of any liens other than those arising under the Mortgage securing the related Land and Home Contract or Mortgage Loan or any other adverse claims.

      "Alternate Base Rate" means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

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            (a) the rate of interest announced publicly by CSFB in New York, New
      York, from time to time as CSFB's base commercial lending rate;

            (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by CSFB on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by CSFB from three New York, New York certificate of deposit dealers of recognized standing selected by CSFB, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

            (c) the Federal Funds Rate.

      "Amount Financed" means, with respect to a Receivable, the aggregate amount initially extended under the related Contract toward the purchase price of the related Manufactured Home and/or Mortgaged Property and related costs.

      "Applicable Spread" shall have the meaning ascribed thereto in the Fee Letter.

      "Appraised Value" means the market value of any Manufactured Home and/or Mortgaged Property as set forth in the appraisal made for the originator of the related Contract by a licensed independent professional appraiser at the time of the origination of the related Contract.

      "Approved Short-Term Investments" means any one or more of the following:

            (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (in each case, having original maturities of not more than 360 days), provided such obligations are backed by the full faith and credit of the United States;

            (ii) certificates of deposit, eurodollar or other time deposits, demand deposits, bankers acceptances and overnight bank deposits (in each case, having original maturities of not more than 360 days) of any bank or trust company incorporated under the laws of the United States or any State thereof or the District of Columbia, having capital and surplus in excess of $500 million and a short-term debt rating of no less than P-1 by Moody's and A-1 by S&P and, if rated by Fitch, F-1 by Fitch;

            (iii) repurchase obligations with a term of not more than seven days for underlying obligations of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

            (iv) commercial paper having the highest short-term rating obtainable from Moody's and one of the two highest ratings from S&P (and, if rated by Fitch, one of the two highest ratings from Fitch) with maturities of not more than 6 months; and

            (v) obligations issued by any fund rated at least AAAm by S&P or the equivalent by Moody's that has total assets in excess of $500,000,000 and that invests at least 85% of its assets in investments of the types described in clauses (i) through (iv) above.

      "Asset Purchase Agreement" means (a) in the case of any Bank other than CSFB, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of CSFB, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by CSFB for the benefit of Conduit, to the extent relating to the sale or transfer of interests in Receivable Interests.

      "Assignee Rate" for any Fixed Period for any Receivable Interest funded by a Bank or an Investor that is not funding such Receivable Interest through the issuance of commercial paper or other promissory notes, means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus the Applicable Spread; provided, however, that in case of:

      (i) any Fixed Period on or prior to the first day of which a Bank or Investor shall have notified the Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank or Investor to fund such Receivable Interest at the Assignee Rate set forth above or (B) it is unable to obtain U.S. Dollars in the London interbank market to fund or maintain any Receivable Interest (and such Bank or Investor shall not have subsequently notified the Agent that such circumstances no longer exist), or

      (ii) any Fixed Period for a Receivable Interest, the Capital Investment of which allocated to such Investor or Bank is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate."

      "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an assignee of such Bank and the Agent, pursuant to which such assignee may become a party to this Agreement, in substantially the form of Annex A hereto.

      "Available Funds Cap" means, with respect to any Distribution Date, an amount equal to:

                                 AFCR x CI x ED
                                       360

            where:

              AFCR    =   the Available Funds Cap Rate with respect to such
                          Distribution Date

              CI      =   the average daily balance of the Capital Investment
                          during the Fixed Period ending on such Distribution
                          Date

              ED          = the actual number of days
                          elapsed during the Fixed
                          Period ending on such
                          Distribution Date.

      "Available Funds Cap Carryforward Amount" has the meaning set forth in
Section 5.02 hereof.

      "Available Funds Cap Rate" means, with respect to any Distribution Date, a rate equal to the greater of (X) zero and (Y)(i) the Weighted Average Coupon Rate of all Eligible Receivables in the Receivables Pool as of such Distribution Date minus (ii) the sum of (a) the Servicing Fee Rate, (b) the Sub-Servicing Fee Rate, (c) the Custodial Fee Rate with respect to such Distribution Date and (d) 2.50%.

      "Bank Account" means any of the Collection Account, the Excess Collections Account or the Reserve Account.

      "Bank Commitment" of any Bank means, (a) with respect to CSFB, $75,000,000; or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Bank and its assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any termination of the Purchase Limit pursuant to the terms of this Agreement shall terminate the Bank Commitment of each Bank.

      "Banks" has the meaning set forth in the Preamble.

      "Bi-Weekly Contract" means any Contract pursuant to which the scheduled level payment of interest and principal is due every 14 days.

      "Business Day" shall mean any day on which (a) commercial banks in New York City are not authorized or required to be closed, and (b) in the case of a Business Day which relates to calculation of a Eurodollar Rate, dealings are carried on in the London interbank Eurodollar market.

      "Buy-For Contract" means a Contract under which the related Obligor is not a resident of the related Manufactured Home and such Manufactured Home was purchased primarily for use by some party other than the Obligor.

      "California Park Receivable" means a Receivable (i) which is related to Manufactured Home located in a manufactured housing park in California, (ii) which is secured by the related Manufactured Home but not the land on which it is situated and (iii) with respect to which, the Servicer has received an appraisal of the value of the related Manufactured Home from a licensed independent professional appraiser.

      "California Weighted Average FICO Score" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Balances of the Eligible Receivables owed by the applicable Obligors as of such date of determination) of the FICO Scores of the Obligors related to all Eligible Receivables originated in California as of such date of determination.

      "Capital Deficiency" means, with respect to any time of determination, the amount, if any, by which aggregate Capital Investment at such time plus all accrued and unpaid Yield and Fees at such time shall exceed the product of (x) the then Advance Rate and (y) the Net Receivables Pool Balance at such time.

      "Capital Investment" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by an Investor or a Bank pursuant to this Agreement or such amount divided or combined in accordance with Section 2.03, in each case reduced from time to time by Collections distributed on account of such Capital Investment pursuant to
Section 5.02 ; provided that if such Capital Investment shall have been reduced by any payment and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital Investment shall be increased by the amount of such rescinded or returned payment, as though it had not been made.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "Change of Control" means (i) (a) the Parent shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of HomePride; (b) HomePride shall cease to own 100% of the Capital Stock of HomePride SPV; or (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), shall become, or obtain rights (whether by means of warrants, options or otherwise, to become, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Capital Stock of the Parent,
(ii) a "Change of Control" as defined in the 1999 Indenture shall have occurred or (iii) a "Change of Control"as defined in the 2002 Indenture shall have occurred.

      "CHBC" means Champion Home Builders Co.

      "CIT" means CIT Group Inc., a Delaware corporation, or any successor thereto.

      "CIT Group/Sales" means The CIT Group/Sales Financing, Inc., a Delaware corporation, or any successor thereto.

      "CIT Group/Sales Termination Date" has the meaning set forth in Section 11.01(c).

      "CIT Guaranty" means the Guaranty, dated as of the Original Closing Date, executed by CIT in favor of the Agent in respect of the obligations of CIT Group/Sales, in its capacity as Sub-Servicer under this Agreement, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Account" has the meaning set forth in Section 11.03.

      "Collection Account Bank"has the meaning set forth in Section 11.03.

      "Collection Period" means, with respect to a Distribution Date, the calendar month immediately preceding such Distribution Date (or portion thereof following the Original Closing Date or the most recent Take-Out Date).

      "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable received in respect of such Receivable after the related Cut-Off Date (but excluding any fees occasioned by the making of expedited payments by the related Obligor by means of telephonic communication) and all amounts paid under or in connection with any Interest Rate Hedge purchased in accordance with the provisions of this Agreement.

      "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Parent within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent and which is treated as a single employer under Section 414 of the Code.

      "Computer Tape" means, with respect to Pool Receivables, a computer tape or other electronic medium in a format reasonably acceptable to the Agent containing data specifications approved by the Agent on or prior to the date of the initial Purchase hereunder.

      "Conduit" has the meaning set forth in the Preamble.

      "Consolidated EBIT" shall mean for any date of determination hereunder, an amount equal to (A) the sum of Consolidated Net Income (Loss) as calculated for the most recently concluded fiscal quarter plus, (B) to the extent deducted in determining Consolidated Net Income (Loss) for such period, (i) provisions for taxes based on income and state single business taxes and (ii) Consolidated Interest Expense.

      "Consolidated Interest Expense" means, for any date of determination hereunder, total interest expense (including without limitation, interest expense attributable to capital leases in accordance with GAAP) of the Parent and its Subsidiaries on a consolidated basis as calculated for the most recently concluded fiscal quarter.

      "Consolidated Net Income (Loss)" means, for any fiscal period of the Parent and its consolidated Subsidiaries, the net income (or loss) of the Parent and such Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided, however, that there shall be excluded therefrom the income (or loss) of any Person accrued prior to the date such Person becomes such a consolidated Subsidiary of the Parent or is merged into or consolidated with the Parent or such a consolidated Subsidiary of the Parent, or such Person's assets are acquired by the Parent or one of such consolidated Subsidiaries.

      "Contract" means a Manufactured Housing Contract, a Land and Home Contract or a Mortgage Loan.

      "Control Agreement" means a control agreement, in the form of Annex B hereto, among the Collection Account Bank, the Agent, the Servicer and the Seller, dated as of the Original Closing Date, with respect to each of the Bank Accounts, as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

      "Coupon Rate" means, with respect to any Receivable, the per annum rate of interest for such Receivable set forth in the related Contract.

      "Credit and Collection Policy" means (i) those manufactured housing loan credit policies and practices of the Servicer and (ii) those manufactured housing loan servicing policies and practices of the Sub-Servicer, as such manufactured loan servicing policies and practices shall have been adopted by the Servicer, all as in effect on the date of this Agreement as set forth in
Schedule II attached hereto, as modified from time to time in compliance with this Agreement.

      "CSFB" has the meaning set forth in the Preamble.

      "Custodial Agreement" means the Custodial Agreement, dated as of the Original Closing Date, among the Custodian, the Agent, the Seller, the Servicer and the Sub-Servicer, including all amendments, modifications and supplements thereto.

      "Custodial Fee Rate" means, with respect to any Distribution Date, a rate equal to the Custodial Fees payable with respect to the immediately preceding Collection Period expressed as a percentage of the aggregate Receivables in the Receivables Pool as of such Distribution Date.

      "Custodial Fees" means the fees and expenses owed to the Custodian under the Custodial Agreement.

      "Custodian" means JPMorgan Chase Bank, as custodian under the Custodial Agreement and any successor appointed pursuant to the terms thereof.

      "Cut-Off Date" means, with respect to any Pool Receivable, the date specified as such in the Purchase Request for such Receivables and as approved by the Agent.

      "Dealer" means a dealer who sold a Manufactured Home to an Obligor and who originated and assigned the Contract relating to such Manufactured Home to HomePride under a Dealer Agreement, and any successor to such Dealer.

      "Dealer Agreement" means any agreement between HomePride and a Dealer with respect to the origination and assignment of Contracts, substantially in the form previously delivered to and approved by the Agent, and as such may be amended, modified and supplemented from time to time with the consent of the Agent (in the case of amendments, modifications and supplements other than those of an inconsequential nature), such consent not to be unreasonably withheld.

      "Dealer Recourse" means, with respect to a Contract, all of HomePride's rights arising under the related Dealer Agreement or otherwise against the Dealer which originated such Contract.

      "Debt" means, without duplication, (a) indebtedness for borrowed money, whether evidenced by bonds, debentures, notes or other similar instruments, (b) obligations to pay the deferred purchase price of property or services, (c) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (c) above and (e) Restricted Contingent Liabilities.

      "Deemed Advance Percentage" means as of any date of determination, an advance percentage determined by the Agent to be consistent with the criteria necessary for the facility contemplated by this Agreement to receive a rating of the highest category from one or more nationally recognized statistical rating agencies; it being understood that such determination shall be made by the Agent without actually obtaining such a rating from any such statistical rating agencies.

      "Deemed Capital Investment Amount" means as of any date of determination, the product of (i) the Net Receivables Pool Balance and (ii) the Deemed Advance Percentage as of such date.

      "Deemed Credit Enhancement Amount" means as of any date of determination, an amount equal to the excess, if any, of (i) the Capital Investment as of such date of determination over (ii) the Deemed Capital Investment Amount as of such date of determination.

      "Defaulted Receivable" means a Receivable with respect to which:

            (a) the related Manufactured Home or Mortgaged Property has been repossessed or foreclosed upon;

            (b) all or any portion greater than $65 of any Scheduled Payment is 90 days or more past due;

            (c) such Receivable has been partially or wholly charged-off for any reason because the Servicer or Sub-Servicer has made a good faith determination that payments under the related Contract are not likely to be resumed;

            (d) the related Obligor is involved in an Event of Bankruptcy; or

            (e) consistent with the Credit and Collection Policy, such Receivable has been or should be written off as uncollectible.

      "Deferred Payment Receivable" means a Receivable with respect to which the related Contract provides that the first Scheduled Payment thereon is due on a date later than 60 days from the date of the origination of such Contract.

      "Delinquency/Repossession Ratio" means, as of any date of determination, with respect to any group of Receivables, the ratio (expressed as a percentage) computed by dividing:

            (a) the sum, without duplication, of (i) the Aggregate Outstanding Balance of such Receivables which were Tier 2 Delinquent Receivables as of the last day of the immediately preceding Collection Period and (ii) the Aggregate Outstanding Balance of such Receivables which became Repossessed Receivables during the immediately preceding Collection Period;


      by

            (b) the Aggregate Outstanding Balance of all such Receivables as of the last day of the immediately preceding Collection Period.

      "Delinquent Receivable" means a Receivable as to which any Scheduled Payment, or part thereof greater than $65.00, remains unpaid for 30 days or more from the original due date for such Scheduled Payment.

      "Determination Date" means, with respect to each Distribution Date, that day which shall be two (2) Business Days prior to such Distribution Date.

      "Distribution Date" means, the 13th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Eligible Account" means (a) a segregated, non-interest bearing trust or custodial account or (b) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's.

      "Eligible Assignee" means CSFB, any of its Affiliates, any Person managed by CSFB or any of its Affiliates or any other financial or other institution acceptable to the Agent other than the financial or other institutions set forth on Schedule III hereto as amended from time to time with the written consent of the Agent.

      "Eligible Counterparty" means (A) CSFB or any of its Affiliates, (B) any other nationally recognized financial institution that is in the business of entering into interest rate hedging arrangements (i) the long-term senior unsecured debt obligations of which are rated "AA" or better by Standard & Poor's and "Aa2" or better by Moody's and (ii) which is otherwise acceptable to the Agent or (C) any other financial institution that has been approved in writing by the Agent.

      "Eligible Receivable" means, at any time, a Receivable:

            (a) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

            (b) is not a Defaulted Receivable or Delinquent Receivable;

            (c) which, according to the Contract related thereto, is required to be paid in full within 360 months of the original billing date therefor;

            (d) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

            (e) which is, and for which the related Contract and Mortgage Note, if any, is, an "account," "instrument," "chattel paper," "general intangible" or "payment intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

            (f) which is denominated and payable only in Dollars in the United States;

            (g) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any litigation or any right of rescission, dispute, offset, counterclaim or other defense of such Obligor;

            (h) (i) which, together with the related Contract, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, lender licensing, fair debt collection practices and privacy) and with respect to which no part of such Contract and none of the Seller, HomePride, Servicer, Sub-Servicer or the related Obligor or Dealer is in violation of any such law, rule or regulation in any material respect and (ii) which, together with the related Contract, does not contravene in any respect the Georgia Fair Lending Act, as in effect from time to time, and with respect to which no part of such Contract and none of the Seller, HomePride, Servicer, Sub-Servicer or the related Obligor or Dealer is in violation of such law in any respect;

            (i) which arises under a Contract which (i) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller, HomePride, HomePride SPV or the Dealer thereunder, (ii) does not contain a confidentiality provision that purports to restrict the ability of the Investors, Banks or the Agent to exercise their rights under this Agreement, including, without limitation, their right to review the related Contract, and (iii) does not require notice to the Obligor thereunder of any transfer, sale or assignment of the rights and duties of the Seller, HomePride, HomePride SPV or the Dealer thereunder;

            (j) which (i) satisfies in all respects, other than in an inconsequential respect, all applicable requirements of the Credit and Collection Policy and (ii) was originated or acquired by HomePride in the ordinary course of its business and in accordance with HomePride's customary acquisition or underwriting and originating policies and procedures;

            (k) for which the related Manufactured Home is a "single family residence" within the meaning of Section 25(e)(10) of the Code;

            (l) which provides for level monthly, semi-monthly or bi-weekly payments to the stated maturity thereof, and permits either partial or full prepayment without penalty; and with respect to which the interest thereon is calculated in accordance with one of the methods commonly referred to as the "Simple Interest Method", "Actuarial Method" or the "Rule of 78's Method" (with payments received applied first to interest accrued);

            (m) which, if the related Contract was not originated by HomePride, was originated by a Dealer and such Dealer is subject to a Dealer Agreement which is in full force and effect;

            (n) which arises under a Contract which shall represent a first priority perfected security interest in the related Manufactured Home and/or Mortgaged Property;

            (o) which is serviced by the Servicer or the Sub-Servicer, and with respect to which the related Contract has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) other than in a manner that was, in the reasonable judgment of the Servicer, Sub-Servicer or any prior servicer or holder of the related Contract, necessary to maximize the amount to be received thereunder;

            (p) with respect to which at all times since the origination of the related Contract the related Manufactured Home and Mortgaged Property, if any, is covered by appropriate physical damage insurance or property insurance (including for each Manufactured Home located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the guidelines of the Flood Insurance Administration as of the date of origination), in each case in an amount at least equal to the lesser of the maximum insurable value of the Manufactured Home and the Amount Financed and otherwise satisfying the provisions of Section 11.05;

            (q) which the Seller acquired in good faith, for value and without notice of any Lien and with respect to which the Seller has good and marketable title, free and clear of all Liens;

            (r) which shall not have been originated in a jurisdiction under which the assignment or sale of such Receivable would be invalid or unlawful;

            (s) with respect to which all information in the Computer Tape and otherwise provided by HomePride, either Servicer Party or the Seller to the Agent hereunder shall be true and correct as of the date of the Purchase of a Receivable Interest therein;

            (t) with respect to which no adverse selection process was used for selecting such Receivable for sale by HomePride to HomePride SPV or by HomePride SPV to the Seller and which has not been selected for inclusion in Receivables Pool under this Agreement in a manner that is adverse to the interests of the Investors or the Banks;

            (u) with respect to which the Servicer or Sub-Servicer has performed all acts required to preserve the rights of the Agent, the Investors and the Banks in any Insurance Policies in respect of such Receivable;

            (v) with respect to which no error, omission, misrepresentation, negligence or fraud in any respect, other than in an inconsequential respect, occurred in connection with the origination of such Receivable and the related Contract;

            (w) with respect to which the related Manufactured Home and Mortgaged Property is free of damage and in good repair;

            (x) with respect to which there has been no fraud, dishonesty, material misrepresentation or negligence on the part of HomePride in connection with the origination or acquisition of such Receivable;

            (y) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, with respect to which the related Mortgage constitutes a valid first priority lien upon and security title to the related Mortgaged Property described therein;

            (z) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, with respect to which no part of the Mortgaged Property purporting to secure the related Contract has been, or shall have been, released from the lien or security title of the Mortgage securing the related Contract;

            (aa) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, if the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to act as such, is properly designated, serving and named in such Mortgage;

            (bb) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, with respect to which the related Mortgaged Property is located in the United States;

            (cc) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, with respect to which there is no delinquent tax or assessment lien on the related Mortgaged Property;

            (dd) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, with respect to which no improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation in any material respect; and all material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and such Mortgaged Property is lawfully occupied under the applicable law;

            (ee) if such Receivable arises under a Land and Home Contract or a Mortgage Loan, no hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of

      1976, or other federal, state or local environmental legislation exist on, or affect, the related Mortgaged Property;

            (ff) if such Receivable arises under a Mortgage Loan secured by real estate, such Mortgage Loan is evidenced by one original promissory note which is secured by a valid and perfected first lien on the related Mortgaged Property;

            (gg) which arises under a Contract which contains customary and enforceable provisions adequate for realization of the benefits of the Related Security for such Contract;

            (hh) which arises under a Contract which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from HomePride to HomePride SPV, and from HomePride SPV to the Seller, of all of HomePride's and HomePride SPV's, respectively, right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto);

            (ii) which arises under a Contract with respect to which each of HomePride, HomePride SPV and Seller has performed all obligations required to be performed by it thereunder;

            (jj) which, together with the related Contract and all agreements with respect thereto, was (i) prior to the sale thereof to HomePride SPV pursuant to the Purchase and Contribution Agreement, owned by HomePride free and clear of any lien or other right that may impair the interest of the Investors or the Banks or the Servicer's rights under this Agreement and (ii) prior to the sale thereof to the Seller pursuant to the Purchase and Sale Agreement, owned by HomePride SPV free and clear of any lien or other right that may impair the interest of the Investors or the Banks or the Servicer's rights under this Agreement;

            (kk) in which HomePride SPV, after the transfer from HomePride pursuant to the Purchase and Contribution Agreement (in the event the intent of the parties thereto that such transfer constitutes a true sale is disregarded), shall have acquired a valid and perfected first priority security interest, along with the related Collections, following the respective purchase date with respect thereto, free and clear of any lien or other right that may impair the interest of the Seller, the Investors, the Banks or the Servicer under this Agreement;

            (ll) in which the Seller, after transfer from HomePride SPV pursuant to the Purchase and Sale Agreement (in the event the intent of the parties thereto that such transfer constitutes a true sale is disregarded), shall have acquired a valid and perfected first priority security interest, along with the related Collections, following the respective purchase date with respect thereto, free and clear of any lien or any other right that may impair the interest of the Seller, Investors, Banks or Servicer under this Agreement;

            (mm) as to which no effective financing statement or other instrument similar in effect covering such Receivable, the related Contract, any interest therein, or Collections with respect thereto is on file in any recording office except such as may be filed in favor of HomePride under any Dealer Agreement, HomePride SPV under the Purchase and Contribution Agreement, the Seller under the Purchase and Sale Agreement or the Agent under this Agreement;

            (nn) which arises under a Contract with respect to which all costs, fees, intangible, documentary and recording taxes and expenses incurred in making, closing and recording such Contract have been paid;

            (oo) if such Receivable arises under a Manufactured Housing Contract, the related Manufactured Home is personal property, was personal property at the time of the execution and delivery of such Contract by the parties thereto, and is not and was not, at such time, considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located;

            (pp) the Obligor of which, if a natural person, is living, is not a minor under the laws of his/her state of residence, is competent to enter into a contract and incur debt;

            (qq) with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the origination of such Receivable, the execution and delivery of the related Contract, and the sale, assignment and transfer of the related Contract to HomePride SPV and the Seller, and the servicing of the related Contract by the Servicer and Sub-Servicer have been duly obtained or given and are in full force and effect;

            (rr) which arises under a Contract which has a fixed annual percentage rate and provides for level monthly, bi-weekly or semi-monthly payments of principal and interest and which fully amortize such Contract over its term;

            (ss) which has a Loan-to-Value Ratio not exceeding 100%;

            (tt) with respect to which, (i) if the related Manufactured Home is located in a state in which notation of a security interest on the Title related to such Manufactured Home is required or permitted to perfect (a) security interest in such Manufactured Home, such Title shows HomePride, or if a new or replacement Title with respect to such Manufactured Home is being applied for, such Title will be issued within 180 days and will show, HomePride, as the holder of a first priority security interest in such Manufactured Home; (ii) if the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show HomePride as secured party; (iii) if the related Manufactured Home secures a Land and Home Contract, the related land securing such Land and Home Contract is subject to a Mortgage properly filed in the appropriate public recording office which itself, or with an assignment of mortgage properly filed in such office, names HomePride as mortgagee; provided, further that in each such case, the Seller has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home;

            (uu) such Receivable is not a Deferred Payment Receivable;

            (vv) which is of a type which the Agent has not provided notice to the Seller that such type of Receivable is not permitted to be included in a pool of manufactured housing loans which secures or is represented by interests in rated securities by any of the Rating Agencies;

            (ww) the Obligor of which has been directed to make payments to the Specified Account (or to a Lock-Box Account as and when required under this Agreement);

            (xx) the Outstanding Balance of such Receivable at the time of Purchase of a Receivable Interest therein does not exceed $200,000;

            (yy) such Receivable was originated by HomePride or a Person (including, without limitation, an Affiliate of HomePride, but excluding the Parent) which sold such Receivable to HomePride and said Receivable which was purchased by HomePride was, prior to the time of its purchase, re-underwritten in accordance with the standards and criteria set forth in the Credit and Collection Policy;

            (zz) which is evidenced by one original executed Contract;

            (aaa) the originally executed Contract related to such Receivable and related Receivable File is in the possession of the Custodian;

            (bbb) with respect to which the documents contained in the related Receivable File are not defective in any material respect;

            (ccc) if such Receivable arises under a Land and Home Contract or is a Mortgage Loan, such Land and Home Contract or the related Mortgage Note, as applicable, is endorsed to HomePride in blank;

            (ddd) if such Receivable arises under a Land and Home Contract or is a Mortgage Loan, the original related Land and Home Contract or Mortgage Note, as applicable, is in the possession of the Custodian;

            (eee) if such Receivable arises under a Land and Home Contract or is a Mortgage Loan, with respect to which the related Mortgage has been properly recorded as required by law;

            (fff) with respect to which, if such Receivable arises under a Manufactured Housing Contract, the related original Title is in the possession of the Custodian; provided, that, if the related Manufactured Home is located in a jurisdiction the laws of which require that the related original Title must be delivered to the related Obligor, then the appropriate document issued by the titling authority in such jurisdiction evidencing the notation of HomePride's perfected, first priority security interest in such Manufactured Home is in the possession of the Custodian;

            (ggg) the related Contract, and the loan created thereunder, does not constitute a Section 32 Loan;

            (hhh) with respect to which, the representations and warranties of the Dealer involved in the origination of such Receivable were true and correct as of the date that the Receivable was acquired from such Dealer;

            (iii) which, if originated by a Dealer, was originated by such Dealer in the regular course of its business;


            (jjj) the inclusion at any time (whether on the date a Receivable Interest in such Receivable is first Purchased or at any time thereafter) of such Receivable in the Receivables Pool as an Eligible Receivable shall not cause the Weighted Average Loan-to-Value to be greater than 90%;

            (kkk) the inclusion at any time (whether on the date a Receivable Interest in such Receivable is first Purchased or at any time thereafter) of such Receivable in the Receivables Pool as an Eligible Receivable shall not cause the Weighted Average FICO Score to be less than 670;

                         (lll) the inclusion at any time (whether on the date a
                  Receivable Interest in such Receivable is first Purchased or at any time thereafter) of such Receivable in the Receivables Pool as an Eligible Receivable shall not cause the Weighted Average Manufactured Housing Contract Remaining Term to be greater than 300 months;

                         (mmm) the inclusion (whether on the date a Receivable
                  Interest in such Receivable is first Purchased or at any time thereafter) of such Receivable in the Receivables Pool as an Eligible Receivable shall not cause the California Weighted Average FICO Score to be less than 700 at any time that the amount by which the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool originated in the State of California exceeds 20% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (nnn) until such time as HomePride, HomePride SPV and
                  the Seller shall have obtained duly issued licenses, permits and/or approvals which authorize them to originate and hold Contracts under the applicable statutes, rules, regulations, case law and administrative decisions of the State of Maryland and its courts and administrative bodies, (i) the Obligor under the Contract related to such Receivable shall not be a resident of the State of Maryland, (ii) the related Manufactured Home shall not be located in the State of Maryland and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by the State of Maryland or any subdivision, agency, bureau or court thereof;

                         (ooo) until such time as HomePride, HomePride SPV and
                  the Seller shall have obtained duly issued licenses, permits and/or approvals which authorize them to originate and hold Contracts under the applicable statutes, rules, regulations, case law and administrative decisions of the State of Louisiana and its courts and administrative bodies, (i) the Obligor under the Contract related to such Receivable shall not be a resident of the State of Louisiana, (ii) the related Manufactured Home shall not be located in the State of Louisiana and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by the State of Louisiana or any subdivision, agency, bureau or court thereof; and

                         (ppp) until such time as HomePride, HomePride SPV and
                  the Seller shall have obtained duly issued licenses, permits and/or approvals which authorize them to originate and hold Contracts under the applicable statutes, rules, regulations, case law and administrative decisions of the Commonwealth of Pennsylvania and its courts and administrative bodies, (i) the Obligor under the Contract related to such Receivable shall not be a resident of the Commonwealth of Pennsylvania, (ii) the related Manufactured Home shall not be located in the Commonwealth of Pennsylvania and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by the Commonwealth of Pennsylvania or any subdivision, agency, bureau or court thereof;

                         (qqq) , other than a California Park Receivable, with
                  respect to which (a) the related Amount Financed (excluding any set up expenses, fees, taxes, insurance, closing costs, discount points, warranty coverage, retailer installed options, park amenities, cost to the related Obligor to acquire or refinance the land on which the related Manufactured Home is or will be located, and site preparation costs otherwise includable in such Amount Financed), when added to the aggregate Amount Financed for all other Eligible Receivables (excluding any set up expenses, fees, taxes, insurance, closing costs, discount points, warranty coverage, retailer installed options, park amenities, cost to the related Obligor to acquire or refinance the land on which the related Manufactured Home is or will be located, and site preparation costs otherwise includable in any such Amount Financed), does not exceed 130% of (b) the sum of (x) the dealer invoice price for the Manufactured Home related to such Receivable plus (y) the aggregate dealer invoice price for the Manufactured Homes related to all other Eligible Receivables;

                         (rrr) which arises under a Contract which is not a
                  Buy-For Contract, other than a Parent/Child Buy-For Contract;

                         (sss) with respect to which the set up fees related to
                  the applicable Manufactured Home and included in the related Amount Financed did not exceed $2,500 per section of such Manufactured Home or $7,500 in the aggregate;

                         (ttt) with respect to which the retailer installed
                  options related to the applicable Manufactured Home and included in the related Amount Financed did not exceed 30% of the dealer invoice for such Manufactured Home;

                         (uuu) with respect to which the insurance premiums
                  related to the applicable Manufactured Home and included in the related Amount Financed did not exceed 20% of such Amount Financed;

                         (vvv) with respect to which the warranty coverage cost
                  related to the applicable Manufactured Home and included in the related Amount Financed did not exceed $1,500; and

                         (www) with respect to which any funds to be disbursed
                  to the related Obligor pursuant to the related Contract have been fully disbursed; and

                         (xxx) until such time as the Agent has received a "no
                  objection" letter, in form and substance satisfactory to the Agent, from the appropriate regulatory body in the State of Louisiana which explicitly states that both the Conduit and CSFB are exempt from any requirement in such State to obtain any licenses, permits and/or approvals or to submit any notifications or registrations in connection with the transactions contemplated by the Transaction Documents, (i) the Obligor under the Contract related to such Receivable shall not be a resident of such State, (ii) the related Manufactured Home shall not be located in such State and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by such State or any subdivision, agency, bureau or court thereof; and

                         (yyy) until such time as the Agent has received a "no
                  objection" letter, in form and substance satisfactory to the Agent, from the appropriate regulatory body in the State of Maryland which explicitly states that both the Conduit and CSFB are exempt from any requirement in such State to obtain any licenses, permits and/or approvals or to submit any notifications or registrations in connection with the transactions contemplated by the Transaction Documents, (i) the Obligor under the Contract related to such Receivable shall not be a resident of such State, (ii) the related Manufactured Home shall not be located in such State and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by such State or any subdivision, agency, bureau or court thereof; and

                         (zzz) until such time as the Agent has received a "no
                  objection" letter, in form and substance satisfactory to the Agent, from the appropriate regulatory body in the State of New York which explicitly states that each of the Seller, the Conduit and CSFB are exempt from any requirement in such State to obtain any licenses, permits and/or approvals or to submit any notifications or registrations in connection with the transactions contemplated by the Transaction Documents, (i) the Obligor under the Contract related to such Receivable shall not be a resident of such State, (ii) the related Manufactured Home shall not be located in such State and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by such State or any subdivision, agency, bureau or court thereof;

                         (aaaa) until such time as the Agent has received a "no
                  objection" letter, in form and substance satisfactory to the Agent, from the appropriate regulatory body in the Commonwealth of Pennsylvania which explicitly states that both the Conduit and CSFB are exempt from any requirement in such Commonwealth to obtain any licenses, permits and/or approvals or to submit any notifications or registrations in connection with the transactions contemplated by the Transaction Documents, (i) the Obligor under the Contract related to such Receivable shall not be a resident of such Commonwealth, (ii) the related Manufactured Home shall not be located in such Commonwealth and (iii) the Title for such Manufactured Home shall not be, and shall not be required to be, issued by such Commonwealth or any subdivision, agency, bureau or court thereof;

                         (bbbb) which relates to a Contract of a type, and was
                  originated by a Dealer or HomePride in a State, that, in each case, was addressed in an Opinion of Counsel delivered in accordance with Section 7.01(l) or Section 7.02(j) hereof and such Opinion of Counsel did not disclose any federal, state or local licensing, registration, notification or similar requirements with respect to such Receivable which are applicable to (i) HomePride, HomePride SPV or the Seller, other than that those that have been satisfied by HomePride, HomePride SPV or the Seller, as applicable, or (ii) the Agent, the Investor or any Bank;

                         (cccc) ,other than a California Park Receivable, with
                  respect to which (a) the related Amount Financed (excluding any cost to the related Obligor to acquire or refinance the land on which the related Manufactured Home is or will be located which would otherwise be includable in such Amount Financed) does not exceed 210% of (b) the dealer invoice price for the Manufactured Home related to such Receivable;

                         (dddd) , if such Receivable is a California Park
                  Receivable, with respect to which (a) the related Amount Financed does not exceed 130% of the Appraised Value of the related Manufactured Home and (b) the related manufactured housing park has been approved by the Servicer in accordance with its Credit and Collection Policy;

                         (eeee) arising in connection with a Land and Home
                  Contract or a Mortgage Loan only if the related Amount Financed attributable to the land on which the related Manufactured Home is situated does not exceed the related Allowed Land Value;

                         (ffff) with respect to which, the related promissory
                  note or other instrument, if any, has no marks or notations indicating that such note or other instrument is currently pledged or assigned to any Person other than the Agent, the Conduit or the Banks;

                         (gggg) which is not subject to the Georgia Fair Lending
                  Act, as in effect from time to time, or was originated prior to October 1, 2002 or after March 7, 2003, if the Manufactured Home or Mortgaged Property related to such Receivable is located in the State of Georgia; and

                         (hhhh) which is not related to a Contract which is a
                  Land and Home Contract or a Mortgage Loan if the Manufactured Home or Mortgaged Property related to such Receivable is located in the State of New York.

                  "Eligible Servicer" means HomePride or a Person, acceptable to the Agent, which at the time it succeeds the then existing Servicer as Servicer,
(a) is servicing a portfolio of manufactured housing loans, (b) is legally qualified and has the capacity to service the Receivables in the Receivables Pool, (c) has demonstrated the ability, professionally and competently, to service a portfolio of manufactured housing loans similar to the Receivables in the Receivables Pool with reasonable skill and care, and (d) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer and Sub-Servicer use in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                  "Eligible Sub-Servicer" means CIT Group Sales or a Person, acceptable to the Agent, which at the time it succeeds the then existing Sub-Servicer as Sub-Servicer, (a) is servicing a portfolio of manufactured housing loans, (b) is legally qualified and has the capacity to service the Receivables in the Receivables Pool, (c) has demonstrated the ability, professionally and competently, to service a portfolio of manufactured housing loans similar to the Receivables in the Receivables Pool with reasonable skill and care, and (d) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Sub-Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to the Parent or any of its Subsidiaries, any trade or business (whether or not incorporated) that is a member of a group of which the Parent or any of its Subsidiaries is a member and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means for any Person, (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by such Person or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by such Person or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from such Person or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of 30 days which appears at Telerate Page 3750 as of 11:00 A.M. (London time) (i) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, two (2) Business Days before the first day of such Fixed Period or (ii) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, on the first day of such Fixed Period; provided that if the rate described above does not appear on Telerate Page 3750 on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in Dollars for a period of 30 days on the Reuters Screen LIBO Page, as of 11:00 A.M. (London time) (i) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, two (2) Business Days before the first day of such Fixed Period or (ii) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, on the first day of such Fixed Period. If the Agent is unable to determine the Eurodollar Rate for any Fixed Period by reference to either the Telerate Page 3750 or the Reuters Screen LIBO Page, then the Eurodollar Rate for that Fixed Period will be the rate per annum of the offered rate for deposits in U.S. Dollars for a period of 30 days which is offered by CSFB in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Fixed Period. Each determination by the Agent pursuant to this definition shall be conclusive absent manifest error.

                  "Eurodollar Rate Reserve Percentage" of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                         (a) a case or other proceeding shall be commenced,
                  without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and, with respect to any such case or proceeding brought against, or in respect of, any Person other than Seller or HomePride SPV, such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                         (b) such Person shall commence a voluntary case or
                  other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "Excess Collections" means, with respect to any Collection Period, the amount equal to (A) the Interest Collections, with respect to such Collection Period minus (B) the sum of (i) an amount equal to, without duplication, all Available Funds Cap Carryforward Amounts and all accrued Yield, Fees and Other Amounts to be paid on the Distribution Date immediately following such Collection Period, (ii) an amount equal to the accrued fees and expenses to be paid to the Custodian on such Distribution Date, (iii) the amount to be deposited in the Reserve Account on such Distribution Date and (iv) an amount equal to the accrued Servicing Fees and Sub-Servicing Fees to be paid on such Distribution Date.

                  "Excess Collections Account" means the account designated as the Excess Collections Account in, and which is established and maintained with the Collection Account Bank pursuant to Section 11.14(d).

                  "Excess Collections Percentage" means, with respect to any Collection Period, the Spread Percentage with respect to such Collection Period.

                  "Excess Concentration Amount" means, at any time, an amount equal to the sum, without duplication, of the following:

                         (a) the amount by which the Aggregate Outstanding
                  Balance of Eligible Receivables in the Receivables Pool for which the number of Scheduled Payments has been increased subsequent to the origination thereof exceeds 2% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (b) the amount by which the Aggregate Outstanding
                  Balance of Eligible Receivables in the Receivables Pool which were not originated by HomePride or an Affiliate of HomePride and were acquired by HomePride as part of an acquisition of a portfolio of Contracts, exceeds 5% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (c) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool that are secured by Manufactured Homes that are not New Homes exceeds 25% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (d) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool originated in the State of California exceeds 30% of the Aggregate Outstanding Balance of all Eligible Receivables;

                         (e) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool originated in any one State, other than the State of California, exceeds 20% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (f) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool originated in the Three Highest States exceeds 60% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (g) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool for which the related land was pledged in lieu of a down payment at the time of purchase by the Obligor exceeds 3% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (h) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool secured by single-wide Manufactured Homes exceeds 40% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (i) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool attributable to loans for the purchase of Manufactured Homes which were previously repossessed exceeds 5% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (j) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool with respect to which the related Manufactured Home is located in a mobile home park exceeds 60% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (k) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool secured by Manufactured Homes that are not multi-wide Manufactured Homes exceeds 40% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (l) the amount by which the aggregate Financed Points
                  related to all Eligible Receivables in the Receivables Pool exceeds 4% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (m) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool with respect to which the related Obligor has a FICO Score of 600 or less or as to which a FICO Score is not available exceeds 5% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (n) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool with respect to which the Outstanding Balance thereof is greater than $150,000 but less than or equal to $200,000 exceeds 10% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (o) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool for which the down payment at the time of purchase by the related Obligor was less than 8% of the Amount Financed in respect of the related Manufactured Home and/or Mortgaged Property exceeds

                  35% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (p) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool as to which the related Manufactured Homes and/or Mortgaged Properties securing the related Contracts did not constitute the primary residence of the related Obligors at the time of origination of such Contracts exceeds 5% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool;

                         (q) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool with respect to which the related Contract is a Parent/Child Buy-For Contract exceeds 5% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool; and

                         (r) the amount by which the Aggregate Outstanding
                  Balance of all Eligible Receivables in the Receivables Pool which were originated by any one Independent Dealer exceeds the greater of (i) $1,000,000 and (ii) 2% of the Aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool.

                  "Exit Fee Rate" shall have the meaning ascribed thereto in the Fee Letter.

                  "Facility Termination Date" means the earliest of (a) April 14, 2004, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 90 nor less than 45 days prior to the then Facility Termination Date, the Conduit and one or more Banks having commitments equal to 100% of the Purchase Limit shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Facility Termination Date, to the extension of the Facility Termination Date to the date occurring 364 days after the then Facility Termination Date; provided, however, that any failure of the Conduit or any Bank to respond to the Seller's request for such extension shall be deemed a denial of such request by the Conduit or such Bank, (b) the date determined pursuant to Section 14.01, and
(c) the date on which the Purchase Limit has been reduced to zero.

                  "Fair Market Value" means, with respect to any Contract or any group of Contracts as of any date of determination, the market value of such Contract or group of Contracts as determined by the Agent and the Servicer.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the amended and restated letter agreement, dated as of the date hereof, among the Agent, HomePride and the Seller, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

                  "Fees" means all fees and other amounts payable by HomePride or the Seller to the Agent, the Investors or the Banks pursuant to the Fee Letter or Section 2.05 or Section 2.06 hereof.

                  "FICO Score" means the statistical credit bureau scores obtained by lenders in connection with the loan application to help assess a borrower's credit worthiness.

                  "Financed Points" means, with respect to any Receivable, the aggregate Dollar amount of any related points due at the time of origination of the related Contract which were financed by the loan made to the Obligor under the related Contract.

                  "Fixed Period" means, with respect to any Receivable Interest, the period commencing on the date such Receivable Interest is purchased hereunder and ending on the next Distribution Date and each successive period commencing on the first day after the previous Distribution Date and ending on the immediately subsequent Distribution Date.

                  "Funds Transfer Letter" means a letter in substantially the form of Annex H hereto executed and delivered by Seller to the Agent.

                  "GAAP" means generally accepted United States accounting principles.

                  "Global Servicing Agreement" means that Servicing Agreement entered into as of April 18, 2002 between HomePride and CIT Group/Sales, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "GSS" means Global Securitization Services, Inc., a Delaware corporation.

                  "HomePride" has the meaning set forth in the Preamble.

                  "HomePride SPV" means HomePride Funding Corp., a Delaware corporation, and any successor thereto or assign thereof acceptable to the Agent.

                  "HomePride Account" means account number 1851358596 maintained by HomePride at Comerica Bank of Detroit.

                  "Incipient Termination Event" means an event that but for notice or lapse of time or both would constitute a Termination Event.

                  "Indemnified Amounts" has the meaning set forth in Section 16.01.

                  "Indemnified Party" has the meaning set forth in Section
16.01.

                  "1999 Indenture" means the Indenture, dated as May 3, 1999 among the Parent, as the issuer, the Subsidiary Guarantors named therein and The First National Bank of Chicago, as trustee, as amended, supplemented or otherwise modified from time to time.

                  "2002 Indenture" means the Indenture, dated as of April 22, 2002, among Champion Home Builders, Co., as the issuer, the Parent, as parent guarantor, the Subsidiary Guarantors named therein and Bank One Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Independent Accountants" has the meaning set forth in Section 11.10(a).

                  "Independent Dealer" means any Dealer that is not a direct or indirect Subsidiary of the Parent.

                  "Independent Director" has the meaning set forth in Section 9.12(a).

                  "Insurance Policies" means, with respect to a Receivable, any insurance policy (including the insurance policies described in clause (p) of the definition of "Eligible Receivable") required in accordance with the Credit and Collection Policy benefitting the holder of the Receivable providing loss or physical damage, extended warranty, credit life, credit disability, or similar coverage with respect to the related Manufactured Home, Mortgaged Property or Obligor.

                  "Insurance Proceeds" means proceeds of any Insurance Policies to the extent not expended by the Servicer for the restoration or repair of any Manufactured Home or Mortgaged Property.

                  "Interest Collections" means, with respect to a Distribution Date, the sum of (a) the amount deposited in the Collection Account during the preceding Collection Period attributable to interest payments on the Receivables in the Receivables Pool pursuant to the related Contracts (including Paid Ahead Interest Payments); (b) the portion of any Liquidation Proceeds, Other Proceeds or Take-Out Proceeds received during such Collection Period allocable to interest due on such Receivables; and (c) the amount of any investment income earned on amounts on deposit in the Bank Accounts since the preceding Distribution Date (or the Original Closing Date in the case of the first Distribution Date) and deposited in the Collection Account pursuant to Section 5.02.

                  "Interest Rate Hedge" means, with respect to all or any Receivables in the Receivables Pool, an interest rate cap agreement which:

                         (a) is entered into by the Seller or the Agent, on
                  behalf of the Seller, with an Eligible Counterparty;

                         (b) is evidenced by a standard ISDA Agreement and
                  confirmation thereto;

                         (c) has been assigned to the Agent, for the benefit of
                  the Investors and the Banks, and provides for all payments thereunder to be deposited directly into the Collection Account;

                         (d) provides for the Eligible Counterparty thereunder
                  to make monthly payments thereunder to the Seller in an amount equal to (I) the notional amount thereof times (II) the excess of (x) Eurodollar Rate, determined monthly during the term thereof, over (y) an amount equal to (A) the Weighted Average Coupon Rate of the Receivables in respect of which such Interest Rate Hedge is being purchased minus (B) the sum of
                  (i) all Yield (without giving effect to the Eurodollar Rate) and Fees payable hereunder in respect of the Receivable Pool during the applicable monthly period (such Yield and Fees to be expressed as an annual percentage rate), (ii) the Servicing Fee payable in respect of the Receivable Pool for such monthly period (to be expressed as an annual percentage rate), (iii) all fees and expenses payable to the Custodian in respect of the Receivable Pool for such monthly period (to be expressed as an annual percentage rate), (iv) all Other Amounts payable in respect of the Receivable Pool for such monthly period (to be expressed as an annual percentage rate) and (v) 4.00%;

                         (e) shall have a notional balance which shall be
                  acceptable to the Agent, but in no event greater than the Aggregate Outstanding Balance of all Receivables which shall then be in the Receivables Pool;

                         (f) provides for payments thereunder to be calculated
                  on an actual/360 basis;

                         (g) includes provisions requiring the Eligible
                  Counterparty thereunder to post short-term marketable collateral in an amount acceptable to the Agent within 30 days of the rating of the long-term unsecured senior indebtedness of the Eligible Counterparty being downgraded to or below (i) "A2" by Moody's (or such rating having been withdrawn or canceled) or (ii) "A" by S&P (or such rating having been withdrawn or canceled) (and such provisions have been complied with in full);

                         (h) includes provisions requiring the Eligible
                  Counterparty to be replaced within 30 days of (a) the rating of its long-term unsecured senior indebtedness being downgraded to or below (i) "A2" by Moody's or (ii) "A" by S&P, or (b) the Eligible Counterparty's failure to perform in any material respect any of its obligations under such interest rate cap agreement (and such provisions have been complied with in full); and

                         (i) shall otherwise be on such terms and conditions and
                  pursuant to such documentation as shall be acceptable to the Agent.

                  "Investor" means Conduit and all other owners by assignment or otherwise of a Receivable Interest originally purchased by Conduit and, to the extent of the undivided interests so purchased, shall include any participants.

                  "Investor Rate" for any Fixed Period for any Receivable Interest means, to the extent that the Investor funds such Receivable Interest by issuing commercial paper or other promissory notes, an interest rate per annum equal to the Eurodollar Rate; for such Fixed Period plus the Applicable Spread; provided, however, that in case of:

                  (i) any Fixed Period on or prior to the first day of which an Investor shall have notified the Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Investor Rate set forth above or (B) it is unable to obtain U.S. Dollars in the London interbank market to fund or maintain any Receivable Interest (and such Investor shall not have subsequently notified the Agent that such circumstances no longer exist), or

                  (ii) any Fixed Period for a Receivable Interest the Capital Investment of which allocated to the Investors is less than $500,000, the "Investor Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Investor Rate."

                  "Land and Home Contract" means a manufactured housing fixed rate retail installment sale contract, installment loan agreement or promissory note that is secured in part, or intended to be secured in part, by the lien of a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

                  "Land and Home Contract File" means with respect to each Receivable arising under a Land and Home Contract, (a) the original of such Land and Home Contract and the original related Mortgage Note, if any; (b) the original related Mortgage with evidence of recording thereon and any Title for the related Manufactured Home;
(c) the duly executed original assignment of the Land and Home Contract from the originator thereof to HomePride; (d) all original extension, modification or waiver agreement(s) relating to such Contract; (e) the duly executed original Mortgage Note, endorsed by HomePride in blank, without recourse and in a form satisfactory to the Agent, showing a complete chain of endorsement from the originator thereof to HomePride; (f) all original interim recorded assignments of such Mortgage, if any, showing a complete chain of title from the originator thereof to HomePride in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof under the Mortgage to which the assignment relates; provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the recording information; (g) an assignment of such Mortgage by HomePride in blank and in recordable form; (h) the original of each assumption, written assurance or substitution agreement, if any; and (i) the original or duplicate original lender's title policy with respect to such Land and Home Contract.

                  "Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

                  "Limited Recourse Guaranty" means the Limited Recourse Guaranty, dated as of the Original Closing Date, executed by the Parent in favor of the Agent in respect of certain payment obligations of the Seller under this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Limited Servicer Termination Event" has the meaning set forth in Section 13.02(a).

                  "Liquidated Receivable" means, with respect to any Collection Period, a Receivable as to which the applicable servicer has determined in good faith that all amounts it expects to recover with respect to such Receivable have been received.

                  "Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Liquidated Receivable (including insurance proceeds) net of (a) expenses of the Servicer incurred in connection with the collection, repossession, repair and disposition of the related Manufactured Home (and Mortgaged Property, if any), (b) any expenses incurred by the Sub- Servicer in foreclosing upon a Pool Receivable which shall have been reimbursed to the Sub-Servicer by Servicer pursuant to Section 11.04(a), and (c) amounts that are required to be refunded to the related Obligor; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "Loan-to-Value Ratio" means, with respect to a Receivable, the ratio of the Amount Financed with respect to such Receivable, including prepaid finance charges, to (i) with respect to any Receivable that is related to a Manufactured Home that is not located in California (or that is related to a Manufactured Home that is located in California if the Servicer has not received an appraisal of the value of such Manufactured Home from a licensed independent professional appraiser) and does not arise in connection with a Land and Home Contract, the cash selling price paid by the related Obligor for the purchase of the related Manufactured Home plus the sum of the related (a) sales tax, (b) freight, (c) prepaid finance charges, (d) closing fees to third parties and (e) insurance or (ii) with respect to any Receivable related to a Manufactured Home located in California (if the Servicer has received an appraisal of the value of such Manufactured Home from a licensed independent professional appraiser) or that arises in connection with a Land and Home Contract, the sum of the Appraised Value of the related Manufactured Home and, if applicable, the land on which the related Manufactured Home is situated, plus the sum of the related (a) sales tax, (b) freight, (c) prepaid finance charges, (d) closing fees to third parties and (e) insurance.

                  "Lock-Box Account" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement providing for the establishment and maintenance of a Lock-Box Account, which agreement shall be in form and substance satisfactory to the Agent.

                  "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts which is subject to a Lock-Box Agreement.

                  "Management Agreement" means the Management Agreement, dated as of the Original Closing Date, between the Seller and GSS as amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.

                  "Management Fees" means the fees and expenses owed to GSS under the Management Agreement.

                  "Manufactured Home" means (i) a structure, transportable in one or more sections, built to National Manufactured Home Construction and Safety Standards, on a permanent chassis and designed to be used as a single family dwelling with or without a permanent foundation when connected to the required utilities including any plumbing, heating, air conditioning and electrical systems present and installed in the Manufactured Home, securing the indebtedness of the Obligor under the related Contract, (ii) modular housing complying with all applicable state and local building codes or (iii) a manufactured home, including all accessions thereto, that is legally classified as real property under applicable state law, securing the indebtedness of the Obligor under the related Contract.

                  "Manufactured Housing Contract" means an agreement which evidences both (i) the obligation of the related Obligor to repay the related Contract evidenced thereby and (ii) the grant of a first priority security interest in the related Manufactured Home.

                  "Manufactured Housing Contract File" means, with respect to a Receivable, other than a Receivable arising under a Land and Home Contract or a Mortgage Loan, (a) the original of the Contract and endorsements or assignments (which may be blanket assignments) from Dealers or other sellers showing a complete chain of title to HomePride; (b) the original Title for the related Manufactured Home of the type issued in the name of HomePride unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of a Title for such Manufactured Home; provided, however, that at any time following the occurrence of a Termination Event (to the extent there is any Capital Investment which remains outstanding) the Agent may request and require that the Seller cause the party in whose name the lien is noted to transfer such lien to the Seller; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as required under applicable law:
(1) notation of such security interest on the related Title, (2) a financing statement meeting the requirements of the UCC, with evidence of recording in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction; (d) any extension, modification or waiver agreement(s) relating to such Contract; and (e) an original or copy of the credit application of the Obligor.

                  "Material Adverse Effect" means, with respect to each Servicer Party, a material adverse effect on (i) its financial condition or operations or those of any of its Subsidiaries or (ii) its ability to perform its obligations under this Agreement or the legality, validity or enforceability of this Agreement or (iii) the collectibility of, or its ability to collect, any Pool Receivable.

                  "Material Amendment" means, with respect to any Transaction Document, an amendment thereto which would have a material adverse effect upon the interests of the Investor, the Banks or the Agent.

                  "Minimum Purchase Price" means, with respect to a Take-Out, the sum of (a) all outstanding Capital Investment in respect of the Receivable Interests whose related Contracts are subject of such Take-Out together with all unpaid Yield on such Capital Investment which has accrued or will accrue through the related Take-Out Date; (b) all accrued and unpaid Fees through such Take-Out Date; (c) all accrued and unpaid fees and expenses of the Custodian through such Take-Out Date; and (d) any Other Amounts owed to the Agent, the Investors or the Banks hereunder.

                  "Minimum Rating" has the meaning set forth in Section 9.21.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means, with respect to a Land and Home Contract or Mortgage Loan, the original mortgage, deed of trust or other security instrument, if any, executed by an Obligor which creates a first lien on an estate in fee simple interest in the real property securing such Contract.

                  "Mortgage Loan File" means with respect to each Mortgage Loan,
(a) the original related Mortgage, with evidence of recording indicated thereon,
(b) the duly executed assignments of the Mortgage from the originator hereof to HomePride with evidence of recording thereon, (c) the duly executed original Mortgage Note, if any, endorsed by HomePride in blank, without recourse and in a form satisfactory to the Agent, showing a complete chain of endorsement from the originator thereof to HomePride; (d) the original assignment and any intervening assignments of the related Mortgage, with evidence of recording thereon, showing a complete chain of assignments of such Mortgage Loan from origination of such Mortgage Loan to HomePride; (e) all original extension, modification or waiver agreement(s), if any, for such Mortgage Loan; (f) the originals of each assumption, written assurance or substitution agreement, if any; (g) an assignment of such Mortgage by HomePride in blank and in recordable form; and
(h) the original or duplicate original lender's title policy with respect to such Mortgage Loan.

                  "Mortgage Loans" means the mortgage loans or deeds of trust loans secured by a Mortgage on single-family residential properties, described in the related Purchase Request, and which include, without limitation, all related security interest and any and all rights to receive payments which are due pursuant thereto from and after the date, but shall exclude rights to receive payments which are due pursuant thereto prior to the applicable Purchase Date or after the completion of any Take-Out for such Mortgage Loan.

                  "Mortgage Note" means the note or other evidence of indebtedness secured by a Mortgage purporting to create a first lien or similar interest in real estate or improvements thereon.

                  "Mortgaged Property" means as to any Land and Home Contract or Mortgage Loan, the underlying property, including real property and improvements thereon securing the related Contract.

                  "Multiemployer Plan" means, with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Receivables Pool Balance" means, at any time, the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus the Excess Concentration Amount, reduced by the sum of the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified.

                  "New Home" means a Manufactured Home that was not owned or occupied by any individual or individuals prior to being purchased by the related Obligor.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract or who has acquired a Manufactured Home subject to a Contract.

                  "Officer's Certificate" means, with respect to any Person, a certificate from a Responsible Officer of such Person with respect to the representations, warranties and notices required to be submitted on behalf of such Person pursuant to Section 11.09.

                  "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Agent.

                  "Original Agreement" has the meaning set forth in the preamble hereto.

                  "Original Closing Date" means April 18, 2002.

                  "Original Value" means, (a) with respect to any Manufactured Home that was new at the time the related Contract was originated, the sum of the down payment (including the value allocated to any trade-in unit or land pledged as additional security or in lieu of the down payment), the Amount Financed on the related Contract, which may include sales and other taxes and premiums for related insurance, and in the case of a Land and Home Contract, the value of the land securing such Contracts as determined by an independent appraiser, and (b) with respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home (including for this purpose, any Mortgaged Property not constituting a part of the Manufactured Home), plus sales and other taxes and, to the extent financed under such Contract, premiums for related insurance; provided, however, that in the case of a refinanced Contract, the Original Value shall equal the appraised value of the Manufactured Home (including for this purpose, any Mortgaged Property not constituting a part of the Manufactured
Home) at the time such Contract was refinanced as determined by an independent appraiser.

                  "Other Amounts" means collectively, all amounts (not constituting repayment of Capital Investment or Yield) owed by the Seller to the Investors, the Banks and the Agent, including, without limitation, amounts arising under Article VI.

                  "Other Costs" has the meaning set forth in Section 17.05(b).

                  "Other Proceeds" means all proceeds deposited in the Collection Account which were realized in connection with, or arose from, the occurrence of any of the events, circumstances or results, or the exercise or performance of any rights or obligations, described or set forth in Section 2.05 hereof, Section 2.04 or Section 8.01 of the Purchase and Contribution Agreement or Section 2.04 or 8.01 of the Purchase and Sale Agreement.

                  "Other Sellers" has the meaning set forth in Section 17.05(b).

                  "Other Taxes" has the meaning set forth in Section 6.03(b).

                  "Outstanding Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus that portion of all amounts received with respect to such Receivable on or prior to such date and allocable to principal in accordance with the related Contract (including any Paid Ahead Principal Payments and principal prepayments).

                  "Paid Ahead Interest Payments" means the portion of any Scheduled Payments made by an Obligor prior to the related due date therefor and allocable to interest payments on the related Receivable in accordance with the related Contract (but excluding any such payments applied as prepayments).

                  "Paid Ahead Principal Payments" means the portion of any Scheduled Payments made by an Obligor prior to the related due date therefor and allocable to principal payments on the related Receivable in accordance with the related Contract (but excluding any such payments applied as prepayments).

                  "Parent" means Champion Enterprises, Inc., a Michigan corporation, and its permitted successors and assigns.

                  "Parent/Child Buy-For Contract" means a Contract under which
(i) at least one parent of one or more children of such parent is the Obligor under such Contract and the related Manufactured Home was purchased primarily for use by such child(ren) or (ii) at least one child of one or both parents of such child is the Obligor under such Contract and the related Manufactured Home was purchased primarily for use by such parent(s).

                  "Parent Guaranty" means the Guaranty, dated as of the Original Closing Date, executed by the Parent in favor of the Seller in respect of the obligations of HomePride under the Purchase and Contribution Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation, referred to and defined in ERISA, and any successor entity performing similar functions.

                  "Percentage" of any Bank means, (a) with respect to CSFB, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

                  "Permitted Investment" means, at any time:

         (i) any evidence of indebtedness issued or guaranteed by the United States government or any agency thereof;

         (ii) commercial paper, in each case issued by a corporation (other than the Seller or any Affiliate of the Seller) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's or P-1 by Moody's;

         (iii) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance or overnight federal funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; and/or

         (iv) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of Standard & Poor's and Moody's in the highest investment category granted thereby.

Any Permitted Investments may be purchased by or through the Agent or any of its Affiliates and may include investments for which the Collection Account Bank or any of its affiliates is an investment manager or adviser.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pool Receivable" means a Receivable in the Receivables Pool.

                  "Preferred Stock" means, as of any date, any capital stock of the Parent or any consolidated Subsidiary of the Parent (which shall not include the Seller) which (i) has priority, both with respect to the payment of dividends and distributions upon liquidation, over the common stock of the Parent, or, as the case may be, such consolidated Subsidiary of the Parent, (ii) has been issued in a specific Dollar amount, (iii) has a specific maturity date which is no earlier than (I) the second anniversary date of the Original Closing Date or (II) if the facility provided hereunder shall have been extended one or more times, the second anniversary date of the effective date of the most recent extension of the facility provided hereunder, (iv) entitles the holder thereof to receive a fixed rate of return from the date of issuance thereof to the date of maturity thereof and (v) has not been held, since its date of issuance, by a Person which is the Parent, any Subsidiary of the Parent, or any Affiliate of the Parent or any such Subsidiary.

                  "Purchase" has the meaning set forth in Section 2.01; the term "Purchased" shall have a correlative meaning.

                  "Purchase and Contribution Agreement" means the Purchase and Contribution Agreement, dated as of the Original Closing Date, by and between HomePride, as seller, and HomePride SPV, as buyer, as amended, restated or otherwise modified from time to time with the prior written consent of the Agent.

                  "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of the Original Closing Date, by and between HomePride SPV, as seller, and Seller, as buyer, as amended, restated or otherwise modified from time to time with the prior written consent of the Agent.

                  "Purchase Date" has the meaning set forth in Section 2.02(b).

                  "Purchase Limit" means $75,000,000, or such other amount as the Seller and the Agent shall agree from time to time with the consent of all Investors and all Banks. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital Investment.

                  "Purchase Price" means, with respect to each Purchase, an amount equal to the product of the then Advance Rate multiplied by, with respect to the Eligible Receivable related to the Receivables Interests purchased in connection with such Purchase, the Net Receivables Pool Balance with respect to such Eligible Receivable as of the date of such purchase.

                  "Purchase Request" means a request for the purchase of Receivables in the form of Annex C.

                  "Rated Final Maturity Date" means the maturity date of the Contract related to Pool Receivable that has the latest occurring maturity date of all of the Contracts related to Pool Receivables on the Facility Termination Date.

                  "Rating" means collectively, (i) with respect to Moody's, a rating indication consistent with a certain rating for the financing facility provided under this Agreement and (ii) with respect to S&P, a rating of the timely payment of Yield, subject to the Available Funds Cap, and the ultimate repayment of the aggregate Capital Investment on or prior to the Rated Final Maturity Date.

                  "Rating Agencies" means Standard & Poor's and Moody's if and so long as they have rated and are continuing to rate commercial paper notes of the Conduit, or such other nationally recognized statistical rating organizations as may be designated by the Agent, together with their permitted successors and assigns.

                  "Rating Agency Submission" means, at any time, the submission to one or more of the Rating Agencies of the facility hereunder.

                  "Receivable" means all rights to payment from an Obligor under a Contract including the right to payment of any finance charges, interest or fees with respect thereto.

                  "Receivable File" means a Manufactured Housing Contract File, a Land and Home Contract File and/or a Mortgage Loan File.

                  "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as:

                                     CI + AU
                                    --------
                                      NRPB

                  where:

                         CI    =   the Capital Investment of
                                   such Receivable Interest at
                                   the time of computation.

                         AU    =   the aggregate accrued and
                                   unpaid Yield, Fees and
                                   Other Amounts related to
                                   such Receivable Interest at
                                   the time of computation.

                         NRPB  =   the Net Receivables Pool
                                   Balance at the time of
                                   computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

                  "Receivables Pool" means, at any time, the aggregation of each then outstanding Receivable sold to the Seller pursuant to the Purchase and Sale Agreement and which comprise and underlie the Receivable Interest (as recomputed in accordance with Section 2.03) then outstanding.

                  "Records" means, with respect to any Contract, all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Contract.

                  "Related Security" means with respect to any Senior Beneficial Interest, (a) the Seller's security interest in the related Manufactured Homes and Mortgaged Property, (b) the Seller's rights, remedies, powers and privileges under the related Contracts, including any personal guaranty thereof, (c) the Seller's rights, remedies, powers and privileges under the Transaction Documents, (d) the Receivables Files for such Receivables, (e) the Seller's rights, remedies, powers and privileges under the Dealer Agreements, including but not limited to Dealer Recourse and any holdback amounts, (f) with respect to any related Land and Home Contracts, the Seller's rights, remedies, powers and privileges under the related Mortgage, (g) the Seller's rights, remedies, powers and privileges under the related Insurance Policies, (h) all security agreements, mortgages, deeds of trust or other agreements that relate to such Receivable, (i) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the related Obligor (or otherwise filed against the related Obligor) describing any collateral securing such Receivable, (j) the assignment to the Seller of all financing statements concerning any collateral securing payment of such Receivable, (k) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, (l) the Contract, all Records with respect thereto and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor, (m) any certificate of title related to such Receivable, (n) each Interest Rate Hedge purchased in accordance with the provisions of this Agreement and all transactions consummated thereunder, (o) the Bank Accounts and all cash proceeds and investments therein, and (p) all proceeds of the foregoing.

                  "Repossessed Receivable" means a Receivable (other than a Liquidated Receivable) as to which the Servicer or Sub-Servicer has repossessed the related Manufactured Home.

                  "Repurchase Price" has the meaning specified in Section 2.05.

                  "Required Monthly Consolidated Net Income (Loss)" means, with respect to each fiscal month of the Parent listed below, the Consolidated Net Income (Loss) listed below beside such calendar month:

                  Fiscal Month                   Consolidated Net Income (Loss)
                  ------------                   ------------------------------
                  April 2003                              ($ 1,700,000)
                  May 2003                                ($ 1,900,000)

                  June 2003                               ($15,000,000)
                  July 2003                               ($    72,000)
                  August 2003                              $   447,000
                  September 2003                           $    21,000
                  October 2003                             $ 2,600,000
                  November 2003                           ($ 2,200,000)
                  December 2003                           ($ 4,100,000)
                  January 2004                            ($ 5,100,000)
                  February 2004                           ($ 3,700,000)
                  March 2004                              ($ 2,400,000)

                  "Required Monthly Consolidated Net Income (Loss) Trigger" means (i) Consolidated Net Income (Loss), to the extent that it is a loss, shall be a larger loss during any fiscal month of the Parent than the Required Monthly Consolidated Net Income (Loss), to the extent that it is a loss, with respect to such fiscal month, (ii) Consolidated Net Income (Loss) is a loss during any fiscal month of the Parent with respect to which the related Required Monthly Consolidated Net Income (Loss) is a gain and (iii) Consolidated Net Income
(Loss), to the extent that it is a gain, shall be a smaller gain during any fiscal month of the Parent than the Required Monthly Consolidated Net Income
(Loss), to the extent that it is a gain, with respect to such fiscal month;

                  "Required Quarterly Consolidated Net Income (Loss)" means, as of the end of any fiscal quarter of the Parent listed below, the Consolidated Net Income (Loss) listed below beside such fiscal quarter.

            Fiscal Quarter                   Consolidated Net Income (Loss)
            --------------                   ------------------------------
      March 30, 2003 - June 28, 2003                         ($25,000,000)
      June 29, 2003 - September 27, 2003                      $   500,000
      September 28, 2003 - January 3, 2003                   ($ 5,000,000)
      January 4, 2004 - April 3, 2004                        ($15,900,000)

                  "Required Reserve Account Amount" means, with respect to any Purchase, the product of (a) the Required Reserve Account Percentage for such Purchase and (b) the Aggregate Outstanding Balance of the Receivables which are related to such Purchase.

                  "Required Reserve Account Percentage" means, initially, 3.00%, as such percentage may be (a) decreased by Agent, in it sole discretion, to take into account Interest Rate Hedges purchased pursuant to the terms hereof or (b) increased by the Agent, in it sole discretion, (i) to permit the facility hereunder to receive a rating of "A" from Standard & Poor's or "A2" by Moody's in connection with any Rating Agency Submission or (ii) to reflect a level of reserves for the facility hereunder which is consistent with the level of reserves which was required for a rating of "A" from Standard & Poor's or "A2" by Moody's in connection with the most recent Term Securitization for which the Servicer was the sponsor.

                  "Reserve Account" means the account designated as such in, and which is established and maintained with the Collection Bank pursuant to Section 11.14(c).

                  "Responsible Officer" means, with respect to any Person that is not an individual, the President, any Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions to whom a matter arising under this Agreement may be referred.

                  "Restricted Contingent Liabilities" means, with respect to any Person, all Debt (without duplication) for (i) the undrawn amount of letters of credit for which such Person or any of its consolidated Subsidiaries, has a reimbursement or other guaranty obligation and (ii) guaranties of such Person or any of its consolidated Subsidiaries relating to subordinate tranches or classes of securities or certificates issued in connection with, or other obligations arising under, any Term Securitization program of such Person or any of its consolidated Subsidiaries.

                  "Scheduled Payment" means, with respect to any Receivable, the periodic payment set forth in the related Contract (excluding, however, any portion of such payment that represents late payment charges and payments in respect of taxes, licenses or similar items).

                  "Section 32 Loan" means a Contract classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," or "predatory" loan under any other applicable state, federal or local law.

                  "Seller" has the meaning set forth in the Preamble.

                  "Seller's Parent" means GSS Holdings, Inc., a Delaware corporation, and any successor thereto, or assign thereof, reasonably satisfactory to the Agent.

                  "Semi-Monthly Contract" means a Contract pursuant to which the scheduled level of payment of interest and principal is due twice each month.

                  "Servicer" means HomePride Finance Corp., in its capacity as such under this Agreement, or, as applicable, any successor servicer appointed pursuant to this Agreement.

                  "Servicer Parties" means, collectively, the Servicer and Sub-Servicer and, individually, the Servicer or Sub-Servicer.

                  "Servicer Take-Out" has the meaning set forth in Section 2.05(a).

                  "Servicer Termination Event" has the meaning set forth in
Section 13.01.

                  "Servicer's Certificate" means, with respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer by a Responsible Officer, in accordance with Section 11.08, in a form reasonably acceptable to the Agent.

                  "Servicing Fee" has the meaning set forth in Section 11.07(a).

                  "Servicing Fee Rate" means 0.10%.

                  "Short-Term Asset Amount" means, for any date of determination hereunder, the amount of non-restricted cash and the aggregate face amount of Approved Short Term Investments (net of the amount of interest scheduled to accrue, but not yet accrued, thereon if such Approved Short Term Investments were issued on a discount basis) of the Parent and its consolidated Subsidiaries.

                  "Short-Term Assets Trigger" means, that the Short-Term Asset Amount as of the last day of any fiscal month is less than the amount to the right of such fiscal month below:

         Fiscal Months                    Required Short-Term Asset Amount
         -------------                    --------------------------------
Fiscal months ending May 31, 2003
through September 27, 2003               The lesser of (i) $65,000,000 plus the
                                         Tax Refund at the time of determination
                                         and (ii) $125,000,000

Fiscal months ending November 1, 2003
through January 3, 2003                  $100,000,000

Fiscal months ending February 7, 2004
through April 3, 2004                    $80,000,000

                  "Significant Subsidiary"means any Subsidiary of a Person which fits the definition of Significant Subsidiary contained in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission, other than a Subsidiary that is a special purpose entity formed for the purpose of securitizing, selling for securitization or otherwise facilitating the securitization of assets of such Person or any other Subsidiary; provided, that, each Affiliated Dealer shall be deemed to be a Significant Subsidiary of the Parent.

                  "Special Indemnified Amounts" has the meaning specified in
Section 12.01.

                  "Special Indemnified Party" has the meaning specified in
Section 12.01.

                  "Specified Account" means the account numbered 010212725 maintained at Bank One, Oklahoma, N.A. in Oklahoma City, Oklahoma in the name of The CIT Group/Sales

Financing, Inc., and any replacements therefor or additions thereto which are acceptable to the Agent.

                  "Specified Account Bank" means Bank One, Oklahoma, N.A., and any replacements therefor or additions thereto agreed to in writing by the Agent.

                  "Spread Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which shall be the product of (x) Excess Collections for such Collection Period and (y) a fraction, the numerator of which shall be the number of days in the year in which such Collection Period shall occur and the denominator of which shall be the number of days in such Collection Period, and (b) the denominator of which shall be the average Aggregate Outstanding Balance of the Pool Receivables during such Collection Period.

                  "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subject Manufactured Home" has the meaning set forth in
Section 17.16.

                  "Sub-Servicer" means CIT Group/Sales, in its capacity as such under this Agreement, or any successor sub-servicer appointed pursuant to this Agreement.

                  "Sub-Servicer Replacement Event" has the meaning set forth in
Section 13.02(a).

                  "Sub-Servicing Fee" has the meaning set forth in Section 11.07(b).

                  "Sub-Servicing Fee Rate" means 1.00%.

                  "Subsidiary" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Parent, as the case may be, or one or more Subsidiaries, or by the Seller or the Parent, as the case may be, and one or more Subsidiaries.

                  "Successor Servicer" has the meaning set forth in Section 13.03(a).

                  "Successor Sub-Servicer" has the meaning set forth in Section 13.02(a).

                  "Take-Out" means a Take-Out Securitization or Servicer
Take-Out.

                  "Take-Out Date" means the date on which a Take-Out Securitization occurs.

                  "Take-Out Proceeds" means all proceeds deposited in the Collection Account as a result of any of the actions taken pursuant to Section 2.04.

                  "Take-Out Securitization" means (i) a financing transaction of any sort undertaken by the Seller or any Affiliate of the Seller secured, directly or indirectly, by any Contracts subject hereto or (ii) any other asset securitization, secured loans or similar transactions involving any Contracts subject hereto or any beneficial interest therein, including any Term Securitization.

                  "Tangible Net Worth" means with respect to the Seller, the net worth of the Seller calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the Seller's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

                  "Taxes" has the meaning set forth in Section 6.03(a).

                  "Tax Refund" means, as of any date of determination, the amount of the federal tax refunds received by the Parent as of such date of determination with respect to the Parent's fiscal year ending December 28, 2002.

                  "Term Securitization" means an asset securitization or a financing undertaken by the Servicer, or any Affiliate thereof, in each case involving the direct or indirect sale or other conveyance of Contracts to a Person that shall privately or publicly sell securities, notes or certificates backed by such Contracts.

                  "Termination Event" has the meaning set forth in Section
14.01.

                  "Three Highest States" means, on any date of determination, those three States or Commonwealths in the United States of America in which Eligible Receivables with the three largest (determined on a per State/Commonwealth basis) Aggregate Outstanding Balances (determined on such date of determination) were originated.

                  "Tier 1 Delinquency Ratio" means, as of any date of determination, with respect to any group of Receivables, the ratio (expressed as a percentage) computed by dividing:

                  (i) the Aggregate Outstanding Balance of such Receivables which were Tier 1 Delinquent Receivables as of the last day of the immediately preceding Collection Period;

                  by

                  (ii) the Aggregate Outstanding Balance of all such Receivables as of the last day of the immediately preceding Collection Period.

                  "Tier 2 Delinquency Ratio" means, as of any date of determination, with respect to any group of Receivables, the ratio (expressed as a percentage) computed by dividing:

                  (i) the Aggregate Outstanding Balance of such Receivables which were Tier 2 Delinquent Receivables as of the last day of the immediately preceding Collection Period;

                  by

                  (ii) the Aggregate Outstanding Balance of all such Receivables as of the last day of the immediately preceding Collection Period.

                  "Tier 1 Delinquent Receivable" means a Receivable as to which any Scheduled Payment, or part thereof, remains unpaid for 30 or more days but less than 60 days from the original due date for such Scheduled Payment.

                  "Tier 2 Delinquent Receivable" means a Receivable as to which any Scheduled Payment, or part thereof, remains unpaid for 60 days or more from the original due date for such Scheduled Payment.

                  "Title" means any certificate of title or other similar form of title issued with respect to a Manufactured Home by any governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, Manufactured Homes and liens thereon.

                  "Total Liabilities" means, as of any date of determination, all Debt of the Parent and its Subsidiaries on a consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Debt maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date.

                  "Transaction Documents" means this Agreement, the Fee Letter, the Custodial Agreement, the Purchase and Sale Agreement, the Purchase and Contribution Agreement, the Funds Transfer Letter, the Lock-Box Agreements, the Parent Guaranty, the Control Agreement, the Limited Recourse Guaranty, the Global Servicing Agreement, the CIT Guaranty and the Interest Rate Hedges, the confirmations related thereto and the other documents to be executed and delivered in connection with this Agreement.

                  "Transfer Certificate" means a transfer certificate evidencing the sale of a Receivable Interest hereunder in the form of Annex D hereto.

                  "Trust Receipt" shall mean the confirmation statement issued by the Custodian that evidences receipt and confirms ownership of Contracts and other documents indicated thereon, as provided for in Section 6 of the Custodial Agreement with respect to the Custodian.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "USAP" has the meaning set forth in Section 11.10(a).

                  "Weighted Average Coupon Rate" means, as of any date of determination and with respect to any group of Receivables, the weighted average (based upon the Outstanding Balances of such Receivables) of the Coupon Rates of such Receivables.

                  "Weighted Average FICO Score" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Balances of the Eligible Receivables owed by the applicable Obligors as of such date of determination) of the FICO Scores of the Obligors related to all Eligible Receivables as of such date of determination.

                  "Weighted Average Loan-to-Value Ratio" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Balances of the Eligible Receivables as of such date of determination) of the Loan-to-Value Ratios of the Eligible Receivables as of such date of determination.

                  "Weighted Average Manufactured Housing Contract Remaining Term" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Balances, as of such date of determination, of the Eligible Receivables originated under Manufactured Housing Contracts) of the then unexpired terms to stated maturity under the Manufactured Housing Contracts related to the Eligible Receivables.

                  "Weighted Average Remaining Term" means, as of any date of determination, the weighted average (weighted solely based upon the Outstanding Balances of the Eligible Receivables as of such date of determination) of the then unexpired terms to stated maturity under the Contracts related to the Eligible Receivables.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yield" means:

                  (i) for each Receivable Interest for any Fixed Period to the extent the Conduit will be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                                IR x CI x  ED
                                          ----
                                          360

                  (ii) for each Receivable Interest for any Fixed Period to the extent (x) the Investors will not be funding such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) the Banks will be funding such Receivable Interest,

                                AR x CI x  ED
                                          ----
                                          360

                  where:

         AR  =  the Assignee Rate for such Fixed Period

         CI = the average daily balance of the Capital Investment during such Fixed Period

         IR  =  the Investor Rate for such Fixed Period

         ED  =  the actual number of days elapsed during such Fixed Period provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; provided further, that to the extent that any Receivable Interest remains outstanding on or after the Facility Termination Date, Yield for such Receivable Interest shall be equal to Alternative Base Rate from time to time in effect plus 2.00% per annum; and provided even further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. The payment of Yield on any Distribution Date, but not the amount of Yield ultimately required to be paid hereunder, may be limited pursuant to the provisions of Section 5.02 hereof related to the Available Funds Cap.

                  SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. Purchase Facility. On the terms and conditions hereinafter set forth, Conduit may, in its sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests ("Purchase") from the Seller from time to time during the period from the Original Closing Date to the Facility Termination Date. Under no circumstances shall Conduit make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase (i) the aggregate outstanding

Capital Investment of Receivable Interests would exceed the Purchase Limit or
(ii) a Capital Deficiency shall exist. Any Purchase under, and as defined in, the Original Agreement shall be deemed to have been a Purchase under this Agreement.

                  SECTION 2.02. Making Purchases. (a) Each Purchase by Conduit or the Banks shall be made following delivery by the Servicer, on behalf of the Seller, to the Agent of a Purchase Request by no later than Noon (New York City time) at least two Business Days prior to the proposed date of Purchase (or by no later than Noon (New York City time) one Business Day in the case of the initial Purchase hereunder). Each such Purchase Request shall specify (i) the Purchase Price requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the "Capital Investment" of the Receivable Interests then being Purchased), (ii) the date of such Purchase (which shall be a Business Day) and (iii) be accompanied by Computer Tape describing the Receivables that are the subject of the requested Purchase. The Servicer, on behalf of the Seller, shall submit no more than one (1) Purchase Request per calendar week and no more than four (4) Purchase Requests in any calendar month. The Agent shall promptly thereafter notify the Seller whether Conduit has determined to make a Purchase and, if so, whether all of the terms specified by the Seller are acceptable to Conduit.

                  If Conduit has determined not to make a proposed purchase, the Agent shall promptly send notice of the proposed purchase to all of the Banks concurrently by telecopier, telex or cable specifying the date of such purchase. Such notice shall also set forth (i) the Purchase Price to be paid by each such Bank, which shall be equal to each Bank's Percentage multiplied by the aggregate amount of Capital Investment of the Receivable Interest being purchased and (ii) whether the Yield for such Receivable Interest is to be computed based on the Eurodollar Rate or on the Alternate Base Rate; provided, however, that the Eurodollar Rate may be used only if the related Purchase Notice is given at least two Business Days prior to the proposed Purchase Date.

                  (b) On the date of each such Purchase (a "Purchase Date"), Conduit or the Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article VII, in payment of the Purchase Price in respect of such Purchase, (i) deposit a portion of the Purchase Price for such Purchase equal to the Required Reserve Account Amount for such Purchase into the Reserve Account and (ii) make available to the Seller by deposit into an account specified by the Seller in same day funds of an amount equal to the remaining amount of the Purchase Price.

                  (c) Effective on the date of each Purchase pursuant to this
Section 2.02, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such Purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being Purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

                  (d) Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed the Bank Commitment of such Bank less the sum of (i) the aggregate outstanding and unpaid amount of any purchases made by such Bank under the Asset Purchase Agreement plus (ii) such Bank's ratable share of the aggregate outstanding Capital Investment held by Conduit. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any Purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Purchase.

                  SECTION 2.03. Receivable Interest Calculation. Each Receivable Interest shall be initially computed on its date of Purchase. Thereafter until the Facility Termination Date, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Facility Termination Date for such Receivable Interest, shall thereafter remain constant; provided, however, that from and after the date on which the Facility Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date. Each Receivable Interest shall become zero when Capital Investment thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid and the Servicer shall have received the accrued Servicing Fee thereon.

                  SECTION 2.04. Take-Outs. (a) On any Take-Out Date, the Agent, with the consent of the Servicer, may direct the Servicer (on behalf of the Seller and the Agent) to sell the Contracts (or a portion thereof equal to at least the amount necessary to permit the Servicer to exercise its purchase rights pursuant to Section 2.05) to the Person designated by the Agent, with the consent of the Servicer, for the Fair Market Value thereof in connection with a Take-Out Securitization. All Take-Out Proceeds received from such a Take-Out Securitization shall be immediately deposited in the Collection Account for distribution pursuant to Section 5.02(d). In the event that the Fair Market Value of the Contracts subject to any such Take-Out Securitization would be less than the Minimum Purchase Price on the proposed Take-Out Date, the Agent shall have the right to (i) with the consent of the Investor and the Banks, purchase the Contracts subject to the Take-Out Securitization for the Fair Market Value thereof or (ii) notify the Seller that the Investors and the Banks will not purchase any additional Receivable Interests hereunder. In the event that (A) the Agent exercises its option pursuant to clause (i) of the immediately preceding sentence, (x) the Agent shall deposit into the Collection Account an amount equal to the Fair Market Value of the Contracts (for distribution in accordance with the provisions of Section 5.02(d)) and (y) the Seller's interest in such Contracts and in the related Receivables shall be deemed canceled without requirement for any future actions or (B) the Agent exercises its option pursuant to clause (ii) of the immediately preceding sentence, the Seller shall retain title to the Contracts subject to the Take-Out Securitization (subject to the Banks and the Investors Receivable Interests in the related Receivables), and all amounts in the Collection Account to be distributed on succeeding Distribution Dates shall be distributed in accordance with Section 5.02(c).

                  (b) The Seller and each Servicer Party agree to take any and all actions reasonably required by the Agent to effectuate any sale of Contracts described in this Section 2.04. Any Contracts subject to a Take-Out shall be released by the Agent (on behalf of the Investors and Banks) from the Receivables Interests of the Banks and Investors therein upon completion of such Take-Out and the deposit of the applicable proceeds in the Collection Account.

                  SECTION 2.05. Servicer Take-Outs. (a) On any Business Day on which the Outstanding Balance of the Pool Receivables is less than or equal to 10% of the greatest Outstanding Balance of the Pool Receivables at any time during the term of this Agreement or upon five Business Day's notice to the Agent and so long as no event has occurred and is continuing which constitutes a Termination Event or an Incipient Termination Event, the Servicer may direct the Seller to sell Contracts to the Person designated by the Servicer for the Fair Market Value thereof (a "Servicer Take-Out"); provided, that (i) all proceeds received from such a sale shall be immediately deposited in the Collection Account for distribution pursuant to Section 5.02, (ii) the Seller shall have paid to the Agent a fee (the amount of which shall be paid from funds on account in the Collection Account) with respect to the Receivables related to such Contracts equal to the Aggregate Outstanding Balance of such Receivables multiplied by the Exit Fee Rate and (iii) after giving effect to any such sale, the deposit of the proceeds thereof in the Collection Account and the payment of the fee referred to in the immediately preceding clause (ii), no Termination Event or Incipient Termination Event shall occur.

         (b) Any Contracts subject to a sale referred to in Section 2.05(a) shall be released by the Agent (on behalf of the Investors and Banks) from the Receivables Interests of the Banks and Investors therein upon completion of such sale in full compliance with Section 2.05(a).

                  SECTION 2.06. Optional Reductions. (a) The Seller may, at any time and from time to time with the consent or at the direction of the Servicer, repay all or a portion of the Capital Investment by written notice delivered to the Agent no later than the fifth (5th) Business Day prior to the Business Day of the desired reduction; provided that (i) each such repayment of the Capital Investment shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 in the aggregate (unless the amount of the Capital Investment is less than $10,000,000 at such time, in which case such repayment shall be in an amount equal to the total amount of the Capital Investment such time), (ii) all accrued Yield with respect to the Capital Investment being repaid shall be paid concurrently with the repayment of such Capital Investment and (iii) after giving effect to any such repayment, no Termination Event or Incipient

Termination Event shall occur. Such reductions shall occur no more frequently than once per calendar month.

                  (b) The Seller may, at any time and from time to time with the consent or at the direction of the Servicer, upon at least three (3) Business Days' written notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided that (i) each such reduction of the Purchase Limit shall be in an amount that is an integral multiple of $5,000,000 and (ii) after giving effect to such reduction, no Termination Event or Incipient Termination Event shall occur. Upon any such permanent reduction of the Purchase Limit, each Bank Commitment shall be reduced ratably in accordance with the amount of such reduction. Such reductions shall occur not more frequently than once per calendar month.

                  (c) Upon the request of the Seller, with the consent or at the direction of the Servicer, the Agent (on behalf of itself, the Investor and the Banks), agrees to take any and all actions reasonably requested by the Seller to release any Lien in favor of the Agent, the Investor and the Banks on any Receivables subject to a reduction described in Sections 2.06(a) and (b) above; provided, that, the Seller shall have paid to the Agent a fee (the amount of which shall be paid from funds on account in the Collection Account) with respect to such Receivables equal to the Aggregate Outstanding Balance of such Receivables on the date of such release multiplied by the Exit Fee Rate.

                                   ARTICLE III

                                YIELD, FEES, ETC.

                  SECTION 3.01. Yield Payment Dates. Yield accrued on each Purchase shall be payable, without duplication: (a) on the date of any payment or prepayment, in whole or in part, of Capital Investment and (b) on each Distribution Date.

                  SECTION 3.02. Fees. The Seller agrees that CSFB, as agent for the Banks, shall be entitled to receive on each Distribution Date the Fees in the amounts set forth in the Fee Letter.

                  SECTION 3.03. Computation of Yield and Fees. All Yield and Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield or Fee is payable over a year comprised of 360 days.

                                   ARTICLE IV

                          CAPITAL INVESTMENT REPAYMENTS

                  SECTION 4.01. Repayments of Capital Investment. Capital Investment shall be due and payable in accordance with the provisions of Article V.

                                    ARTICLE V

                                    PAYMENTS

                  SECTION 5.01. Making of Payments. (a) All amounts to be paid or deposited by the Seller or either Servicer Party hereunder shall be paid or deposited no later than 12:00 P.M. (New York City time) on the day when due in same day funds to the Agent, at the Agent's Account.

                  (b) The Seller and each Servicer Party shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to Alternate Base Rate then in effect plus 2% per annum, payable on demand.

                  (c) All computations of interest under subsection (b) above and all computations of Yield, Fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 5.02. Distributions. (a) Collection of the Pool Receivables shall be administered by the Servicer Parties in accordance with the terms of Article XI of this Agreement. All Collections received by the Sub-Servicer shall be deposited in the Collection Account by 4:00 p.m. (New York time) on the second Business Day following the receipt thereof in the Specified Account. All Collections received by the Servicer shall be deposited in the Collection Account by 11:00 a.m. (New York time) on the Business Day following the receipt thereof in the Lock-Box Account.

                  (b) On each Distribution Date prior to the Facility Termination Date (other than on a Distribution Date next following the occurrence of a Take-Out), the Agent shall distribute amounts on deposit in the Collection Account as follows:

                  FIRST, to the Servicer and Sub-Servicer in respect of Servicing Fees and Sub-Servicing Fees due for the immediately-preceding Collection Period, to be paid, pro rata, based upon the respective amounts of such Servicing Fees and Sub-Servicing Fees due to the Servicer and Sub-Servicer, respectively;

                  SECOND, pro rata, to (i) the Custodian, in payment of any Custodial Fees due for the immediately-preceding Collection Period and (ii) the Collection Account Bank in payment of any fees or expenses due under the Control Agreement for the immediately-preceding Collection Period;

                  THIRD, to the Agent's Account, an amount equal to the lesser of (x) without duplication, any Available Funds Cap Carryforward Amount with respect to any previous Distribution Date not previously paid to the Agent's Account (plus interest thereon at a rate equal to the rate of interest used to determine the Yield payable on such Distribution Date) and any accrued and unpaid Yield and Fees in respect of all preceding Fixed Periods (including any Fixed Period ending on such Distribution Date) owing to the Agent, the Banks and the Investors and (y) the Available Funds Cap with respect to such Distribution Date;

                  FOURTH, to the Agent's Account, an amount equal to any accrued and unpaid Other Amounts, owing to the Agent, the Banks and the Investors;

                  FIFTH, to GSS, in respect of any Management Fees due for the immediately-preceding Collection Period;

                  SIXTH, to the Agent's Account, in an amount equal to any Capital Deficiency;

                  SEVENTH, to the Reserve Account, until the amount on deposit therein is equal to the Aggregate Required Reserve Account Amount at such time;

                  EIGHTH, to the Agent's Account, an amount (for purposes of this Section 5.02(b), the "Available Funds Cap Carryforward Amount") equal to the excess, if any, of the aggregate amounts described in clause (x) of item THIRD above over the amount described in clause (y) of item THIRD above;

                  NINTH, if (i) the senior unsecured long-term debt rating of the Parent or CHBC is downgraded below B- by S&P (or if the Parent or CHBC is put on negative credit watch by S&P at any time that such rating is at B-) or below B3 by Moody's (or if the Parent or CHBC is put on negative credit watch by Moody's at any time that such rating is at B3)(or if such rating is withdrawn or cancelled by S&P or Moody's), (ii) a Short-Term Assets Trigger shall have occurred, (iii) a Required Monthly Consolidated Net Income (Loss) Trigger shall have occurred or (iv) an Additional Commitment Trigger shall have occurred, to the Agent's Account in payment of the Capital Investment until such time as the Deemed Credit Enhancement Amount shall have been paid in full;

                  TENTH, to any Successor Servicer, in payment of any unpaid transition costs approved by the Agent pursuant to Section 13.03; and

                  ELEVENTH, any remaining amounts, to the Excess Collections Account; provided, however, that, prior to the Facility Termination Date, if HomePride has repurchased, on or before



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
the immediately-preceding Determination Date, all Delinquent Receivables as of the end of the immediately- preceding Collection Period in accordance with
Section 2.04(c) of the Purchase and Contribution Agreement, then if no Termination Event or Incipient Termination Event shall have occurred, all such remaining amounts, plus all other amounts on deposit in the Excess Collections Account, shall be remitted to the Seller for its own account.

                  (c) On each Distribution Date following the occurrence of the Facility Termination Date, the Agent shall distribute amounts on deposit in the Collection Account as follows:

                  FIRST, to the Servicer and Sub-Servicer in respect of Servicing Fees and Sub-Servicing Fees due for the immediately-preceding Collection Period, to be paid, pro rata, based upon the respective amounts of such Servicing Fees and Sub-Servicing Fees due to the Servicer and Sub-Servicer, respectively;

                  SECOND, pro rata, to (i) the Custodian, in payment of any Custodial Fees due for the immediately-preceding Collection Period and (ii) the Collection Account Bank in payment of any fees or expenses due under the Control Agreement for the immediately-preceding Collection Period;

                  THIRD, to the Agent's Account, an amount equal to, without duplication, any Available Funds Cap Carryforward Amount with respect to any previous Distribution Date not previously paid to the Agent's Account (plus interest thereon at a rate equal to the rate of interest used to determine the Yield payable on such Distribution Date) and any accrued and unpaid Yield and Fees in respect of all preceding Fixed Periods (including any Fixed Period ending on such Distribution Date) and all Other Amounts owing to the Agent, the Banks and the Investors

                  FOURTH, to GSS, in respect of any Management Fees due for the immediately-preceding Collection Period;

                  FIFTH, to any Successor Servicer, in payment of any unpaid transition costs approved by the Agent pursuant to Section 13.03; and

                  SIXTH, to the Investors and/or Banks in reduction to zero of all Capital Investment.

                  After all Capital Investment, Yield, Fees, Servicing Fees, fees owed to the Custodian, and Other Amounts have been paid in full, all additional amounts on deposit in the Collection Account, the Reserve Account and the Excess Collections Account shall be released and remitted to the Seller for its own account.

                  (d) On each Distribution Date which immediately follows the occurrence of a Take-Out and is prior to the Facility Termination Date, the Agent shall distribute all amounts on deposit in the Collection Account, including, without limitation, Take-Out Proceeds, whether such amounts are paid by the Seller, either Servicer Party, the Agent or a third-party purchaser, as follows:



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
                  FIRST, to the Servicer and Sub-Servicer in respect of Servicing Fees and Sub-Servicing Fees due for the immediately-preceding Collection Period, to be paid, pro rata, based upon the respective amounts of such Servicing Fees and Sub-Servicing Fees due to the Servicer and Sub-Servicer, respectively;

                  SECOND, pro rata, to (i) the Custodian, in payment of any Custodial Fees due for the immediately-preceding Collection Period and (ii) the Collection Account Bank in payment of any fees or expenses due under the Control Agreement for the immediately-preceding Collection Period;

                  THIRD, to the Agent's Account, an amount equal to the lesser of (x) without duplication, any Available Funds Cap Carryforward Amount with respect to any previous Distribution Date not previously paid to the Agent's Account (plus interest thereon at a rate equal to the rate of interest used to determine the Yield payable on such Distribution Date) and any accrued and unpaid Yield and Fees in respect of all preceding Fixed Periods (including any Fixed Period ending on such Distribution Date) owing to the Agent, the Banks and the Investors and (y) the Available Funds Cap with respect to such Distribution Date;

                  FOURTH, to the Agent's Account, an amount equal to any accrued and unpaid Other Amounts, owing to the Agent, the Banks and the Investors;

                  FIFTH, to GSS, in respect of any Management Fees due for the immediately-preceding Collection Period;

                  SIXTH, to the Agent's Account, in an amount equal to any Capital Deficiency;

                  SEVENTH, to the Reserve Account, until the amount on deposit therein is equal to the Aggregate Required Reserve Account Amount at such time;

                  EIGHTH, to the Agent's Account, an amount (for purposes of this Section 5.02(d), the "Available Funds Cap Carryforward Amount") equal to the excess, if any, of the aggregate amounts described in clause (x) of item THIRD above over the amount described in clause (y) of item THIRD above;

                  NINTH, if (i) the senior unsecured long-term debt rating of the Parent or CHBC is downgraded below B- by S&P (or if the Parent or CHBC is put on negative credit watch by S&P at any time that such rating is at B-) or below B3 by Moody's (or if the Parent or CHBC is put on negative credit watch by Moody's at any time that such rating is at B3)(or if such rating is withdrawn or cancelled by S&P or Moody's), (ii) a Short-Term Assets Trigger shall have occurred, (iii) a Required Monthly Consolidated Net Income (Loss) Trigger shall have occurred or (iv) an Additional Commitment Trigger shall have occurred, to the Agent's Account in payment of the Capital Investment until such time as the Deemed Credit Enhancement Amount shall have been paid in full;



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
                  TENTH, to any Successor Servicer, in payment of any unpaid transition costs approved by the Agent pursuant to Section 13.03; and

                  ELEVENTH, any remaining amounts, to the Excess Collections Account; provided, however, that, prior to the Facility Termination Date, if HomePride has repurchased, on or before the immediately-preceding Determination Date, all Delinquent Receivables as of the end of the immediately- preceding Collection Period in accordance with Section 2.04(c) of the Purchase and Contribution Agreement, then if no Termination Event or Incipient Termination Event shall have occurred, all such remaining amounts, plus all other amounts on deposit in the Excess Collections Account, shall be remitted to the Seller for its own account.

                  (e) The Agent shall have the right to purchase Interest Rate Hedges with respect to all or any portion of the Receivables Pool for the benefit of the Seller at such times as the Agent may elect. Any Interest Rate Hedge purchased pursuant to the previous sentence shall be purchased only after the Agent shall have requested and received price quotes for such an Interest Rate Hedge from three Eligible Counterparties and such Interest Rate Hedge shall be purchased only from the Eligible Counterparty that provided the lowest such price quote, unless the Agent shall have determined in its reasonable discretion that purchasing such Interest Rate Hedge from one of the remaining two such Eligible Counterparties would better serve the interests of the Investors (in which case such Interest Rate Hedge shall be purchased from one of such remaining Eligible Counterparties). In connection with any such purchase of an Interest Rate Hedge, the Agent may, in its sole discretion, direct the Collection Account Bank in writing, and the Collection Account Bank shall, upon such direction, withdraw such amounts on deposit in the Reserve Account (and if the Reserve Account is depleted, then the Excess Collections Account) as the Agent shall designate (in its sole discretion) for payment of any fees and/or costs which may be owed to the Eligible Counterparty providing such Interest Rate Hedge. On each Distribution Date prior to the Facility Termination Date and on the Termination Date or any date subsequent thereto, the Agent may, in its sole discretion, direct the Collection Account Bank in writing, and the Collection Account Bank shall, upon such direction, withdraw such amounts on deposit in the Reserve Account and/or Excess Collections Account as the Agent shall designate (in its sole discretion) for payment of any and all amounts set forth in Subsections (a), (c) or (d) of this Section 5.02 as the Agent shall designate (in its sole discretion) which shall remain unpaid after the application of Collections required to be made on such date. If the purchase price of any Interest Rate Hedge purchased by the Agent shall exceed the amounts in the Reserve Account and the Excess Collections Account which are available to be applied to such purchase price, such excess shall be treated as an Other Amount and be repaid to the Agent in accordance with the provisions of Section 5.02.

                  Without limiting any other provision hereof, the Seller shall purchase an Interest Rate Hedge immediately upon the Agent's request that such Interest Rate Hedge be purchased (whether or not there exists sufficient funds in the Reserve Account to purchase such Interest Rate Hedge). In connection with any such purchase of an Interest Rate Hedge, the Agent may, in its sole discretion, direct the Collection Account Bank in writing, and the Collection Account Bank shall, upon such direction, withdraw such amounts on deposit in the Reserve Account (and if the Reserve


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
Account is depleted, then the Excess Collections Account) as the Agent shall designate (in its sole discretion) for payment, in whole or in part, of (or to reimburse the Seller for) the purchase price of such Interest Rate Hedge.

                  (f) For purposes of this Section 5.02:

                  (i) if on any day any of the representations or warranties contained in Section 8.01(g) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full; and

                  (ii) if and to the extent the Agent, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; provided, however, that it is expressly agreed and understood by the parties hereto (i) that the foregoing is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Pool Receivables and (ii) that nothing in this Section 5.02(f) shall require the Seller to indemnify any Person for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor.

                                   ARTICLE VI

                             INCREASED COSTS; TAXES

                  SECTION 6.01. Increased Costs. (a) If, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application of any law or regulation (including, without limitation, any law or regulation resulting in any interest payments paid to CSFB, any Investor, any Bank or other entity under this Agreement being subject to United States withholding tax) or any guideline of any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to CSFB, any Investor, any Bank, or any Affiliate thereof, successor or assign thereof (each of which shall be an "Affected Person") of agreeing to commit to make purchases or maintain the investment in the Pool Receivables or interest therein related to this Agreement or to the funding thereof or commitments of the same type (or any reduction of the amount of any payment (whether of principal, interest, fees, compensation or otherwise) to any Affected Person hereunder), as the case may be, the Seller shall, from time to time, within ten (10) days after written demand by the Agent, on behalf of such Affected Person, pay to the Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such


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
Affected Person for such increased costs or reduced payments. For the avoidance of doubt, Financial Accounting Standards Board Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a guideline subject to this Section 6.01(a).

                  (b) If either (i) the introduction of or any change in or in the interpretation, administration or application of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request, from any central bank, any governmental authority or agency or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law), including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth the basis of such demand), the Agent shall be paid, on behalf of such Affected Person (from Collections pursuant to, and subject to the priority of payment set forth in, Section 5.02), such additional amounts as will compensate such Affected Person for such reduction. For the avoidance of doubt, Financial Accounting Standards Board Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a guideline subject to this Section 6.01(b).

                  (c) In determining any amount provided for in this Section 6.01, the Affected Person may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Person making a claim under this
Section 6.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.

                  (d) If, as a result of any event or circumstance similar to those described in Section 6.01(a) or 6.01(b), any Affected Person is required to compensate a bank or other financial institution (including, without limitation, CSFB) providing liquidity support, credit enhancement or other similar support to such Affected Person in connection with this Agreement, then, upon demand by the Agent, on behalf of such Affected Person, the Seller shall pay to the Agent, on behalf of such Affected Person such additional amount or amounts as may be necessary to reimburse such Affected Person for any amounts paid by it.

                  SECTION 6.02. Additional Yield on Receivable Interests Bearing a Eurodollar Rate. Each Investor and Bank shall be entitled to receive, from Collections in accordance with Section 5.02 and amounts on deposit in the Excess Collections Account and the Reserve Account, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital Investment of each Receivable Interest of such Investor or Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Investor or Bank shall set forth such amounts in reasonable detail and shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 6.03. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Servicer, HomePride or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes or taxes of a similar nature (however characterized by the applicable jurisdiction) that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by any state or foreign jurisdiction or other locality (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 6.03), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller, HomePride or the Servicer, as the case may be, shall make such deductions and (iii) the Seller, HomePride or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Seller agrees to pay, in accordance with the terms and order of priority set forth in Section 5.02 hereof, any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

                  (c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.03) paid by such Affected Person and any liability

(including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made, in accordance with the terms and order of priority set forth in Section 5.02 hereof, on the Distribution Date immediately following the date on which the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Agent). A certificate as to the amount of such indemnification submitted to the Seller and the Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

                                   ARTICLE VII

                             CONDITIONS OF PURCHASES

                  SECTION 7.01. Conditions Precedent to Initial Purchase under the Original Agreement. The initial Purchase of a Receivable Interest under the Original Agreement was subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

                  (a) Certified copies of the resolutions of the Board of Directors of each of the Seller, the Servicer and the Sub-Servicer approving this Agreement, the Purchase and Sale Agreement, if applicable, the other Transaction Documents to which each of them is a party and any other documents contemplated thereby and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Purchase and Sale Agreement, the other Transaction Documents and any other documents contemplated thereby;

                  (b) A certificate of the Secretary or Assistant Secretary of each of the Seller, the Servicer and the Sub-Servicer certifying the names and true signatures of the officers of the Seller and the Servicer authorized to sign the Purchase and Sale Agreement, if applicable, this Agreement and the other Transaction Documents to be delivered by it in connection herewith and therewith;

                  (c) Proper financing statements under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement, the Purchase and Sale Agreement and the Purchase and Contribution Agreement;

                  (d) Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Pool Receivables, any Contracts related thereto or any Related Security related thereto previously granted by the Seller, HomePride SPV or HomePride;

                  (e) Completed requests for information, dated on or before the date of such initial

Purchase, with respect to each jurisdiction referred to in subsection (c) above that name the Seller, HomePride SPV or HomePride as debtor, together with copies of such other financing statements (none of which shall cover any Pool Receivables, any Contracts related thereto or any Related Security related thereto or any collateral referred to in Section 10.01);

                  (f) Favorable Opinions of Counsel in form and substance satisfactory to the Agent, with respect to, among other things, the due authorization, execution and delivery of, and enforceability of this Agreement and the other Transaction Documents;

                  (g) A favorable Opinion of Counsel, in form and substance satisfactory to the Agent, to the effect that (i) the Receivables to be conveyed to HomePride SPV under the Purchase and Contribution Agreement will be conveyed to HomePride SPV in a "true sale" and would not be considered part of HomePride's bankruptcy estate in the event of its insolvency and (ii) HomePride SPV would not be substantially consolidated with HomePride for purposes of the Federal Bankruptcy Code in such event;

                  (h) A favorable Opinion of Counsel, in form and substance satisfactory to the Agent, to the effect that the Seller would not be substantially consolidated with Seller's Parent for purposes of the Federal Bankruptcy Code in such event;

                  (i) A favorable Opinion of Counsel, in form and substance satisfactory to the Agent with respect to, among other things, there being no material conflicts between the Transaction Documents and the 1999 Indenture or the 2002 Indenture;

                  (j) Favorable Opinions of Counsel, in form and substance satisfactory to the Agent, with respect to the creation, perfection and priority of ownership interests and, in the alternative, security interests in the Transferred Receivables, Related Security and Collections under the Purchase and Sale Agreement (as such terms are defined in the Purchase and Sale Agreement), the Transferred Receivables, Related Security and Collections under the Purchase and Contribution Agreement (as such terms are defined in the Purchase and Sale Agreement) and the Pool Receivables, Related Security and Collections under this Agreement;

                  (k) A favorable Opinion of Counsel from special counsel for the Seller, with respect to the first priority perfected security interest of the Agent in the Collection Account, the Excess Collections Account and the Reserve Account;

                  (l) A favorable Opinion of Counsel, in form and substance satisfactory to the Agent, which shall address (i) certain regulatory and licensing issues related to the (a) ownership of the Receivables and Related Security by HomePride, HomePride SPV and the Seller and (b) the servicing of the Receivables by the Servicer and (ii) the exemption of the Agent, Investors and Banks from federal, state and local licensing requirements with respect to the transactions contemplated by the Transaction Documents;



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
                  (m) A favorable Opinion of Counsel from special Texas counsel for the Seller satisfactory to the Agent, in form and substance satisfactory to the Agent, with respect to the first priority, perfected, possessory security interest in the Contracts;

                  (n) A copy of the by-laws of the Seller, the Servicer and the Sub-Servicer certified by the Secretary or Assistant Secretary of the Seller, the Servicer or the Sub-Servicer, as applicable;

                  (o) A copy of the certificate or articles of incorporation of the Seller, the Servicer and the Sub-Servicer, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller, the Servicer and the Sub- Servicer from such Secretary of State or other official, dated as of a recent date;

                  (p) The Agent (or its counsel) shall have received from each party to the Fee Letter either (i) an original counterpart of the Fee Letter signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Fee Letter) that such party has signed a counterpart of the Fee Letter;

                  (q) The Agent (or its counsel) shall have received from each party to the Purchase and Sale Agreement either (i) an original counterpart of the Purchase and Sale Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Purchase and Sale Agreement) that such party has signed a counterpart of the Purchase and Sale Agreement;

                  (r) The Agent (or its counsel) shall have received from each party to the Purchase and Contribution Agreement either (i) an original counterpart of the Purchase and Contribution Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Purchase and Contribution Agreement) that such party has signed a counterpart of the Purchase and Contribution Agreement;

                  (s) The Agent (or its counsel) shall have received from each party to the Custodial Agreement either (i) an original counterpart of the Custodial Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Custodial Agreement) that such party has signed a counterpart of the Custodial Agreement;

                  (t) The Agent (or its counsel) shall have received from the Parent (i) an original counterpart of the Parent Guaranty signed on behalf of the Parent or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Parent Guaranty) that the Parent has signed a counterpart of the Parent Guaranty;

                  (u) The Agent (or its counsel) shall have received from the Parent (i) an original counterpart of the Limited Recourse Guaranty signed on behalf of the Parent or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the



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
Limited Recourse Guaranty) that the Parent has signed a counterpart of the Limited Recourse Guaranty;

                  (v) The Agent (or its counsel) shall have received from CIT
(i) an original counterpart of the CIT Guaranty signed on behalf of CIT or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the CIT Guaranty) that CIT has signed a counterpart of the CIT Guaranty;

                  (w) The Agent (or its counsel) shall have received the Global Servicing Agreement in form and substance satisfactory to the Agent and from each party thereto either (i) an original counterpart of the Global Servicing Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Global Servicing Agreement) that such party has signed a counterpart of the Global Servicing Agreement;

                  (x) The Agent (or its counsel) shall have received the Control Agreement in form and substance satisfactory to the Agent and from each party thereto either (i) an original counterpart of the Control Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Control Agreement) that such party has signed a counterpart of the Control Agreement;

                  (y) The Agent (or its counsel) shall have received from the Seller (i) an original counterpart of the Funds Transfer Letter signed on behalf of the Seller or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Funds Transfer Letter) that the Seller has signed a counterpart of the Funds Transfer Letter;

                  (z) The Agent (or its counsel) shall have received this Agreement and all other Transaction Documents required to be delivered on the Original Closing Date, in each case, in form and substance satisfactory to the Agent and from each party thereto either (i) an original counterpart thereof signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page thereof that such party has signed a counterpart thereof.

                  (aa) A Responsible Officer of the Seller shall have certified that all conditions to the obligations of HomePride and the Seller under the Purchase and Sale Agreement shall have been satisfied in all respects and a copy of all documents delivered thereunder shall be delivered to the Agent and shall be reasonably satisfactory to the Agent;

                  (bb) A Responsible Officer of HomePride shall have certified that all conditions to the obligations of HomePride and HomePride SPV under the Purchase and Contribution Agreement shall have been satisfied in all respects and a copy of all documents delivered thereunder shall be delivered to the Agent and shall be reasonably satisfactory to the Agent;



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
                  (cc) A Responsible Officer of HomePride shall have certified that all conditions to the obligations of HomePride and CIT Group/Sales under the Global Servicing Agreement shall have been satisfied in all respects and a copy of all documents delivered thereunder shall be delivered to the Agent and shall be reasonably satisfactory to the Agent;

                  (dd) A copy of the Credit and Collection Policy, certified by a Responsible Officer of the Seller;

                  (ee) A review of the computer programs, material tapes, data and back-up plans of Sub-Servicer, HomePride, HomePride SPV and the Seller required for the collection of Receivables and the Agent shall be satisfied that the foregoing, including the procedures of Sub-Servicer, HomePride, HomePride SPV and the Seller for the preparation, storage and retrieval thereof, are sufficient upon the termination of the Servicer or the Sub-Servicer to permit
(i) the Seller or the Agent to collect the Receivables with or without the participation of HomePride, HomePride SPV or the Sub-Servicer and the Seller or the Servicer and (ii) a third-party servicer to collect the Receivables with or without the participation of HomePride, HomePride SPV, the Servicer, the Sub-Servicer or the Seller; and

                  (ff) Such other documents, instruments, certificates and opinions as the Agent may reasonably request.

                  SECTION 7.02. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that:

                  (a) If requested by the Agent in connection with such Purchase, the Seller shall have entered into an Interest Rate Hedge with respect to the Receivables which are the subject of such Purchase;

                  (b) The representations and warranties contained in Section
8.01 shall be correct on and as of the date of such Purchase as though made on and as of such date (other than the representations and warranties stated to be correct on or as of a date certain, which shall have been correct on such date certain);

                  (c) No event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or an Incipient Termination Event;

                  (d) The Agent shall have received the Purchase Request for such Purchase in accordance with Section 2.02, together with all items required to be delivered in connection therewith;

                  (e) The Facility Termination Date shall not have occurred;

                  (f) The Agent shall have received a Trust Receipt, in form and substance



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
satisfactory to the Agent, in respect of each Receivable File related to such Purchase;

                  (g) The amount on deposit in the Reserve Account shall be equal to the Aggregate Required Reserve Amount (after giving effect to such Purchase);

                  (h) The Seller's Tangible Net Worth shall not be less than $50,000;

                  (i) The Agent shall have received a duly executed Transfer Certificate, in form and substance satisfactory to the Agent, with respect to the Receivable Interests to be Purchased on the requested Purchase Date;

                  (j) HomePride shall have provided Agent an Opinion of Counsel in a form consistent with the form contemplated by Section 7.01(l) that (i) updates all prior Opinions of Counsel delivered in accordance with Section 7.01(l) and this Section 7.02(j) (each, a "Prior Opinion") and (ii) identifies each State of the United States in which HomePride, HomePride SPV or the Seller has satisfied the state and local licensing, registration, notification and similar requirements (each, a "License") with respect to the transactions contemplated by the Transaction Documents (each, a "Consumer Transaction") and states that no other state, local or federal Licenses are required for the Consumer Transactions consummated to date. The Opinion of Counsel referenced in the previous sentence shall be required if, and only if, HomePride shall have consummated any Consumer Transactions not addressed by any Prior Opinion; and

                  (k) The Agent shall have received such other approvals, opinions or documents as it may request.

Acceptance of the proceeds of each Purchase shall be deemed a representation and warranty that the conditions set forth in this Section 7.02 have been fulfilled.

                  SECTION 7.03. Conditions Precedent to Initial Purchase under this Agreement. The initial Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of this Agreement the following, each (unless otherwise indicated) dated the date of this Agreement and in form and substance satisfactory to the Agent:

                  (a) The Agent (or its counsel) shall have received from each party to the Fee Letter either (i) an original counterpart of the Fee Letter, in form and substance satisfactory to the Agent, signed on behalf of such party or
(ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of the Fee Letter) that such party has signed a counterpart of the Fee Letter;

                  (b) The Agent (or its counsel) shall have received from each party to this Agreement either (i) an original counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed


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
signature page of this Agreement) that such party has signed a counterpart of this Agreement;

      (c) A favorable Opinion of Counsel, with respect to, among other things, the due authorization, execution, delivery and enforceability of this Agreement and the Fee Letter;

      (d) The Agent (or its counsel) shall have received a fully executed amendment to the Purchase and Sale Agreement;

      (e) The Agent (or its counsel) shall have received a fully executed amendment to the Purchase and Contribution Agreement;

      (f) A written reaffirmation from the Parent of its obligations under the Parent Guaranty;

      (g) A written reaffirmation from the Parent of its obligations under the Limited Recourse Guaranty;

      (h) A written reaffirmation from CIT of its obligations under the CIT Guaranty; and

      (i) Such other documents, instruments, certificates and opinions as the Agent may reasonably request.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

      SECTION 8.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the date hereof and as of the date of each Purchase as follows; provided, however, that each representation and warranty of the Seller with respect to the Lock-Box Accounts or Lock-Box Banks shall not be deemed to be made by the Seller until the date when one or more Lock-Box Accounts are required to be established pursuant to the terms of this Agreement:

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. The Seller has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively.

      (b) The execution, delivery and performance by the Seller of this Agreement and the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of Purchases, (i) have been duly authorized by all necessary corporate action, (ii) do not contravene (1) the Seller's certificate of incorporation or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction


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

binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (except for the interests created pursuant to the Transaction Documents). Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Seller.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (which has not been obtained) is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to herein and therein.

      (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) The balance sheets of the Parent and its Subsidiaries as at December 29, 2001, and the related statements of operations of the Parent and its Subsidiaries for the fiscal year ended December 29, 2001, copies of which have been furnished to the Agent, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 29, 2001 there has been no material adverse change in the business, operations, property or financial or other condition of the Parent.

      (f) There is no pending or, to the Seller's knowledge, threatened action or proceeding affecting the Seller or the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator which, if adversely determined, would materially adversely affect the financial condition or operations of the Seller or of the Parent and Subsidiaries taken as a whole or the ability of the Seller or the Servicer to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; none of the Seller, the Parent or any Subsidiary of the Parent is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller, the Parent or the Parent's Subsidiaries.

      (g) Immediately prior to the Purchase by the Investors or the Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Lien; upon each Purchase, the Investors or the Banks, as the case may be, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the



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

Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement, those filed by the Seller pursuant to the Purchase and Sale Agreement, those filed by HomePride SPV pursuant to the Purchase and Contribution Agreement and those filed by HomePride pursuant to any Dealer Agreements.

      (h) Each Servicer Certificate (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Investors in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Investors, as the case may be, at such time) as of the date so furnished, and no such document (in each case as of such date) (x) contains or will contain any untrue statement of a material fact or (y) omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

      (i) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 17.03 (other than records held by a Custodian).

      (j) The Seller is not known by and does not use any tradename or doing-business-as name.

      (k) The Seller was organized on April 17, 2002, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

      (l) With respect to each Pool Receivable, the Seller shall have purchased such Pool Receivable from HomePride SPV in exchange for payment (made by the Seller to HomePride SPV in accordance with the provisions of the Purchase and Sale Agreement) of cash and/or subordinated debt in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by HomePride SPV to the Seller and no such sale is intended to be voidable or subject to avoidance under any section of the Bankruptcy Code.

      (m) The Seller will treat the purchase of each Receivable and Related Security pursuant to the Purchase and Sale Agreement as a purchase of HomePride SPV's full right, title and ownership interest in such Receivable and Related Security.

      (n) The Seller has complied with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and all Pool Receivables and Related Security.



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

      (o) The Seller has filed on a timely basis all material tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all material taxes, assessments and other governmental charges due from the Seller. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby including the transfer of each Pool Receivable and Related Security to the Seller have been paid or shall have been paid if and when due at or prior to the Original Closing Date and the relevant Purchase Date, as the case may be.

      (p) The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC under ERISA.

      (q) (i) The Seller is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any restriction that could have, and no provision of applicable law or governmental regulation is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations or properties of the Seller, or could have such a material adverse effect on the ability of the Seller to carry out its obligations under this Agreement and the other Transaction Documents to which it is a party and (ii) the Seller is not in default under or with respect to any contract, agreement, lease or other instrument to which the Seller is a party and which would have a material adverse effect on the Seller's condition (financial or otherwise), business, operations or properties, and the Seller has not delivered or received any notice of default thereunder.

      (r) The Seller is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended. The making of the Purchases by the Investors, the application of the proceeds and repayment thereof by the Seller and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party will not cause the Seller to violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      (s) No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      (t) No transaction contemplated hereby or by the Purchase and Sale Agreement requires compliance with any bulk sales act or similar law.

      (u) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller,
(ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

      (v) Each Contract has been originated or re-underwritten by HomePride consistent with the eligibility criteria required for a public securitization of manufactured housing contracts, land-and-home contracts and mortgage loans similar to the Contracts, and, as of the related Purchase Date, there are no additional criteria which would exclude such Contracts from future securitizations at such Purchase Date.

      (w) Intentionally Omitted.

      (x) Each of the Lock-Box Accounts, the Collection Account, the Reserve Account and the Excess Collections Account is free and clear of any Lien and not subject to any right of set- off other than any banker's lien or right of set-off in favor of the banks holding such accounts that are obtained by operation of law or contract, to the extent such liens or rights of set-off were granted solely with respect to customary fees and expenses for the routine maintenance of such accounts or the amounts of any checks which have been credited to such accounts but are subsequently returned unpaid because of uncollected or insufficient funds.

                                   ARTICLE IX

                                    COVENANTS

      Until the later of (x) the Facility Termination Date and (y) the date on which no Capital Investment of or Yield on any Receivable Interest shall be outstanding or the date all Other Amounts owed hereunder to the Investors, the Banks or the Agent are paid in full:

      SECTION 9.01. Records. The Seller and each Servicer Party shall, at their own cost and expense, maintain satisfactory and complete records of the Pool Receivables, including a record of all payments received and all credits granted with respect to the Pool Receivables and all other dealings with the Pool Receivables. Upon 72 hours notice at any time after the occurrence and during the continuation of a Termination Event, the Seller and each Servicer Party shall deliver and turn over to the Agent or to its representatives, or at the option of the Agent, shall provide the Agent or its representatives with access to, during ordinary business hours, on demand of the Agent, all of the Seller's and such Servicer Party's facilities, personnel, books and records pertaining to the Pool Receivables, including all Records. If a Termination Event shall have occurred and be continuing, promptly upon request therefor, the Seller or such Servicer Party shall deliver to the Agent records reflecting payment activity relating to the Pool Receivables through the close of business on the immediately preceding Business Day.


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

      SECTION 9.02. Other Liens or Interests. The Seller will not sell, pledge, assign (by operation of law or otherwise), transfer to any other Person, otherwise dispose of, or grant, create, incur, assume or suffer to exist any Lien upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, and the Seller and Servicer shall defend the right, title, and interest of the Investors, the Banks and the Agent in and to the Pool Receivables, related Contracts and Related Security against all claims of third parties claiming through or under the Seller other than (i) for the ownership and security interests created by this Agreement in favor of the Agent or (ii) in connection with any Take-Out, but only to the extent that the Minimum Purchase Price for all related Receivable Interests shall have been paid in full in connection therewith. The Seller and each Servicer Party shall advise the Agent promptly, in reasonable detail of the occurrence of any event which would have a material adverse effect on the aggregate value of the Pool Receivables, related Contracts and Related Security or on the assignments and security interests granted by the Seller in this Agreement.

      SECTION 9.03. Costs and Expenses. The Seller shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

      SECTION 9.04. Compliance with Laws, Etc. The Seller will comply with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

      SECTION 9.05. Offices, Records, Name and Organization. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations within the United States. The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). The Seller will give the Agent notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

      SECTION 9.06. Performance and Compliance with Contracts and Credit and


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
Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all respects (other than an in inconsequential respect) with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

      SECTION 9.07. Change in Business or Credit and Collection Policy. The Seller will not make any change in its business or in the Credit and Collection Policy (other than, with respect to the Credit and Collection Policy, an inconsequential change thereto) that would adversely affect the collectibility of the Pool Receivables or the ability of the Seller or either Servicer Party to perform its obligations under this Agreement.

      SECTION 9.08. Extension or Amendment of Receivables. Except as provided in
Section 11.03, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

      SECTION 9.09. Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

      SECTION 9.10. Further Assurances. (a) The Seller and Servicer agree from time to time, at its own expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchases, to perfect the security interests granted under this Agreement or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller and Servicer will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may request, to perfect, protect or evidence such Purchases.

      (b) The Seller authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security and the Collections with respect thereto without the signature of the Seller where permitted by law in order to enable the Investors, the Banks or the Agent to exercise their respective rights and remedies under this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

      (c) The Seller and Servicer shall furnish to the Agent from time to time such statements and schedules further identifying and describing the Pool Receivables and Related Security and such other reports in connection with the Pool Receivables and Related Security as the Agent may request, all in reasonable detail.



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

      SECTION 9.11. Reporting Requirements. The Seller and Servicer will maintain a system of accounting established and administered in accordance with GAAP and will provide to the Agent (in multiple copies, if requested by the Agent) and each Rating Agency the following:

      (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated financial statements for such year of the Parent and its consolidated Subsidiaries, certified by independent accountants of nationally recognized standing, together with calculations, certified by the chief financial officer or chief accounting officer of the Parent, of the Consolidated Net Income (Loss) as of the end of the fiscal quarter ending on the last day of such fiscal year;

      (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and consolidated statements of operations of the Parent and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, together with calculations of the Consolidated Net Income
(Loss) as of the end of such fiscal quarter, such balance sheet, statements of operations, and calculations to be certified by the chief financial officer or chief accounting officer of the Parent identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph
(b) and stating that the information set forth therein fairly presents the financial condition of the Parent and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and subject to the auditors' year end report and confirming that the Parent is in compliance with all financial conditions in this Agreement;

      (c) as soon as available and in any event within ten (10) Business Days after the end of each fiscal month of the Parent, calculations of the average Short-Term Assets Amount and Consolidated Net Income (Loss) of the Parent during such month, in a form satisfactory to the Agent, certified by the chief financial officer of the Parent;

      (d) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the audited financial statements for such year of the Seller, certified by independent accountants of nationally recognized standing; and

      (e) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and including the prior comparable period, and consolidated statements of income of the Seller for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer of the Seller responsible for its financial affairs identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph (d) and stating that the information set


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

forth therein fairly presents the financial condition of the Seller as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and subject to the auditors' year end report and confirming that the Seller is in compliance with all financial covenants in this Agreement.

      (f) as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer, a balance sheet of the Servicer as of the end of such fiscal year, and a statement of operations of the Servicer for such fiscal year prepared in accordance with GAAP, such balance sheet and statements of operations to be certified by the chief financial officer or chief accounting officer of the Servicer identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph and stating that the information set forth therein fairly presents the financial condition of the Servicer as of and for the fiscal year then ended;

      (g) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Servicer, a balance sheet of the Servicer as of the end of such quarter and including the prior comparable period, and a statement of operations of the Servicer for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, such balance sheet and statement of operations to be certified by the chief financial officer or chief accounting officer of the Servicer identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph and stating that the information set forth therein fairly presents the financial condition of the Servicer as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals;

      (h) as soon as available and in any event within 90 days after the end of each fiscal year of the HomePride SPV, a balance sheet of HomePride SPV as of the end of such fiscal year, and a statement of operations of HomePride SPV for such fiscal year prepared in accordance with GAAP, such balance sheet and statements of operations to be certified by the chief financial officer or chief accounting officer of HomePride SPV identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph and stating that the information set forth therein fairly presents the financial condition of HomePride SPV as of and for the fiscal year then ended;

      (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of HomePride SPV, a balance sheet of HomePride SPV as of the end of such quarter and including the prior comparable period, and a statement of operations of HomePride SPV for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, such balance sheet and statement of operations to be certified by the chief financial officer or chief accounting officer of HomePride SPV identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph and stating that the information set forth therein fairly presents the financial condition of HomePride SPV as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals;

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

      (j) concurrently with the delivery of the financial statements referred to in Section 9.11, a certificate of a Responsible Officer of the Seller stating that, to the best of such Responsible Officer's knowledge, the Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Termination Event or Incipient Termination Event, except as specified in such certificate;

      (k) as soon as possible and in any event within one day after the occurrence of each Termination Event or Incipient Termination Event, a statement of the principal financial officer of the Seller setting forth details of such Termination Event or Incipient Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

      (l) promptly upon the furnishing thereof to the shareholders of the Parent or the Servicer, copies of all financial statements, reports and proxy statements so furnished;

      (m) promptly after sending or filing thereof and upon request by the Agent therefor, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission;

      (n) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any Affiliate thereof files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Parent or any Affiliate thereof receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any Affiliate thereof is or was, within the preceding five years, a contributing employer;

      (o) at least 30 days prior to any change in the name of either Servicer Party or the Seller, a notice setting forth the new name and the effective date thereof;

      (p) promptly after the Seller or Servicer obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Purchase and Sale Agreement;

      (q) so long as any Capital Investment shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that HomePride SPV has stopped selling Receivables to the Seller pursuant to the Purchase and Sale Agreement;

      (r) promptly after receipt thereof, copies of all notices received by the Seller from HomePride SPV under the Purchase and Sale Agreement; and

      (s) promptly, such additional financial and other information with respect to the Parent, HomePride, HomePride SPV, either Servicer Party and the Seller and their business and


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

properties (including, without limitation, the Pool Receivables and the Related Security) as any Agent may from time to time reasonably request by written notice to the Seller or the Servicer.

      SECTION 9.12. Corporate Separateness. (a) The Seller shall at all times maintain at least two independent directors (each, an "Independent Director") each of whom (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or HomePride, or in any Affiliate of the Seller or HomePride, (iii) is not, and has not been, connected with the Seller or HomePride or any Affiliate of the Seller or HomePride as an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions and is not a member of the immediate family of any such officer or employee and (iv) is not, and has not been, a director (other than as an independent director for an Affiliate which is a limited special purpose corporation) or stockholder of any Affiliate of the Seller or HomePride and is not a member of the immediate family of any such director or stockholder.

      (b) The Seller shall not direct or participate in the management of any other Person's operations, and no other Person shall be permitted to direct or participate in the management of the Seller.

      (c) The Seller shall maintain a principal executive and administrative office through which its business in conducted separate from those of any other Person, and, to the extent that the Seller and any other Persons have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

      (d) The Seller shall engage only in those transactions described in
Section 3 of its certificate of incorporation and matters necessarily incident thereto.

      (e) The Seller shall have stationery and other business forms separate from that of any other Person.

      (f) The Seller shall ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities and that each such entity shall bear its fair share of such costs and shall ensure that, to the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.

      (g) The Seller shall at all times be adequately capitalized in light of its contemplated business.

      (h) The Seller shall at all times provide for its own operating expenses and


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

liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for other than the corporate use of the Seller, and shall not, except as may be expressly permitted by agreements of the Seller, allow its funds to be commingled with those of any Affiliate of the Seller.

      (i) The Seller shall maintain its assets and transactions separately from those of any other Person, reflect such assets and transactions in financial statements separate and distinct from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.

      (j) The Seller shall ensure that all material transactions between the Seller and any of its Affiliates shall be only on an arm's-length basis and shall receive the approval of its board of directors, including at least both Independent Directors.

      (k) The Seller shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as agent by the Seller, except as may be expressly permitted by any agreements of the Seller.

      (l) The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as may be expressly permitted in any agreements of the Seller.

      (m) The Seller shall not maintain any joint account with any other Person or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any other Person.

      (n) The Seller shall not make any payment or distribution of assets with respect to any obligation of any other Person or grant any lien, security interest or encumbrance on any of its assets to secure any obligation of any other Person.

      (o) The Seller shall not make loans, advances or otherwise extend credit to any other Person, except on an arm's-length basis, and shall not permit any Affiliate of the Seller to advance funds to the Seller or otherwise supply funds to, or guaranty debts of, the Seller.

      (p) The Seller shall hold regular duly noticed meetings of its sole member and board of directors, no less than once annually, and make and retain minutes of such meetings.

      (q) The Seller shall ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an officer or director of any Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

      (r) The Seller shall have bills of sale (or other similar instruments of assignment)


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and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any other Person.

      (s) The Seller shall ensure that any financial reports required of the Seller shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates and the Seller shall comply with the filing requirements under applicable tax laws.

      (t) The Seller shall not fail to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

      (u) The Seller shall comply with all provisions of its articles of organization and operating agreement and shall observe all necessary, appropriate and customary corporate formalities.

      SECTION 9.13. Purchase and Contribution Agreement; Purchase and Sale Agreement; Custodial Agreement; Global Servicing Agreement. The Seller will not amend, waive or modify any provision of the Purchase and Contribution Agreement, Purchase and Sale Agreement or the Custodial Agreement or Section 2.13 of the Global Servicing Agreement in any respect or waive the occurrence of any default under any such agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Purchase and Sale Agreement and the Custodial Agreement in all respects and will enforce the Purchase and Sale Agreement and the Custodial Agreement in accordance with its terms in all respects.

      SECTION 9.14. Nature of Business. The Seller will not engage in any business other than as permitted under its articles of organization. The Seller will not create or form any Subsidiary.

      SECTION 9.15. Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Purchase and Sale Agreement.

      SECTION 9.16. Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of equity interests of the Seller, or return any equity to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity interests of the Seller or any warrants, rights or options to acquire any such equity interests, now or hereafter outstanding.



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

      SECTION 9.17. Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the other Transaction Documents.

      SECTION 9.18. Certificate of Incorporation and By-Laws. The Seller will not amend or delete its Certificate of Incorporation or its By-Laws without the prior written consent of the Agent except to correct clerical errors.

      SECTION 9.19. Inspections. (a) The Seller and each Servicer Party will, at their respective expenses, during regular business hours as requested by the Agent, upon reasonable prior notice to the Seller or such Servicer Party, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller's or such Servicer Party's independent public accountants), (i) to conduct annual audits of the Receivables, the Related Security and the related books and records and collections systems of such Servicer Party or the Seller, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or such Servicer Party relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Parent, such Servicer Party or the Seller for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or such Servicer Party's performance under the Transaction Documents or under the Contracts with any of the officers or employees of such Servicer Party or the Seller having knowledge of such matters; provided, however, that, prior to occurrence of a Termination Event or Event of Default, the Agent shall not exercise its rights in clauses (i) through (iii) of this sentence more than once per each calendar quarter. The Agent or its agents or representatives shall at the expense of the Seller or the Servicer and as frequently as the Agent may desire, has the right under this Agreement after the occurrence and during the continuance of a Termination Event, or an Event of Default, upon reasonable prior notice to the Seller or either Servicer Party, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of such Servicer Party or the Seller, or held by another for such Servicer Party or the Seller or on its behalf, concerning this Agreement and to conduct any other activities described in clauses (ii) and (iii) above. The Agent shall make commercially reasonable efforts to schedule the audits, examinations and visits provided for under this Section 9.19(a) so that they occur, to the degree reasonably feasible, concurrently with similar audits, examinations and visits to be conducted by HomePride in connection with the Global Servicing Agreement.

      (b) Upon the Agent's request, the Seller will, at its expense, utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Pool Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form requested by the Agent.

      SECTION 9.20. Take-Out Securitization. (a) Upon the request of the Agent, each of the Seller and the Servicer agrees that it shall amend this Agreement to be consistent with


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

any documents executed by the Seller or any Affiliate of the Seller in connection with a Take-Out Securitization or Term Securitization to the extent any provisions included therein for the benefit of any holders of asset backed securities issued in connection therewith are more favorable to the terms provided to the Investors and the Banks herein.

      (b) The Seller shall give the Agent not less than 30 days prior written notice of any proposed Take-Out Securitization (which notice shall set forth the proposed date of such Take-Out Securitization); provided, that the Seller shall promptly update any such notice if the proposed date of any Take-Out Securitization is changed.

      SECTION 9.21. Minimum Rating. Each of the Seller and the Servicer shall take such actions as are reasonably requested by the Agent and as otherwise are necessary to obtain and thereafter maintain from (i) Moody's a rating indication consistent with an "A2" for the financing facility provided hereunder and (ii) S&P, a rating of the timely payment of Yield, subject to the Available Funds Cap, and the ultimate repayment of the aggregate Capital Investment on or prior to the Rated Final Maturity Date of at least "A" (collectively, the "Minimum Rating") on or prior to August 9, 2002 (including, without limitation, modifying the calculation of Advance Rate and Excess Concentration Amount and agreeing to other amendments to this Agreement and the other Transaction Documents (including, without limitation, amendments of provisions with respect to Eligible Receivables criteria) to the extent necessary to obtain and thereafter maintain such a Minimum Rating).

      Moody's and S&P intend to monitor the aforementioned ratings on an ongoing basis subject to the conditions agreed to by Moody's and S&P, respectively.

      SECTION 9.22. Intentionally Omitted.

      SECTION 9.23. Changes in Payment Instructions to Obligors. The Seller and Servicer Parties will not terminate the Specified Account Bank or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to the Specified Account, unless CIT Group/Sales is no longer the Sub-Servicer hereunder and such termination or change has been consented to in writing by the Agent or such termination or change is otherwise required by this Agreement.

      SECTION 9.24. Deposits to Specified Accounts. Subject to Section 9.23 hereof, the Seller and Servicer Parties will instruct all Obligors to remit all their payments in respect of Receivables to the Specified Account. If the Seller or either Servicer Party shall receive any Collections directly from an Obligor, it shall deposit the same into the Specified Account or, if applicable, a Lock-Box Account within one (1) Business Day of receipt. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Specified Account cash or cash proceeds other than Collections of Receivables.


      SECTION 9.25. Lock-Box Accounts; Lock-Box Banks. As and when required

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

pursuant to Section 11.03(c) hereof, the Seller and the Servicer Parties will instruct all Obligors to remit all their payments in respect of Receivables to one or more Lock-Box Accounts. In such case, the Seller and the Servicer Parties
(i) will not add or terminate any bank as a Lock-Box Bank or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account, unless the Agent shall have approved in writing such addition, termination or change, (ii) will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables and
(iii) shall cause any Collections received from an Obligor to be deposited immediately (and in any event within one Business Day) to a Lock-Box Account.

                                    ARTICLE X

                           GRANT OF SECURITY INTEREST

      SECTION 10.01. Seller's Grant of Security Interest; Assignment of Purchase and Sale Agreement. (a) As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, the Seller hereby assigns (and hereby confirms the assignment under the Original Agreement) to the Agent for its benefit and the ratable benefit of the Investors and the Banks and hereby grants a security interest (and hereby confirms the grant of a security interest under the Original Agreement) to the Agent for its benefit and the ratable benefit of the Investors and the Banks in all of the Seller's right, title and interest in, to and under (i) the Purchase and Sale Agreement, the Purchase and Contribution Agreement (which right, title and interest in and to the Purchase and Contribution Agreement shall be assigned to the Seller under the Purchase and Sale Agreement) and the Global Servicing Agreement (which right, title and interest shall be assigned to the Seller under the Purchase and Sale Agreement), including, without limitation, (A) all property and rights assigned or pledged thereunder and all rights of the Seller to receive monies due or to become due under or pursuant to such agreements, whether payable as fees, costs, expenses or otherwise, (B) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to such agreements, (C) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreements, including, without limitation, the Parent Guaranty, (D) claims of the Seller for damages arising out of or for breach of or default under such agreements (including any breach of any representation or warranty thereunder), (E) the rights of the Seller to amend, waive or terminate such agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (which rights shall be exerciseable by the Agent upon the occurrence of a Termination Event), (F) all other rights, remedies, powers, privileges and claims of the Seller under or in connection with such agreements (whether arising pursuant to such agreements or otherwise available to the Seller at law or in equity), including the rights of the Seller to enforce such agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith, including, without limitation, the right of the Seller to compel performance and otherwise exercise all remedies thereunder (all of which shall
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
be exerciseable by the Agent upon the occurrence of a Termination Event), and
(G) all monies due or to become due and all amounts received with respect to the items listed in clauses (A) through (F) and all proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in Section 9-102 of the UCC as in effect in the State of New York) thereof, including all Recoveries relating thereto (collectively, the "Transferred Agreements"), (ii) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, (iii) all existing and hereafter acquired or hereafter arising Pool Receivables, together with all Related Security, Collections and proceeds with respect thereto, (iv) each Bank Account and all cash, securities entitlements and other financial assets as shall be deposited therein from time to time, (v) the Interest Rate Hedges and
(vi) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

      (b) As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms hereof, the Seller hereby grants (and hereby confirms the grant under the Original Agreement) to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a first priority perfected and continuing security interest in each Bank Account and in all cash, securities entitlements and other financial assets as shall be deposited therein from time to time.

      SECTION 10.02. Characterization of Transaction. It is the intention of the parties that the transactions contemplated hereby constitute sales of Receivable Interests to the Agent, on behalf of the Banks and Investors, as applicable, pursuant to the terms of this Agreement. Each of the parties hereto will treat the transactions contemplated by this Agreement in a manner consistent with the sale of such Receivable Interests in the Pool Receivables, together with Related Security, Collections and proceeds with respect thereto, by the Seller to the Agent on behalf of the Banks and Investors, as applicable. Subject to the terms of this Agreement, the Seller shall hold legal title to the Pool Receivables, together with Related Security, Collections and proceeds with respect thereto, on behalf of and for the benefit of the Agent (on behalf of the Investors and the Banks). Each of the parties hereto hereby agrees to treat each purchase of interests in Receivables hereunder (and the payment of the related Purchase Prices) as debt for income tax purposes under the tax laws currently in effect, and as sales of such interests for all other purposes.

      SECTION 10.03. Seller Remains Liable. (a) Notwithstanding anything in this Agreement, (i) the Seller shall remain liable under the Pool Receivables, all Related Security, the Transferred Agreements and any Interest Rate Hedges and to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent, an Investor or a Bank of any of its rights under this Agreement shall not release the Seller or the Servicer from any of their respective duties or obligations under the Pool Receivables, all Related


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Security, the Transferred Agreements or any Interest Rate Hedges, (iii) the
Agent, the Investors, the Banks, and the Custodian shall not have any obligation or liability under the Pool Receivables, the Related Security, the Transferred Agreements or any Interest Rate Hedges by reason of this Agreement, and (iv) neither the Agent, the Custodian, the Investors or Banks shall be obligated to perform any of the obligations or duties of the Seller or the Servicer under the Pool Receivables, the Related Security, the Transferred Agreements or any Interest Rate Hedges or to take any action to collect or enforce any claim for payment assigned under this Agreement.

      (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller (or by the Agent on behalf of the Seller) in accordance with the terms hereof seriously misleading within the meaning of the UCC, unless the Seller shall have given the Agent at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements. The Seller shall give the Agent at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain its principal executive office within the United States of America.

                                   ARTICLE XI

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

      SECTION 11.01. Designation of Servicer Parties. (a) The servicing, administration and collection of Pool Receivables shall be conducted by the Servicer Parties so designated hereunder from time to time.

      (b) Until the Agent gives notice to the Seller of the designation of a Successor Servicer pursuant to the provisions of Section 13.03, HomePride is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Notwithstanding the appointment of the Sub-Servicer pursuant to Section 11.01(c), the Servicer shall be liable and responsible for all covenants, obligations, duties, liabilities, responsibilities, representations and warranties of the Sub-Servicer under this Agreement.

      (c) The Servicer hereby appoints CIT Group/Sales as Sub-Servicer under this Agreement and agrees that CIT Group/Sales shall perform the covenants, obligations and duties of Sub-Servicer under this Agreement. CIT Group/Sales hereby accepts its appointment as Sub-Servicer under this Agreement and hereby agrees and covenants to perform all covenants, obligations and duties, and be responsible for all liabilities, representations and warranties, of Sub-Servicer under this Agreement. The Servicer shall have the right to terminate the appointment of CIT Group/Sales as Sub-Servicer hereunder solely in accordance with the terms and provisions of the Global Servicing Agreement and with the prior written consent of the Agent, and the Agent shall have the right to terminate the appointment of CIT Group/Sales as Sub-Servicer hereunder in


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accordance with the terms and provisions of the CIT Guaranty. Upon any termination by the Servicer of the appointment of CIT Group/Sales as Sub-Servicer hereunder in accordance with the terms and provisions of the Global Servicing Agreement and this Agreement, or any termination by the Agent of the appointment of CIT Group/Sales as Sub-Servicer hereunder in accordance with the terms and provisions of the CIT Guaranty, the Servicer may, with the prior written consent of the Agent, (i) appoint an Eligible Sub-Servicer as Sub-Servicer hereunder and, in such case, such Eligible Sub-Servicer so appointed shall be responsible for all covenants, obligations, duties, liabilities, representations and warranties, and be entitled to all rights, benefits and privileges, of the Sub-Servicer hereunder on and after the date of such appointment or (ii) designate that there shall no longer be a Sub-Servicer under this Agreement and, in such case, all covenants, obligations, duties, liabilities, representations and warranties which were theretofore covenants, obligations, duties, liabilities, representations and warranties of the Sub-Servicer hereunder shall, upon such designation, become covenants, obligations, duties, liabilities, representations and warranties of the Servicer, and all rights, benefits and privileges which were theretofore rights, benefits and privileges of the Sub-Servicer hereunder shall, upon such designation, become rights, benefits and privileges of the Servicer.

      The Agent shall have the right to terminate the appointment of CIT Group/Sales as Sub-Servicer hereunder in connection with its designation of a Successor Servicer pursuant to Section 13.03.

      CIT Group/Sales hereby agrees to perform, and be responsible for, all of its covenants, obligations, duties, liabilities, representations and warranties hereunder in its capacity as Sub-Servicer until the effective date of (w) the appointment of an Eligible Sub-Servicer as Sub-Servicer hereunder pursuant to this Section 11.01(c), (x) the designation by the Servicer, pursuant to this
Section 11.01(c), that there shall no longer be a Sub-Servicer hereunder, (y) the termination by the Agent of CIT Group/Sales appointment as Sub-Servicer hereunder pursuant to this Section 11.01(c) and Section 13.03 and (z) the appointment of an Eligible Sub-Servicer as Sub-Servicer hereunder following CIT Group/Sales' resignation as Sub-Servicer pursuant to Section 12.05 hereof or
Section 2.13 of the Global Servicing Agreement (the date upon which any of the events described in the immediately-preceding clauses (w), (x), (y) and (z) shall occur is herein referred to as "CIT Group/Sales Termination Date"). Notwithstanding the occurrence of a CIT Group/Sales Termination Date, CIT Group/Sales shall be responsible for all covenants, obligations, duties, liabilities, representations and warranties made by it in its capacity as Sub-Servicer, to be performed, or arising, made or accruing, prior to the CIT Group/Sales Termination Date and shall be entitled to all Sub-Servicing Fees and expense reimbursements owed to it as Sub-Servicer which shall have accrued prior to the CIT Group/Sales Termination Date.

      SECTION 11.02. Duties of the Servicer Parties. (a) The Servicer is hereby authorized to act for the Seller and in such capacity shall perform the duties of managing, servicing, administering and making collections on the Pool Receivables, and perform the other actions required of the Servicer under this Agreement for the benefit of the Investors and the Banks and, pursuant to its appointment pursuant to Section 11.01(c), the Sub-Servicer is authorized to perform


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certain of such duties and actions, all as set forth in this Agreement. Each of the Servicer Parties agrees that its servicing of the Pool Receivables shall be carried out in accordance with customary and usual procedures of prudent institutions which service manufactured housing loans similar to the Receivables and, to the extent more exacting, the degree of skill and attention that such Servicer Party exercises from time to time with respect to all comparable manufactured housing loans that it services for itself or others in accordance with the Credit and Collection Policy and Global Servicing Agreement as in effect from time to time; provided, however, to the extent that the terms and provisions of this Agreement shall be in conflict with the terms and provisions of the Credit and Collection Policy or the Global Servicing Agreement, the terms and provisions of this Agreement shall control. The duties of the Servicer Parties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Pool Receivables, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly servicing reports to the Agent with respect to distributions, monitoring the status of Insurance Policies and performing the other duties specified herein, in each case in accordance with the Credit and Collection Policy as in effect from time to time. The Servicer Parties shall also administer and enforce in accordance with the Credit and Collection Policy as in effect from time to time all rights and responsibilities of the holder of the Pool Receivables provided for in the Insurance Policies, to the extent that such Insurance Policies relate to the Pool Receivables, the Manufactured Homes, the Mortgaged Properties or the Obligors. The Sub-Servicer shall be responsible for solely those covenants, obligations, duties, liabilities, representations and warranties in respect of the servicing and administration of the Receivables and Related Security which, according to the terms of this Agreement, the Sub-Servicer is responsible to perform or undertake. However, the Servicer shall be responsible for the performance of all covenants, obligations, duties, liabilities, representations and warranties in respect of the servicing and administration of the Receivables and Related Security set forth in this Agreement, notwithstanding the fact that the Sub-Servicer shall be responsible for, and/or performing, certain of such covenants, obligations, duties, liabilities, representations and warranties.

      (b) To the extent consistent with the standards, policies and procedures otherwise required hereby, each of the Servicer Parties shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer Parties is hereby authorized and empowered by the Seller to execute and deliver, on behalf of the Seller, the Investors, the Banks or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pool Receivables; provided, however, that notwithstanding the foregoing, such Servicer Party shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pool Receivable or waive the right to collect the unpaid balance of any Pool Receivable from the Obligor (other than as permitted by the Agent and the Seller), except that such Servicer Party may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary procedures. Each of the Servicer Parties


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is hereby authorized to commence, in its own name or in the name of the Seller, the Investors and the Banks, a legal proceeding to enforce a Pool Receivable pursuant to Section 11.03 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pool Receivable or an Obligor. If such Servicer Party commences or participates in such a legal proceeding in its own name, the Seller, the Banks or the Investors, as the case may be, shall thereupon be deemed to have automatically assigned such Pool Receivable to such Servicer Party solely for purposes of commencing or participating in any such proceeding as a party or claimant, and such Servicer Party is authorized and empowered by the Seller, the Banks or the Investors, as the case may be, to execute and deliver in its name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Seller, the Banks or the Investors, as the case may be, shall furnish each Servicer Party with any powers of attorney and other documents which each Servicer Party may reasonably request in writing and which such Servicer Party deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable it to carry out its servicing and administrative duties under this Agreement. The Servicer Parties shall not make the Agent, any Bank or any Investor a party to any litigation described in this Section 11.02(b) without the prior written consent of such Person.

      (c) Notwithstanding any provision contained herein or in the Global Servicing Agreement or Credit and Collection Policy to the contrary, if the terms and provisions of the Global Servicing Agreement or the Credit and Collection Policy shall be in conflict with the terms and provisions of this Agreement then, to the extent of such conflict, the terms and provisions of this Agreement shall control.

      SECTION 11.03. Collection of Receivable Payments; Modification and Amendment of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Sub-Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Pool Receivables as and when the same shall become due, and shall follow such collection procedures which are comparable to those which it follows with respect to all comparable manufactured housing loans that it services for itself or institutional investors and otherwise act with respect to the Pool Receivables and the Insurance Policies as required of it hereunder and in such manner as will, in the reasonable judgment of the Sub-Servicer, maximize the amount to be received by the Seller and the Investors with respect thereto. In connection therewith, the Sub-Servicer shall use commercially reasonable efforts to diligently pursue, foreclose upon, or otherwise comparably convert the ownership of Manufactured Homes and Mortgaged Properties securing a Pool Receivable that continues in default (including default in payment of taxes and insurance), unless the Sub-Servicer, in its commercially reasonable judgment, believes that such Receivable can be returned to current status within a reasonable period of time or, solely with respect to defaults due solely to default in payment of taxes, insurance or other amounts, unless the Sub-Servicer, in its commercially reasonable judgment, believes it is most appropriate, under the circumstances, and not as a general matter, not to pursue outstanding taxes, insurance or other amounts. The Sub-Servicer is authorized, in its sole discretion, to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of



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servicing any Pool Receivable.

      (b) So long as no Termination Event shall have occurred and be continuing, the Sub-Servicer may grant payment extensions on, or other modifications or amendments to, a Pool Receivable (including those modifications permitted by Section 11.02) in accordance with the Credit and Collection Policy and its customary procedures if the Sub-Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Pool Receivable, will maximize the amount to be received by the Seller, the Investors and the Banks with respect to such Pool Receivable, and is otherwise in the best interests of the Seller, the Investors and the Banks; provided, however, that the Sub-Servicer shall not amend or modify a Pool Receivable (except as provided in Section 11.02 and this Section 11.03(b)) without the written consent of the Agent and Servicer.

      (c) For so long as CIT Group/Sales shall be the Sub-Servicer hereunder, the Servicer and Sub-Servicer shall (i) instruct all Obligors to make all payments in respect of the Receivables to the Specified Account and (ii) deposit all Liquidation Proceeds and Insurance Proceeds in respect of the Receivables and Related Security into the Specified Account within one (1) Business Day of receipt thereof by the Servicer or Sub-Servicer, as the case may be. The Sub-Servicer shall cause, by direction to the Specified Account Bank, all Collections deposited into the Specified Account to be transferred to account number 161907.1 (the "Collection Account"), in the name of Seller, at JP Morgan Chase Bank (the "Collection Account Bank"), within two (2) Business Days of the date upon which such Collections shall be so deposited into the Specified Account. At such time as the senior unsecured long-term debt rating of CIT shall be first downgraded to B or lower from S&P or B2 or lower from Moody's (or if such rating is withdrawn or cancelled by S&P or Moody's), the Servicer and Sub-Servicer shall (I) within thirty (30) days thereof, take all such actions as shall be necessary (i) for the Seller to enter into one or more Lock-Box Agreements and establish one or more Lock-Box Accounts and (ii) to instruct all Obligors to make all payments in respect of the Receivables directly to such Lock-Box Accounts and (II) deposit all Liquidation Proceeds and Insurance Proceeds directly into the Collection Account within one (1) Business Day of receipt thereof by the Servicer or Sub-Servicer, as the case may be. If CIT Group/Sales shall no longer be the Sub-Servicer hereunder, then the Servicer shall immediately (i) take all such actions as shall be necessary for the Seller to enter into one or more Lock-Box Agreements and establish one or more Lock-Box Accounts, (ii) instruct all Obligors to make all payments in respect of the Receivables directly to such Lock-Box Accounts and (iii) deposit, and shall cause any Successor Sub-Servicer to deposit, all Liquidation Proceeds and Insurance Proceeds directly into the Collection Account within one (1) Business Day of receipt thereof by the Servicer or Successor Sub-Servicer, as the case may be.

      (d) If the Servicer has reason to believe that any Manufactured Home or Mortgaged Property has been abandoned or that the value thereof has been significantly impaired, then the Servicer shall use its customary and reasonable efforts to physically inspect or visit such Manufactured Home or Mortgaged Property. The Servicer shall use its customary and reasonable efforts to physically inspect or visit each Manufactured Home and Mortgaged Property which shall

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have become an Acquired Property.

      (e) The Sub-Servicer shall, with respect to Manufactured Homes and Mortgage Properties which are known by the Sub-Servicer to be abandoned or in foreclosure, and the Servicer shall, with respect to Manufactured Homes and Mortgaged Properties which have become Acquired Properties, take such action as it deems necessary in its commercially reasonable judgment and not in violation of law to protect such Manufactured Homes and Mortgaged Properties from vandalism or damage by the elements.

      (f) In connection with each Purchase hereunder, the Servicer shall take all such actions as shall be necessary to (i) deliver the Receivable Files related to such Purchase to the Custodian as required under the Custodial Agreement and (ii) to cause the Custodian to deliver to the Agent a Trust Receipt with respect to such Receivable Files.

      SECTION 11.04. Realization Upon Receivables. (a) The Sub-Servicer shall be entitled to be reimbursed by the Servicer for all reasonable expenses incurred by the Sub-Servicer in the course of foreclosing upon a Pool Receivable (including repossession, replevin or other related realization upon a defaulted Contract). The Servicer shall reimburse the Sub-Servicer for any such expenses within 30 days of receipt of a written demand for reimbursement of such expenses or, if sooner, the date upon which the Liquidation Proceeds in respect of such foreclosure of such Pool Receivable shall be made available to the Servicer. The Servicer shall be entitled to be reimbursed out of the Liquidation Proceeds of, or any deficiency judgment in respect of, any Pool Receivable for (i) any reasonable expenses as to which it provided reimbursement to the Servicer pursuant to this Section 11.04(a) with respect to such Pool Receivable and (ii) any reasonable expenses incurred by the Servicer in connection with the remarketing and sale of any Manufactured Home or Mortgaged Property which became an Acquired Property.

      (b) The deed to any Acquired Property delivered as a result of any foreclosure or similar proceeding or deed in lieu thereof shall name the Servicer as grantee unless the Servicer deems it necessary to foreclose or otherwise comparably convert title to any Mortgaged Property in the name of a party other than the Servicer, in which case, the Servicer may designate such a party to hold title to the Acquired Property. The party designated to hold such title shall sign a written acknowledgment that it is holding title on behalf of the Investors and the Banks and any such acknowledgment shall be delivered to the Custodian together with the deed to such Acquired Property.

      (c) Upon acquisition of an Acquired Property by the Seller, the Servicer shall prepare an Acquired Property Mortgage and file it for recordation in the appropriate office of the jurisdiction in which such Acquired Property is located. Such Acquired Property Mortgage shall be in a form appropriate in such jurisdiction. The Servicer shall furnish such Acquired Property Mortgage (together with evidence of such filing) to the Custodian within twenty Business Days of acquiring a deed in respect of such Acquired Property. The Servicer shall furnish each recorded Acquired Property Mortgage (together with evidence of recordation) to the Custodian promptly upon


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receipt thereof.

      (d) Upon the acquisition of an Acquired Property, the Servicer shall (i) deliver the deed or certificate of sale to the Custodian, (ii) advance all taxes and standard hazard insurance premiums relating to the Acquired Property, (iii) process any claims for redemption and otherwise comply with any redemption procedures required by law, (iv) use its reasonable best efforts to promptly sell or otherwise dispose of such Acquired Property at a price which in its best judgment represents reasonable value and remit the proceeds to the Specified Account or, as may be required hereunder, to the Collection Account within one Business Day of receipt thereof, and (v) if, in order to sell the property at what it reasonably determines to be the best price available, the Servicer deems it reasonably necessary for the Servicer to provide mortgage financing to the prospective buyer, the Servicer shall undertake, as agent for the Seller, to apply substantially the same underwriting standards as the Servicer applies to similar transactions originated by it for its own account. The Servicer shall be under no obligation to provide such mortgage financing.

      In connection with the sale of an Acquired Property, any contract of sale or deed shall be executed by the Servicer in its individual capacity and as agent and attorney-in-fact for the Seller. The Servicer shall request release of the Acquired Property Mortgage by the Custodian. Immediately upon consummation of the sale, the Servicer shall assign all of its right, title, and interest in the new Receivable to the Seller and the Seller shall assign all of its right, title, and interest in the new Receivable to the Agent. The Servicer shall record the release, the deed, the Mortgage, the assignment of the Servicer's interest to the Seller and an assignment of the Mortgage by the Seller to the Agent immediately.

      (e) The Servicer shall deposit all funds collected and received in connection with the rental or sale of any Acquired Property in the Collection Account as soon as practicable but in any event within two Business Days of receipt thereof.

      SECTION 11.05. Insurance and Dealer Recourse. (a) The Servicer Parties shall monitor the status of the Insurance Policies in accordance with their customary servicing procedures and in accordance with the terms and provisions of this Agreement.

      (b) (i) Except as otherwise proved in subsection (ii) of this Section 11.05, the Sub-Servicer shall cause to be maintained with respect to each Contract one or more Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that such Insurance Policies may provide for customary deductible amounts, and, provided, further, that the amount of coverage provided by each Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be


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maintained by either Servicer Party shall contain a standard loss payee clause in favor of such Servicer Party and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

            (ii) The applicable Servicer Party may, in lieu of causing individual Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (i) of this Section 11.05, and the Servicer shall, to the extent that the related Contract does not require the Obligor to maintain a Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (i) of this Section 11.05 resulting from the absence or insufficiency of individual Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the Collection Account, on the Business Day next preceding the Determination Date following the Collection Period in which the Insurance Proceeds from claims in respect to any Contracts under such blanket policy are or would have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Insurance Policies maintained pursuant to subsection (i) of this
Section 11.05(b).

            (iii) If the Servicer shall have repossessed a Manufactured Home on behalf of the Agent, the Investors and the Banks, or foreclosed upon or otherwise acquired any Mortgaged Property, the Servicer shall either (x) maintain at its expense a Insurance Policy with respect to such Manufactured Home or Mortgaged Property meeting the requirements of subsections (i) or (ii) above, except that the Servicer shall be responsible for depositing any deductible above amount with respect to all claims under individual Insurance Policies, or (y) indemnify the Agent, the Investors and the Banks against any damage to such Manufactured Home prior to resale or other disposition.

Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purposes of calculating monthly distributions to the Investors and the Banks, shall be not added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit.

            (c) The applicable Servicer Party may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Seller, the Investors and the Banks. If the applicable Servicer Party elects to commence a legal proceeding to enforce an Insurance Policy, such Servicer Party shall provide notice thereof and the act of commencement shall be deemed to be an


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automatic assignment of the rights of the Seller, the Agent, the Investors and the Banks under such Insurance Policy to such Servicer Party for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that such Servicer Party may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Seller shall take such steps as such Servicer Party deems necessary to enforce such Insurance Policy, including bringing suit in its name. The Servicer shall deposit into the Collection Account or, as may be required hereunder, into the Collection Account, as soon as practicable, but in no event later than one Business Days after receipt thereof, all Insurance Proceeds received by it.

            (d) The Servicer shall perform all administrative responsibilities relating to Dealers in respect of the Contracts. The Servicer shall use diligent efforts to pursue any claims with respect to Dealer Recourse.

            SECTION 11.06. Covenants, Representations and Warranties of Servicer Parties. Unless otherwise indicated in this Section 11.06, each of the Servicer Parties hereby makes the following representations, warranties and covenants, in respect of itself, to the other parties hereto and the Investors and the Banks shall rely in making the Purchases:

            (a) Until the later of (x) the Facility Termination Date and (y) the date on which no Capital Investment or Yield on any Receivable Interest shall be outstanding or the date all Other Amounts owed hereunder to the Investors, the Bank, or the Agent are paid in full:

            (i) The collateral securing each Pool Receivable shall not be released in whole or in part from the security interest granted by the related Contract, except upon payment in full of such Pool Receivable or as otherwise contemplated herein;

            (ii) Such Servicer Party shall do nothing to impair the rights of the Seller, the Investors or the Banks in the Pool Receivables or the Insurance Policies;

            (iii) Such Servicer Party shall not extend or otherwise amend the terms of any Pool Receivable, except to the extent permitted by the Agent or otherwise in accordance with Article XI;

            (iv) Such Servicer Party shall service the Pool Receivables as required by the terms of this Agreement and in compliance with the current Credit and Collection Policy and such Servicer Party shall not change the manner in which it services the Pool Receivables in any way that can have an adverse effect on the Pool Receivables;

            (v) Such Servicer Party shall comply with the laws of each state in which a Pool Receivable is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt;

            (vi) Such Servicer Party shall give the Agent at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable


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provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Such Servicer Party shall at all times maintain each office from which it services the Pool Receivables and its principal executive office within the United States of America;

            (vii) Such Servicer Party shall maintain its computer systems so that, from and after the time of the first Purchase under this Agreement, such Servicer Party's master computer records (including archives) that shall refer to the Pool Receivables indicate clearly that Receivable Interests in such Pool Receivables have been conveyed to, and are owned by, the Investors and the Banks;

            (viii) The Servicer shall take such steps as are necessary to maintain perfection of the Seller's security interest created by each Contract in the related Manufactured Home and any related Mortgage or Mortgaged Property. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Manufactured Home or for any other reason. Servicer shall, at the request of the Agent, deliver to the Custodian a power of attorney authorizing the Custodian to, among other things, record, at the expense of Seller, assignments of Mortgages securing Land and Home Contracts, if directed to do so by the Agent after the failure of the Servicer to take such action. The representations, warranties and covenants set forth in this clause (viii) are made solely by the Servicer;

            (ix) If an Incipient Termination Event or Termination Event has occurred, such Servicer Party shall, immediately upon the written direction of the Agent, (i) direct all Obligors to make payments to such account as directed by the Agent and (ii) take all actions necessary to name the Agent or such other Person designated by the Agent as the loss payee under the Insurance Policies relating to the Pool Receivables;

            (x) Such Servicer Party will not make any change in the Credit and Collection Policy that would impair the collectibility of any portion of the Pool Receivables, other than an inconsequential portion thereof, or the ability of such Servicer Party to perform its obligations under this Agreement. In the event that such Servicer Party makes any change to the Credit and Collection Policy, other than a change that would impair the collectibility of only an inconsequential portion of the Pool Receivables it shall, contemporaneously with such change, provide the Agent with an updated Credit and Collection Policy and a summary of all changes;

            (xi) The Sub-Servicer shall furnish, or cause to be furnished, to the Agent:

                        (1) as soon as available and in any event within 120
                  days after the end of each fiscal year of CIT, a copy of the audited consolidated financial statements for such year of CIT and its consolidated Subsidiaries, certified by independent accountants of nationally recognized standing; and

                        (2) as soon as available and in any event within 60 days
                  after the end of each of the first three quarters of each fiscal year of the CIT, a


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

                  consolidated balance sheet of CIT and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and consolidated statements of income of CIT and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter prepared in accordance with GAAP, such balance sheet and statements of income to be certified by the chief financial officer or chief accounting officer of CIT identifying such balance sheets or statements as being the balance sheets or statements described in this paragraph (2) and stating that the information set forth therein fairly presents the financial condition of CIT and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and subject to the auditors' year end report.

            The requirements of clauses (1) and (2) of this Section 11.06(a)(xi) may be satisfied by delivery, within the time periods required by such clauses, of the Form 10-K and Form 10-Q filed by CIT with the Securities and Exchange Commission and containing the applicable financial statements.

            (xii) Such Servicer Party hereby agrees that the Agent shall be a third-party beneficiary of the terms and provisions of Section 2.13 of the Global Servicing Agreement and hereby agrees that the Agent shall have the right to enforce the terms and provisions of such Section 2.13 as if it were a party to the Global Servicing Agreement. Such Servicer Party will not amend, supplement or terminate Section 2.13 of the Global Servicing Agreement (as in effect on the date thereof) without the prior written consent of the Agent; and

            (xiii) Such Servicer Party will provide the Agent with a copy of any notice, demand or request it shall provide or make pursuant to Section 2.13 of the Global Servicing Agreement (as in effect on the date thereof).

            (b) Unless otherwise indicated below, each of the Servicer Parties represents and warrants, in respect of itself, to the Seller, the Agent, the Investors and the Banks that:

            (i) Such Servicer Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. Such Servicer Party has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively;

            (ii) The execution, delivery and performance by such Servicer Party of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, (i) have been duly authorized by all necessary corporate action, (ii) do not contravene (1) such Servicer Party's charter or by-laws, (2) any law, rule or regulation applicable to such


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

Servicer Party, (3) any contractual restriction binding on or affecting such Servicer Party or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Servicer Party or its property, and (iii) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents as to which such Servicer Party is a party has been duly executed and delivered by such Servicer Party;

            (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Servicer Party of the Transaction Documents or any other document to be delivered by it thereunder;

            (iv) This Agreement and the Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of such Servicer Party enforceable against such Servicer Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (v) There are no pending or, to such Servicer Party's knowledge, threatened action or proceeding against such Servicer Party, before any court, governmental agency or arbitrator (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might adversely affect the performance by such Servicer Party of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) that would have a material adverse effect on the Pool Receivables;

            (vi) The balance sheets of the Parent and its Subsidiaries as at December 29, 2001, and the related statements of income of the Parent and its Subsidiaries for the fiscal year ended December 29, 2001, copies of which have been furnished to the Agent, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 29, 2001 there has been no material adverse change in the business, operations, property or financial or other condition of the Parent. The representations and warranties set forth in this clause (vi) are made solely by the Servicer; and

            (vii) There is no pending or threatened action or proceeding affecting the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator which, if adversely determined, would adversely affect the financial condition or operations of the Parent and Subsidiaries taken as a whole or the ability of the Parent, the Servicer or the Seller to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; neither the Parent nor any Subsidiary is in


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

default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Parent and its Subsidiaries, taken as a whole. The representations and warranties set forth in this clause (vii) are made solely by the Servicer.

            Notwithstanding anything to the contrary contained in this Section 11.06, all representations, warranties and covenants made by Sub-Servicer in subsections (a) and (b) of this Section 11.06 in respect of itself shall also be deemed to be made by Servicer, and Servicer shall be responsible and liable, in accordance with the terms and provisions of this Agreement and applicable law, for any breach of any of such representations, warranties and covenants by Sub-Servicer. The Sub-Servicer shall not be responsible or liable for any representations, warranties or covenants made in this Agreement by any party to this Agreement, except for those representations, warranties and covenants made in this Agreement by the Sub-Servicer.

            SECTION 11.07. Servicing and Sub-Servicing Fee; Payment of Certain Expenses by Servicer and Sub-Servicer. (a) Subject to, and in accordance with,
Section 5.02, on each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account a fee (the "Servicing Fee"), in respect of the immediately-preceding Collection Period, equal to the product of (A) one-twelfth (1/12) of 0.10 % per annum and (B) the average daily Aggregate Outstanding Balance of All Receivables in the Receivables Pool during such Collection Period. The Servicing Fee shall be due from the date of purchase of any Receivable Interest hereunder until the later of the Termination Date for such Receivable Interest or the date on which the Capital Investment is reduced to zero. Upon receipt of the prior written consent to the Agent, the Servicer (if not HomePride, the Seller or its designee or an Affiliate of HomePride or the Seller) may elect to be paid, a Servicing Fee calculated at a different percentage per annum on the average daily Aggregate Outstanding Balance of All Receivables in the Receivables Pool, but in no event in excess of 110% of the reasonable costs and expenses of the Servicer in performing its duties and obligations hereunder with respect to the administration and collection of the Receivables in the Receivables Pool. The Servicing Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 5.02. So long as HomePride is acting as the Servicer hereunder, amounts paid as the Servicing Fee pursuant to this Section 11.07(a) shall reduce, on a dollar-for-dollar basis, the obligation of HomePride SPV to pay the "Servicing Fee" pursuant to Section 6.03 of the Purchase and Contribution Agreement, provided that such obligation of HomePride SPV shall in no event be reduced below zero.

            (b) Subject to, and in accordance with, Section 5.02, on each Distribution Date, the Sub-Servicer shall be entitled to receive out of the Collection Account a fee (the "Sub-Servicing Fee"), in respect of the immediately preceding Collection Period, equal to the product of (A) one twelfth (1/12) of 1.00% per annum and (B) the average daily Aggregate Outstanding Balance of All Receivables in the Receivables Pool during such Collection Period. The Sub-Servicing Fee shall be due from the date of purchase of any Receivable Interest hereunder until the later of the Termination Date for such Receivable Interest or the date on which the Capital Investment is reduced to zero. Upon receipt of the prior written consent of the Agent, the Sub-Servicer (if not CIT


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

Group/Sales, an Affiliate of CIT Group/Sales, the Seller, or a designee or Affiliate of the Seller, or an Affiliate of HomePride) may elect to be paid, a Sub-Servicing Fee calculated at a different percentage per annum as the daily average Aggregate Outstanding Balance of all Receivables in the Receivables Pool, but in no event in excess of 110% of the reasonable costs and expenses of Sub- Servicer in performing its duties and obligations hereunder with respect to the administration and collection of the Receivables in the Receivable Pool. The Sub-Servicing Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 5.02.

            (c) Except as otherwise provided herein, each Servicer Party shall be required to pay all expenses incurred by it in connection with its servicing and custodial activities under this Agreement (including taxes imposed on such Servicer Party). Each Servicer Party shall be liable for the fees and expenses of the Independent Accountants retained by it pursuant to Section 11.10.

            SECTION 11.08. Servicer's Certificate. (a) On each Determination Date, the Servicer shall deliver to the Seller and the Agent a Servicer's Certificate executed by a Responsible Officer of the Servicer. Pool Receivables purchased by the Servicer and each Pool Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables attached thereto).

            (b) In addition to the information required by Section 11.09, the Servicer shall include in the copy of the Servicer's Certificate delivered to the Seller and the Agent a certification as to (i) whether any Termination Event or Incipient Termination Event has occurred as of such Determination Date and
(ii) whether any Termination Event or Incipient Termination Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date.

            SECTION 11.09. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) Each Servicer Party shall deliver to the Seller and the Agent, on or before March 31st of each calendar year, beginning on the first March 31st next following the Original Closing Date, an Officer's Certificate for such Servicer Party, dated as of March 31st of such year, stating that (i) a review of the activities of such Servicer Party during the preceding calendar year (or such portion thereof as shall have elapsed from the Original Closing Date to the end of such calendar year) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, such Servicer Party has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Seller shall promptly deliver to each Rating Agency each Officer's Certificate that it receives pursuant to this Section 11.09(a).

            (b) Each Servicer Party shall deliver to the Seller and the Agent, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of such Servicer Party of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 13.01. The Seller shall promptly deliver to each Rating Agency each Officer's Certificate that it receives


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pursuant to this Section 11.09(b).

            SECTION 11.10. Annual Independent Accountant's Report. (a) Each Servicer Party shall, at its expense, cause a firm of nationally recognized independent certified public accountants acceptable to the Agent (the "Independent Accountants"), who may also render other services to such Servicer Party or to the Seller, to deliver to the Seller and the Agent, on or before March 31st of each calendar year, beginning on the first March 31st (or other applicable date) after the Original Closing Date, with respect to the preceding calendar year (or such other period as shall have elapsed from the Original Closing Date to the end of such calendar year), a statement (the "Accountant's Report") to the Agent to the effect that (i) such firm has audited the financial statements of such Servicer Party for such Servicer Party's most recently ended calendar year and issued its report thereon; (ii) such audit included tests of the records and documents relating to the manufactured housing installment sale contracts and mortgage loans serviced by such Servicer Party for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession ("USAP"); and (iii) such other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether such Servicer Party's management's written assertion to such firm (which shall be attached to the statement of such firm) that its servicing during such calendar year substantially complied with USAP's minimum servicing standards (except in a manner as such firm believes to be immaterial and for other exceptions that, in the opinion of such firm, GAAP standards require it to report). The Seller shall promptly deliver to each Rating Agency each Accountant's report that it receives pursuant to this Section 11.10(a).

            (b) The Accountants' Report shall indicate that the firm preparing such Report is independent of such Servicer Party and the Seller within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

            SECTION 11.11. Access to Certain Documentation and Information Regarding Receivables. Each Servicer Party shall provide to representatives of the Seller and the Agent reasonable access to the documentation regarding the Pool Receivables. Nothing in this Sec tion 11.11 shall derogate from the obligation of such Servicer Party to observe any applicable law prohibiting disclosure of information regarding the Obligors or any other matters, and the failure of such Servicer Party to provide access as provided in this Section 11.11, as a result of such obligation, shall not constitute a breach of this
Section 11.11.

            SECTION 11.12. Fidelity Bond. The Servicer shall maintain a fidelity bond (or other comparable coverage) insuring against wrongful actions of employees involved in servicing the Pool Receivables in an amount not less than $5,000,000 and an "errors and omissions" insurance policy in an amount of not less than $5,000,000.

            SECTION 11.13. Insurance. The Servicer shall maintain customary amounts and types of insurance coverage for a corporation engaged in similar business and having a similar net worth.


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            SECTION 11.14. Accounts. (a) As and when required under the terms of this Agreement, the Servicer Parties shall establish the Lock-Box Account in the name of the Seller for the benefit of the Agent for the purpose of receiving Collections and other amounts to be paid hereunder. The Lock-Box Account shall be an Eligible Account and shall be a segregated trust or custodial account established and maintained with the Lock-Box Bank.

            (b) The Servicer shall establish the Collection Account in the name of the Seller for the benefit of the Agent for the purpose of receiving Collections from the Specified Amount and Lock-Box Account. The Collection Account shall be an Eligible Account and initially shall be a segregated non-interest bearing trust or custodial account established and maintained with the Collection Account Bank.

            (c) The Servicer shall establish the Reserve Account in the name of the Seller for the benefit of the Agent for the purpose of holding the Required Reserve Account Amount. The Reserve Account shall be an Eligible Account and initially shall be a segregated non-interest bearing trust or custodial account established and maintained with the Collection Account Bank.

            (d) The Servicer shall establish the Excess Collections Account in the name of the Seller for the benefit of the Agent. The Excess Collections Account shall be an Eligible Account and initially shall be a segregated non-interest bearing trust or custodial account established and maintained with the Collection Account Bank.

            (e) All or a portion of the amounts on deposit in the Collection Account, the Reserve Account, the Lock-Box Accounts and the Excess Collections Account shall be invested and reinvested by the Agent by written direction to the Collection Account Bank or the Lock-Box Bank, as the case may be, in one or more Permitted Investments bearing interest or sold at discount. No such investment shall mature later than One Business Day prior to the next Distribution Date. All income or other gains from investment of moneys deposited in the Collection Account, the Reserve Account, the Lock-Box Account and the Excess Collections Account shall be deposited by the Agent in the Collection Account immediately upon receipt, and any loss resulting from such investment shall be deducted from the amount on deposit in the applicable account. If any amounts are needed for disbursement from the Collection Account, the Excess Collections Account, the Lock-Box Accounts or the Reserve Account and sufficient uninvested funds are not available therein to make such disbursement, the Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account to make such disbursement. The Collection Account Bank shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Agent (including any written standing investment direction). In no event shall the Collection Account Bank be liable for the Agent's selection of investments or for investment losses incurred thereon. The Collection Account Bank shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Agent to provide timely written investment direction. The Servicer shall promptly deposit into the Collection Account, the Reserve Account, any Lock-Box Account


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or the Excess Collections Account, as applicable, an amount of funds equal to any losses incurred as a result of the liquidation of any investment of funds in such account prior to its stated maturity.

            (f) If at any time the Collection Account, the Excess Collections Account, the Lock-Box Accounts or the Reserve Account ceases to be an Eligible Account, the Agent shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

            (g) None of the Seller, Servicer or Sub-Servicer shall create, incur, assume or suffer to exist any Lien (other than a Lien contemplated under this Agreement) upon the Lock-Box Account, Collection Account, Reserve Account or Excess Collections Account; provided, that, with the written consent of the Agent, a Lien may be placed upon the Lock-Box Account so long as the Agent is also granted a Lien thereon pursuant to an intercreditor arrangement satisfactory to the Agent. Any breach of this Section 11.14(g) shall constitute an immediate Event of Default hereunder.

                                   ARTICLE XII

                                  THE SERVICER

            SECTION 12.01. Liability of Servicer Parties; Indemnities. (a) Without limiting any other rights that the Agent, the Collection Account Bank, any Investor, any Bank or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as a Servicer Party hereunder, such Servicer Party, except to the extent otherwise indicated below, hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of, or resulting from, any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party,
(b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

            (i) any representation made or deemed made by such Servicer Party under or in connection with this Agreement which shall have been incorrect in any material respect when made;

            (ii) the failure by such Servicer Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract;

            (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts


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and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time; or the failure of any Pool Receivable or Contract to conform to any applicable law, rule or regulation with respect to such Pool Receivable or Contract; provided, however, that solely the Servicer shall be required to indemnify each Special Indemnified Party from and against Special Indemnified Amounts arising out of, or resulting from, any failure described in this clause (iii);

            (iv) any failure of such Servicer Party to perform its duties or obligations in accordance with the provisions of this Agreement;

            (v) the commingling of Collections of Pool Receivables at any time by such Servicer Party with other funds;

            (vi) any action or omission by such Servicer Party reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

            (vii) with respect to the Servicer only, any Servicing Fees, or other costs and expenses, payable to any replacement or Substitute Servicer in excess of the Servicing Fee payable to the Servicer, but only in the event that the Servicer is terminated pursuant to Article VIII hereof or resigned in violation of Section 12.05 hereof; or

            (viii) with respect to the Sub-Servicer only, any Sub-Servicing Fees, or other costs and expenses, payable to any replacement or Substitute Sub-Servicer in excess of the Sub-Servicing Fee payable to the Sub-Servicer, but only in the event that the Sub-Servicer is terminated pursuant to Article VIII hereof or resigns in violation of Section 12.05 hereof; or

            (ix) any claim brought by any Person other than a Special Indemnified Party arising from any activity by such Servicer Party or its Affiliates in servicing, administering or collecting any Receivable.

            Notwithstanding anything to the contrary contained in this Section 12.01, the Servicer shall be liable and responsible for all Special Indemnified Amounts which shall be owed by the Sub-Servicer to any Special Indemnified Party pursuant to the terms and provisions of this Section 12.01.

            SECTION 12.02. Consolidations, Mergers and Sales of Assets. Each Servicer Party shall not merge or consolidate with any other corporation or accept a merger of any other corporation into such Servicer Party or permit the Servicer Party to be merged into any other corporation, or sell its properties and assets as, or substantially as, an entirety; provided, however, that nothing contained in this Agreement shall be deemed to prevent (i) the merger into a Servicer Party of another corporation, (ii) the consolidation of a Servicer Party and another corporation, (iii) the merger a Servicer Party into another corporation, (iv) the sale of the property or assets of a Servicer Party to another corporation, so long as (a) no Termination Event, Incipient Termination


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Event or Event of Default shall have occurred and be continuing, (b) any such action shall be with a corporation engaged solely in the same line of business as such Servicer Party, or in a reasonably related business, (c) after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer or Eligible Sub-Servicer, as applicable, and shall be capable of fulfilling the duties of such Servicer Party contained in this Agreement, (d) with respect to clauses (ii), (iii) and (iv) above, the surviving corporation of the merger or the purchaser of the assets of such Servicer Party as the case may be, shall expressly assume the obligations of such Servicer Party under this Agreement and the other relevant Transaction Documents and expressly agree to be bound by all other provisions applicable to such Servicer Party under this Agreement or such other relevant Transaction Document and (e) in the case of any such transaction proposed by the Servicer (except to the extent CIT Group/Sales shall be the Servicer hereunder), the Servicer shall have received the prior written consent of the Agent thereof.

            SECTION 12.03. Limitation on Liability of Servicer Parties and Others. Each Servicer Party and its respective directors, officers, employees and agents of the Servicer shall not be under any liability to the Seller, the Investors, the Banks, the Agent or the Custodian, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect such Servicer Party or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of its duties. Each Servicer Party and any director, officer, employee or agent of such Servicer Party may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

            SECTION 12.04. Delegation of Duties. (a) So long as HomePride is the Servicer, the Servicer may delegate duties under this Agreement to an Affiliate of HomePride without the prior written consent of the Agent or perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Agent; provided, however, that no such delegation or subcontracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Notwithstanding the foregoing, neither HomePride nor any other party acting as Servicer hereunder shall delegate all or substantially all of its duties hereunder without the prior written consent of the Agent.

            (b) So long as CIT Group/Sales is the Sub-Servicer, the Sub-Servicer may delegate duties under this Agreement to CIT or to an Affiliate of CIT without the prior written consent of the Agent or perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Agent; provided, however, that no such delegation or subcontracting of duties by the Sub-Servicer shall relieve the Sub-Servicer of its responsibility with respect to such duties. Notwithstanding the foregoing, neither CIT Group/Sales nor any other party acting as Sub-Servicer hereunder shall delegate all or substantially all of its duties hereunder without the prior written consent of the Agent.

            SECTION 12.05. Servicer Parties Not to Resign. Subject to the provisions of


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

Section 12.02, neither Servicer Party shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Sub-Servicer, as the case may be, except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on such Servicer Party, and the Agent does not elect to waive the obligations of such Servicer Party to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of such Servicer Party shall be evidenced by an Opinion of Counsel to such effect delivered to the Agent. No resignation of such Servicer Party shall become effective until an entity acceptable to the Agent shall have assumed the responsibilities and obligations of such Servicer Party; provided, however, that in the event a successor is not appointed within 60 days after such Servicer Party has given notice of its resignation as permitted by this Section 12.05, such Servicer Party may petition a court for its removal. The Seller shall promptly deliver to each Rating Agency notice of the replacement of any Servicer Party hereunder.

                                  ARTICLE XIII

                           SERVICER TERMINATION EVENTS

            SECTION 13.01. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":


            (a) Any failure by either Servicer Party or, so long as HomePride or an Affiliate of HomePride is the Servicer, the Seller to make when due any payment or deposit to be made by it under this Agreement, and such failure shall remain unremedied for two (2) Business Days;

            (b) Failure by the Servicer to deliver the Servicer's Certificate required on each Determination Date, and such failure shall remain unremedied for two (2) Business Days;

            (c) Default on the part of either Servicer Party duly to observe or perform any other term, covenant or agreement of such Servicer Party set forth in this Agreement (and, as to HomePride, if HomePride is the Servicer, the Purchase and Contribution Agreement or the Purchase and Sale Agreement), and such default shall result in a Material Adverse Effect in respect of such Servicer Party and shall remain unremedied for a fifteen (15)-day period following notice thereof by the Agent or the other Servicer Party; provided, however, that if such default is of a nature such that it cannot be remedied within such fifteen (15)-day period and such Servicer Party is making diligent efforts to remedy such default, then such default shall not constitute a Servicer Termination Event unless it shall remain unremedied for a thirty
(30)-day period following such notice thereof; provided further, however, that no such notice shall be required if the applicable Servicer Party shall have knowledge (or should have knowledge, as a prudent servicer) of such default and such time periods shall be determined without regard to the giving of such notice.

            (d) The occurrence of an Event of Bankruptcy with respect to either Servicer Party;


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            (e) Any representation, warranty or statement of either Servicer
Party made in this Agreement or any certificate, report or other writing delivered by it pursuant hereto (or any of its officers) shall prove to be incorrect or untrue as of the time when the same shall have been made or deemed to have been made or delivered and, as a result thereof, a Material Adverse Effect shall occur with respect to such Servicer Party;

            (f) Failure by the Parent or any of its Subsidiaries to pay when due amounts due under any agreement to which any such Person is a party and under which any Debt greater than $5,000,000 is governed; or the default by the Parent or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or instrument under which any Debt greater than $5,000,000 was created or is governed; or any Debt of the Parent or any of its Subsidiaries greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment), redeemed, purchased or defeased or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case, prior to the date of maturity thereof;

            (g) HomePride shall have been replaced as "servicer" in connection with any Term Securitization undertaken by HomePride;

            (h) There shall have occurred any material adverse change in the operations of either Servicer Party since the end of the last fiscal year of such Servicer Party ending prior to the date of its appointment as a Servicer Party hereunder or any other event shall have occurred which materially and adversely affects such Servicer Party's ability to either collect the Receivables or to perform under this Agreement;

            (i) The occurrence of a Termination Event described under Section 14.01(k) or 14.01(l);

            (j) A default shall occur under the, Parent Guaranty, CIT Guaranty or Section 2.13 of the Global Servicing Agreement or the Parent Guaranty, CIT Guaranty or Section 2.13 of the Global Servicing Agreement, or any material portion of any of the foregoing, shall not be in full force and effect or enforceable in accordance with its respective terms; or

            (k) The occurrence of an Event of Default.

            SECTION 13.02. Consequences of a Servicer Termination Event. (a) If a Servicer Termination Event shall occur and be continuing, the Agent, by written notice given to the Servicer Parties, may terminate all of the rights and obligations of the Servicer Parties under this Agreement; provided, however, that notwithstanding such termination, the Servicer and Sub-Servicer shall be entitled to receive all accrued (through the occurrence of the Servicer Termination Event) and unpaid Servicing Fees and Sub-Servicing Fees, respectively, and all expense reimbursements owed to the Servicer and Sub-Servicer, respectively, pursuant to the terms of this Agreement. On


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or after the receipt by the Servicer Parties of such written notice, all authority, power, obligations and responsibilities of the Servicer Parties under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Person appointed as Successor Servicer pursuant to
Section 13.03.

            Notwithstanding any provision of this Agreement to the contrary, if a Servicer Termination Event shall occur solely due to a failure, breach, action, inaction, event or circumstance by, or related to, the Sub-Servicer (a "Limited Servicer Termination Event"), then the Servicer shall have (i) a period of thirty (30) days from the occurrence of such Limited Servicer Termination Event to identify a replacement for such Sub-Servicer, which replacement shall be an Eligible Sub-Servicer (a "Successor Sub-Servicer") and (ii) an additional period of time, commencing on the date of the date of the identification of such Successor Sub-Servicer and ending on the sixtieth (60th) day following the occurrence of such Limited Servicer Termination Event, to cause such Successor Sub- Servicer to assume all obligations, duties and liabilities of the Sub-Servicer hereunder. If the Servicer shall so identify a Successor Sub-Servicer and cause such Successor Sub-Servicer to assume all obligations, duties and liabilities of the Sub-Servicer hereunder in the time periods set forth in the immediately-preceding sentence (a "Sub-Servicer Replacement Event"), then such Limited Servicer Termination Event shall not constitute a Servicer Termination Event hereunder. The Sub-Servicer agrees that it shall continue to perform, in all material respects, all of the obligations and duties of Sub-Servicer hereunder during the period commencing on the date of occurrence of such Limited Servicer Termination Event and ending on the date of occurrence of such Sub-Servicer Replacement Event.

            Any Successor Sub-Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Sub-Servicer would have been entitled to under this Agreement if the Sub-Servicer had not resigned or been terminated hereunder. If any Successor Sub-Servicer is appointed for any reason, additional compensation may be paid to such Successor Sub-Servicer as approved by the Agent. The Successor Sub-Servicer appointed hereunder is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Sub- Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect its succession as Successor Sub-Servicer hereunder, including, without limitation, completing the transfer and endorsement of the Pool Receivables in accordance with the terms hereof or otherwise. The prior Sub-Servicer agrees to continue to perform the obligations and duties of Sub-Servicer hereunder until the Successor Sub- Servicer shall have assumed such obligations and duties, and also agrees to cooperate with the Successor Sub-Servicer in effecting the termination of the responsibilities and rights of the prior Sub-Servicer under this Agreement, including, without limitation and at the prior Sub-Servicer's expense, the transfer to the Successor Sub-Servicer, for administration by it, of all cash amounts that shall at the time be held by the prior Sub-Servicer for deposit, or have been deposited by the prior Sub-Servicer, in the Collection Account or thereafter received with respect to the Pool Receivables and the delivery to the Custodian or Successor Sub-Servicer, as designated by the Servicer or Agent, of all Receivable Files, and all files and records relating to the Pool Receivables and a Computer Tape containing all information necessary to enable the Successor Sub-Servicer to service the Pool


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Receivables. The terminated Sub-Servicer shall grant the Agent and any Successor
Sub-Servicer access to the terminated Sub-Servicer's premises at the terminated Sub-Servicer's expense.

            (b) Upon the occurrence of a Servicer Termination Event, each Servicer Party shall, if so requested by the Agent, deliver to any Successor Servicer all files and records relating to the Pool Receivables in its possession within five (5) Business Days after demand therefor and a Computer Tape or diskette containing as of the close of business on the date of demand all of the data maintained by such prior Servicer Party in computer format in connection with servicing the Pool Receivables.

            (c) Within two Business Days of written demand by the Agent following the occurrence of a Servicer Termination Event or a Termination Event, the Servicer shall cause, or shall cause the Seller to cause delivery to the Agent of (x) as to each Contract, other than a Land and Home Contract, the assignment of the Contract (which may be in a blanket form that also covers other Contracts or contracts) from HomePride to HomePride SPV and, in turn, from HomePride SPV to Seller and, further in turn, from Seller to the Agent and (y) as to each Land and Home Contract and Mortgage Loan, an original assignment of the related Mortgage, in recordable form, showing an assignment from HomePride to HomePride SPV and, in turn, from HomePride SPV to Seller and, further in turn, from Seller to the Agent.

            (d) Upon written demand of the Agent following the occurrence of a Servicer Termination Event or a Termination Event, the Servicer shall ensure that:

            (i) for each Contract where the related Manufactured Home is located in a jurisdiction in which notation of the Seller's security interest in such Manufactured Home on the related Title is required or permitted to perfect such security interest, the Title shall show, or if a new or replacement Title with respect to such Manufactured Home is being applied for such Title will be issued within 180 days of such written demand and will show, the Seller as the holder of a first priority security interest in such Manufactured Home;

            (ii) for each Contract where the related Manufactured Home is located in a jurisdiction in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect the Seller's or the Agent's security interest in manufactured housing, such filings or recordings shall be duly made within ten (10) Business Days of such written demand and show the Seller and/or the Agent as the secured party; and

            (iii) for each Contract where the related Manufactured Home secures a Land and Home Contract, the related land securing such Land and Home Contract shall be subject to a Mortgage properly filed in the appropriate public recording office showing the assignment from HomePride to HomePride SPV and, in turn, from HomePride SPV to the Seller and, further in turn, from the Seller to the Agent, as mortgagee under such Mortgage within 10 Business Days of such written demand.


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            SECTION 13.03. Appointment of Successor Servicer. (a) On and after
(i) the delivery of a notice of termination to the Servicer Parties pursuant to
Section 13.02 or (ii) the resignation of the Servicer pursuant to Section 12.05, the Agent may exercise at any time its right to appoint, as successor to the Servicer, a Person other than the Person serving as Servicer at the time, if such Person shall consent and agree to the terms hereby (a "Successor Servicer"). Upon the occurrence of either of the events described in clauses (i) and (ii) of the immediately-preceding sentence, the Agent shall have the option to appoint CIT Group/Sales as Successor Servicer hereunder, and CIT Group/Sales agrees to accept such appointment if so made by the Agent. If either of the events described in clauses (i) and (ii) of the second immediately-preceding sentence shall occur and the Agent shall not exercise its option described in the immediately-preceding sentence, then, provided that, at such time (x) CIT Group/Sales shall not be in default of its obligations and duties contained herein, (y) no Limited Servicer Termination Event shall have occurred and (z) CIT Group/Sales shall be an Eligible Sub-Servicer, the Agent shall be required to negotiate with CIT Group/Sales, on an exclusive basis, for a period of 10 days in an effort to reach an agreement whereby CIT Group/Sales shall become the Successor Servicer hereunder. If CIT Group/Sales shall become the Successor Servicer hereunder, then (A) CIT Group/Sales shall perform, and be responsible for, all covenants, obligations, duties, liabilities, representations and warranties of Servicer hereunder and (B) there shall no longer be a Sub-Servicer under this Agreement and, in such case, all covenants, obligations, duties, liabilities, representations and warranties which were theretofore covenants, obligations, duties, liabilities, representations and warranties of the Sub-Servicer hereunder shall become covenants, obligations, duties, liabilities, representations and warranties of CIT Group/Sales, in its capacity as Successor Servicer hereunder, and all rights, benefits and privileges which were theretofore rights, benefits and privileges of the Sub-Servicer hereunder shall become rights, benefits and privileges of CIT Group/Sales, in its capacity as Successor Servicer hereunder.

            (b) Any Successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any Successor Servicer is appointed for any reason, additional compensation may be paid to such Successor Servicer as approved by the Agent. In addition, any Successor Servicer shall be entitled to reasonable transition expenses incurred in acting as Successor Servicer which will be payable pursuant to Section 5.02.

            (c) The Successor Servicer appointed hereunder is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect its succession as Successor Servicer hereunder, including, without limitation, completing the transfer and endorsement of the Pool Receivables in accordance with the terms hereof or otherwise. The prior Servicer agrees to continue to perform the obligations and duties of Servicer hereunder until the Successor Servicer shall have assumed such obligations and duties, and also agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation and at the prior Servicer's expense, the transfer to the Successor Servicer, for


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

administration by it, of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Pool Receivables and the delivery to the Custodian or Successor Servicer, as designated by the Successor Servicer or Agent, of all Receivable Files, and all files and records relating to the Pool Receivables and a Computer Tape containing all information necessary to enable the Successor Servicer to service the Pool Receivables.

            (d) The terminated Servicer shall grant the Agent and any Successor Servicer access to the terminated Servicer's premises at the terminated Servicer's expense.

            SECTION 13.04. Certain Rights of the Agent. The Seller hereby transfers to the Agent, the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments at the times set forth in this Agreement. At any time following the designation of a Successor Servicer (other than the Seller, HomePride or any Affiliate of the Seller or HomePride) pursuant to Section 13.03 hereof or after the occurrence and during the occurrence of a Servicer Termination Event or a Termination
Event:

            (i) The Agent may direct that payment of all amounts payable under any Contract be made directly to the Agent or its designee in accordance with the terms hereof.

            (ii) The Seller shall, at the Agent's request and at the Seller's expense, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee in accordance with the terms hereof.

            (iii) The Seller shall, at the request of the Agent, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee in accordance with the terms hereof.

            (iv) Each of the Seller, HomePride and CIT Group/Sales hereby authorizes the Agent to take any and all steps in its name and on its behalf necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing, placing and/or signing its name on checks, documents and instruments representing Pool Receivables and/or Collections thereon and enforcing the Pool Receivables, the Related Security and the related Contracts.


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                                   ARTICLE XIV

                               TERMINATION EVENTS

            SECTION 14.01. Termination Events. Each of the following shall constitute a "Termination Event" under this Agreement:


            (a) One or more final, non-appealable judgments or decrees for the payment of money in an aggregate amount in excess of $5,000,000 (net of insurance proceeds received in respect of any such judgment or decree) shall be entered against the Parent and/or its Subsidiaries and remain outstanding; or

            (b) An Event of Default shall have occurred and be continuing; or

            (c) The amount on deposit in the Reserve Account at any time shall be less than the Required Reserve Account Amount at such time; or

            (d) The Internal Revenue Service shall file notice of a lien against the Seller pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Seller; or

            (e) A Servicer Termination Event shall have occurred and be continuing; or

            (f) The failure of the Parent, HomePride or any Subsidiary of the Parent or HomePride to pay when due any amounts due under any agreement to which any such Person is a party and under which Debt greater than $5,000,000 is governed; or the default by the Parent, HomePride or any Subsidiary of the Parent in the performance of any term, provision or condition contained in any agreement or instrument to which any such Person is a party and under which any Debt owing by the Parent, HomePride or any Subsidiary of the Parent greater than $5,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Debt owing by the Parent, HomePride or any Subsidiary of the Parent greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the date of maturity thereof; or

            (g) An "Event of Termination" or "Facility Termination Date" shall occur under the Purchase and Contribution Agreement; or

            (h) An "Event of Termination" or "Facility Termination Date" shall occur under the Purchase and Sale Agreement; or

            (i) The Facility Termination Date shall have occurred hereunder;


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      (j) The Parent's or CHBC's long term public senior unsecured debt securities shall (i) be rated less than B- by S&P or B3 by Moody's or (ii) no longer be rated by both S&P and Moody's; or

      (k) (i) an ERISA Event shall have occurred; or (ii) a notice of Lien shall have been filed by the PBGC against the Parent or any of its Subsidiaries under
Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of release of such Lien; or

      (l) As of any date of determination, the Tier 1 Delinquency Ratio for all Pool Receivables averaged over the three Collection Periods preceding such date of determination (or such lesser number of Collection Periods that shall have elapsed since the Original Closing Date) exceeds 2 1/2%; or

      (m) As of any date of determination, the Delinquency/Repossession Ratio for all Pool Receivables for the Collection Period immediately preceding such date of determination exceeds 3%;

      (n) As of any date of determination, the Excess Collections Percentage averaged over the three Collection Periods preceding such date of determination (or such lesser number of Collection Periods which shall have elapsed since the Original Closing Date) shall be less than 4.0%; or

      (o) The Seller's Parent shall cease to own 100% of the Capital Stock of the Seller; or

      (p) The Agent shall not have obtained the Minimum Rating for the financing facility provided hereunder on or prior to the sixtieth (60th) day following the Original Closing Date; or

      (q) (i) Moody's reduces its Rating to "A3" or "Baa1" and does not increase its Rating back to at least "A2" within 30 days of such event, (ii) Moody's reduces its Rating below "Baa1" or (iii) Moody's suspends or withdraws it Rating; or

      (r) (i) S&P reduces its Rating to "A-" or "BBB+" and does not increase its Rating back to at least "A" within 30 days of such event, (ii) S&P reduces its Rating below "BBB+" or (iii) S&P suspends or withdraws it Rating.

      SECTION 14.02. Effect of Termination Event. Upon the occurrence of a Termination Event (and, in the case of a Termination Event under paragraph (i) above, the passage



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of 30 days without the Capital Investment, plus all Yield, Fees and Other
Amounts having been paid in full pursuant to the terms hereof), any or all of the following actions may be taken by notice to the Seller: (i) the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (ii) without limiting any right under this Agreement to replace the Servicer Parties, the Agent may designate another Person to succeed HomePride as the Servicer and/or CIT Group/Sales as the Sub-Servicer; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (a) of Section 14.03, the Facility Termination Date shall occur, HomePride (if it is then serving as the Servicer) shall cease to be the Servicer and CIT Group/Sales shall cease to be the Sub-Servicer, and the Agent or its designee shall become the Servicer and (iii) at the option of the Agent in its sole discretion, the Agent may instruct the Servicer to take all additional steps, if any, as are necessary or desirable, in the determination of the Agent, to create and/or maintain perfection of the security interest in the Mortgaged Property or Manufactured Home related to each Pool Receivable (and the proceeds thereon) on behalf of the Seller and to create and/or maintain perfection of the security interest in the security interest of the Seller in the Mortgaged Property or Manufactured Home related to each Pool Receivable (and the proceeds thereon) on behalf of the Agent (for the benefit of the Investors and the Banks), including, without limitation, having a notation of the Seller's and/or the Agent's security interest recorded on the relevant Title or other applicable records of title, endorsing any Mortgage Note to the Seller or the Agent (as the Agent may request) and preparing and recording assignments to the Seller or the Agent (as the Agent may request) of any Mortgages (or completing any existing assignments of Mortgages previously delivered in blank in the name of the Seller and/or Agent, as assignee(s), and recording any of such assignments, all as directed by the Agent), and if the Servicer fails to take all such steps, the Agent may take such steps at the sole expense of the Seller, and each of the Seller and the Servicer hereby grants to the Agent an irrevocable power of attorney and license to take any and all such steps in the Seller's or the Servicer's name, as applicable, and on behalf of the Seller or the Servicer, as are necessary or desirable, in the determination of the Agent to create and/or maintain perfection of such security interests of the Seller and the Agent (for the benefit of the Investors and the Banks).

      SECTION 14.03. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

      (a) An Event of Bankruptcy shall have occurred with respect to the Seller, the Seller's Parent, either Servicer Party, the Parent or any Significant Subsidiary of any of the foregoing; or

      (b) There shall have occurred a Change of Control; or

      (c) A material adverse change shall have occurred in (i) (A) the business, financial condition, results of operations or properties of the Parent and its Subsidiaries, taken as a whole, or (B) the ability of the Servicer or the Parent to perform its obligations under any of the Transaction Documents to which it is a party; (ii) the value, collectibility or enforceability of the Pool


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Receivables, taken as a whole; (iii) the practical realization by the Investors or the Banks of the benefits or security afforded under any of the Transaction Documents; (iv) the ability of the Servicer to execute a Take-Out Securitization involving the Pool Receivables; or (v) the first priority perfected ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

      (d) HomePride, or an Affiliate of HomePride acceptable to the Agent, shall resign as, or otherwise cease to act as, Servicer hereunder, or CIT Group/Sales shall resign as, or otherwise cease to act as, Sub-Servicer hereunder, in each case in violation of the terms of this Agreement (any such resignation to constitute an Event of Default hereunder upon the effective date of such resignation); or

      (e) The Seller shall default under or fail to maintain in effect any Interest Rate Hedges assigned to the Agent or the Seller shall fail to purchase any Interest Rate Hedge when the Agent requests that such Interest Rate Hedge be purchased in accordance with the terms hereof (whether or not there exists sufficient funds in the Reserve Account to purchase such Interest Rate Hedge); or

      (f) A default in the payment when due of any Yield, any Fees, Other Amounts or any Capital Investment or any other payment or deposit to be made hereunder and such failure shall remain unremedied for one (1) Business Day, or a Capital Deficiency shall exist and shall not be cured within two (2) Business Days of the date of calculation of such Capital Deficiency by the Agent; or

      (g) (i) Any Transaction Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller or either Servicer Party; or (ii) the Seller or either Servicer Party or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) any Purchase pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership or security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or (iv) the security interest created pursuant to Section 10.01 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

      (h) Any representation or warranty of the Parent, the Seller or either Servicer Party (or any of their respective officers) made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Parent, Seller or either Servicer Party to the Agent for purposes of or in connection with this Agreement or any other Transaction Document (including any Servicer's Certificate delivered pursuant to Section 11.08) shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or


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      (i) One or more judgments for the payment of money in an aggregate amount in excess of $10,000 shall be entered against the Seller; or

      (j) Intentionally Omitted; or

      (k) (i) Consolidated Net Income (Loss), to the extent that it is a loss, shall be a larger loss during any fiscal quarter of the Parent than the Required Quarterly Consolidated Net Income (Loss), to the extent that it is a loss, with respect to such fiscal quarter, (ii) Consolidated Net Income (Loss) is a loss during any fiscal quarter of the Parent with respect to which the related Required Quarterly Consolidated Net Income (Loss) is a gain and (iii) Consolidated Net Income (Loss), to the extent that it is a gain, shall be a smaller gain during any fiscal quarter of the Parent than the Required Quarterly Consolidated Net Income (Loss), to the extent that it is a gain, with respect to such fiscal quarter; or

      (l) (i) Any Interest Rate Hedge purchased in connection herewith shall cease to be in full force and effect, (ii) the Eligible Counterparty shall default in the observance or performance of any of the terms and provisions of any Interest Rate Hedge purchased in connection herewith or (iii) any interest rate hedge agreement purchased in connection herewith shall fail to, or cease to, satisfy the definition of "Interest Rate Hedge"; or

      (m) The transactions contemplated under the 2002 Indenture have not closed within two (2) Business Days from the Original Closing Date; or

      (n) The occurrence of any event described in Section 11.14(g) as constituting an Event of Default; or

      (o) Any default shall occur under the Parent Guaranty, or the Parent Guaranty or any material portion thereof, shall not be in full force and effect or enforceable in accordance with its terms; or

      (p) Any default shall occur under the Limited Recourse Guaranty, or the Limited Recourse Guaranty or any material portion thereof, shall not be in full force and effect or enforceable in accordance with its terms; or

      (q) Any default shall occur under the CIT Guaranty, or the CIT Guaranty or any material portion thereof, shall not be in full force and effect or enforceable in accordance with its terms; or

      (r) Any default shall occur under the Management Agreement, or the Management Agreement or any material portion thereof, shall not be in full force and effect or enforceable in accordance with its terms; or

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      (s) Any default shall occur under Section 2.13 of the Global Servicing
Agreement, or Section 2.13 of the Global Servicing Agreement or any material portion thereof, shall not be in full force and effect and enforceable in accordance with its terms;

      (t) The Seller or either Servicer Party shall fail to perform or observe in any material respect any covenant of agreement contained in this Agreement, or any other Transaction Document, on its part to be performed or observed which is not referred to, or described, above in this Section 14.03, and such failure shall remain unremedied for thirty (30) days;

      (u) if the Capital Investment, plus all Yield, Fees and Other Amounts have not been paid in full pursuant to the terms hereof by the 30th day following the Facility Termination Date; or

      (v) any Available Funds Cap Carryforward Amount is not paid in full on any Distribution Date and such failure to pay shall remain unremedied for one (1) Business Day.

      Upon the occurrence of an Event of Default, (i) the Agent, Banks and Investors shall have the same rights and remedies afforded to them under Section
14.02 upon the occurrence of a Termination Event and (ii) the then outstanding Yield, any Fees, Other Amounts or any Capital Investment shall be due and payable and the Administrative Agent may proceed to sell, dispose of, or otherwise liquidate the Receivables and the Related Property in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Agent shall proceed to consummate the sale, liquidation or disposition of the Receivables and the Related Property as provided above with the highest bidder for the Receivables and the Related Property. The Seller or any of its Affiliates shall be permitted to bid for the Receivables and the Related Property. All reasonable costs and expenses incurred by the Agent in such sale shall be reimbursed to the Agent as provided herein. The proceeds from the sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and such proceeds shall be applied in accordance with Section 5.02(c).

                                   ARTICLE XV

                                    THE AGENT

      SECTION 15.01. Authorization and Action. Each Investor and each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

      SECTION 15.02. Exculpation. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering of Pool Receivables as Servicer), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:


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

(a) may at its own expense consult with legal counsel (including counsel for the Seller and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer or any Custodian or to inspect the property (including the books and records) of the Seller, the Servicer or any Custodian; (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 15.03. CSFB and Affiliates. The obligation of CSFB to purchase Receivable Interests under this Agreement may be satisfied by CSFB or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CSFB shall have the same rights and powers under this agreement as any Bank and may exercise the same as though it were not the Agent. CSFB and any of its Affiliates may generally engage in any kind of business with the Seller, the Servicer, any Custodian or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer, any Custodian or any Obligor or any of their respective Affiliates, all as if CSFB were not the Agent and without any duty to account therefor to the Investors.

      SECTION 15.04. Bank's Purchase Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

      SECTION 15.05. Notice by Agent. The Agent shall notify the Servicer of any purchase by CSFB of any Receivable Interest under any Asset Purchase Agreement entered into by the Conduit and CSFB.


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

                                   ARTICLE XVI

                                 INDEMNIFICATION

      SECTION 16.01. Indemnities by the Seller. Without limiting any other rights that the Agent, the Investors, the Collection Account Bank, the Banks or any of their respective Affiliates (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall, after written demand (which written demand shall set forth reasonable evidence of any such Indemnified Amounts), pay, from Collections and amounts on deposit in the Excess Collections Account and Reserve Account in accordance with Section 5.02, to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

      (i) the characterization in any Servicer's Certificate or other written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Servicer's Certificate or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

      (ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

      (iii) the failure by the Seller or HomePride to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

      (iv) the failure to vest in the Investors or the Banks, as the case may be, (a) a perfected undivided percentage ownership or security interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 10.01, in each case free and clear of any Lien;



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


      (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

      (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any claim resulting from the sale, or purported sale, of a Receivable Interest in a Receivable in the Receivables Pool notwithstanding any provision in the related Contract that requires the consent of the applicable Obligor to the transfer, sale or assignment of the rights and duties of the Seller, the Dealer or HomePride thereunder, or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer);

      (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

      (viii) any products liability or other claim arising out of or in connection with services which are the subject of any Contract;

      (ix) the commingling of Collections of Pool Receivables at any time with other funds;

      (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

      (xi) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document;

      (xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

      (xiii) the failure of the Seller or HomePride to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Contract;

      (xiv) any inability to obtain any judgment in or utilize the court or other adjudication




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


system of, any state in which an Obligor may be located as a result of the failure of the Seller or HomePride to qualify to do business or file any notice of business activity report or any similar report;

      (xv) any failure of the Seller to give reasonably equivalent value to HomePride in consideration of the purchase by the Seller from HomePride of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

      (xvi) any Purchase is, for any reason, characterized as other than debt for federal or state income tax purposes.

                                  ARTICLE XVII

                                  MISCELLANEOUS

      SECTION 17.01. No Waiver; Remedies. No failure on the part of any Investor, any Bank, the Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 17.02. Amendments. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors and the Banks (and, in the case of any amendment, also signed by the Seller and HomePride), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Custodian or the Collection Account Bank, as the case may be, in addition to the Agent, affect the rights or duties of the Custodian or the Collection Account Bank, as the case may be, under this Agreement; provided, further, that no amendment, waiver or consent shall affect the rights or duties of a Servicer Party under this Agreement, unless such amendment, waiver or consent shall be in writing and signed by such Servicer Party. No Material Amendment to this Agreement shall become effective unless (i) the Agent shall have received prior written confirmation from S&P that its Rating will not be withdrawn or downgraded as a result of such Material Amendment and (ii) the Agent shall have provided ten Business Day's prior notice of such Material Amendment to Moody's and the Agent shall not have been advised by Moody's that its Rating will be withdrawn or downgraded as a result of such Material Amendment.

      Notwithstanding any other term hereof, none of the Agent, the Investor or the Banks shall waive any provision of the defined term Eligible Receivable or any representation or warranty hereunder, in each case, to the extent that it relates to the Pool Receivables being free and clear of



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

any lien or other right that may impair the interests of the Investors or the Banks under this Agreement or the Agent's security interest or other interests in Pool Receivables or related collateral.

      SECTION 17.03. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

      SECTION 17.04. Assignability. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment, disclose to the assignee or participant any information relating to the Seller, HomePride SPV or the Servicer Parties, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent.

      (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivables Interests or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, with a copy thereof to be sent to the Servicer. In addition, CSFB or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital Investment and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Agent.

      (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

      (d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

      (e) Notice of each assignment made by a Person pursuant to Sections 17.04(a), (b) and (c) shall be sent by the assignor Person to the Seller and HomePride.

      SECTION 17.05. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 16.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 9.19) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, CSFB, Conduit and their respective Affiliates with respect thereto and with respect to advising the Agent,

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

CSFB, Conduit and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CSFB, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

      (b) The Seller also shall pay on demand all other costs, expenses and taxes (excluding the cost of auditing Conduit's books by certified public accountants, the cost of rating Conduit's commercial paper by independent financial rating agencies and income taxes) incurred by Conduit or any stockholder of Conduit ("Other Costs"), including the taxes (excluding income taxes) resulting from Conduit's operations, and the reasonable fees and out-of-pocket expenses of counsel for any stockholder of Conduit with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to Conduit's operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to Conduit ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

      SECTION 17.06. No Proceedings. (a) Each of the Seller, each Servicer Party, the Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interest or interests therein hereby agrees that it will not institute against Conduit any proceeding of the type referred to in clause
(a) of the definition of Event of Bankruptcy so long as any commercial paper or other senior indebtedness issued by Conduit shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

      (b) Each of the Seller and each Servicer Party hereby agrees that it will not institute against the Seller or HomePride SPV any proceeding of the type referred to in clause (a) of the definition of Event of Bankruptcy so long as the Seller or the Servicer owe any amounts hereunder or there shall not have elapsed one year plus one day since the last day on which any such amounts were owed.

      SECTION 17.07. Confidentiality. (a) Each of the Seller and the Servicer Parties agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance satisfactory to the Agent, (ii) to the legal counsel and auditors of such Person if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.


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

      (b) Each Investor, each Bank and the Agent agrees to maintain the confidentiality of all information with respect to the Seller, HomePride, the Parent, the Custodian, each Servicer Party or the Receivables (including the Servicer's Certificates) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the rating agencies and the providers of credit enhancement or liquidity for each Investor, and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

      (c) Notwithstanding anything to the contrary described herein, the Parties hereto and each of their respective employees, representatives or other agents, are, and hereby confirm that they have been at all times, permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Parties related to such tax treatment and tax structure.

      SECTION 17.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

      SECTION 17.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 17.10. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES, THE PURCHASE AND CONTRIBUTION AGREEMENT, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.


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

      SECTION 17.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 17.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER, THE AGENT, THE INVESTORS OR ANY OTHER AFFECTED PERSON. THE SELLER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE INVESTORS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

      SECTION 17.13. Survival of Termination. The provisions of Sections 6.01, 6.02, 12.01, 16.01, 17.05 and 17.06 shall survive any termination of this Agreement.

      SECTION 17.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      SECTION 17.15. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each of the Seller, Servicer Parties and the Custodian consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 17.03. Nothing in this Section 17.15 shall affect the right of the Investors, any Bank or the Agent to serve legal process in any other manner permitted by law.



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

      SECTION 17.16. Lienholder Nominee. (a) The Agent (individually and on behalf of the Investors and the Banks) and the Seller hereby appoint HomePride as their nominee lienholder with respect to the Manufactured Homes related to Receivables included in the Receivables Pool (each, a "Subject Manufactured Home"), and HomePride hereby agrees to serve in such capacity as described herein. As stated lienholder on the Titles to all of the Subject Manufactured Homes, HomePride agrees to take any and all actions as the Seller (with the consent of the Agent) or the Agent may request in writing including, without limitation, all actions for which HomePride's consent, waiver, release, vote or signature (or other action of similar nature) is necessary or advisable in the judgment of the Seller or the Agent in order to maintain, preserve and protect the Seller's security interest in the Subject Manufactured Homes and the Receivable Interest purchased by the Investors and the Banks hereunder (provided, however, that, prior to the occurrence of a Servicer Termination Event or a Termination Event and the request by the Agent for the recordation of the Seller's lien on such Subject Manufactured Homes' Titles, no such recordation shall be required) and if HomePride fails to take any or all such actions, the Agent or any designee of the Agent, may take such actions at the sole expense of HomePride, and HomePride hereby grants to the Agent and any such designee an irrevocable power of attorney and license to take any and all such actions in HomePride's name and on behalf of HomePride. The obligations of HomePride under this Agreement are in addition to, are not limited by, and in no way limit, the obligations of HomePride in its capacity as Servicer under this Agreement.

      (b) Notwithstanding the fact that HomePride will remain noted as the lienholder on the Titles with respect to the Subject Manufactured Homes on and after the Original Closing Date, HomePride, the Seller and the Agent each hereby agrees that, on and after the Original Closing Date:

      (i) subject to the other terms and provisions of this Agreement, the Seller is entitled to all incidents, benefits and risks of a holder of a first priority perfected security interest in and lien on the Subject Manufactured Homes;

      (ii) HomePride has no direct or indirect ownership or other interest (including any security interest) in any Subject Manufactured Homes;

      (iii) except in its capacity as Servicer under this Agreement, HomePride will take no action with respect to the Subject Manufactured Homes unless such action is consented to by the Agent or otherwise permitted hereunder; and

      (iv) HomePride shall not represent to any lender, financing source or other Person, that it has, or in any other manner hold itself out as having, a direct or indirect ownership interest or any other rights or interests in the Subject Manufactured Homes, except for any rights it may have as nominee lienholder or as Servicer hereunder.

      SECTION 17.17. Amended and Restatement. Each of the parties hereto hereby


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



agrees that, as of the date hereof, (i) the Original Agreement is amended and restated in its entirety by this Agreement and (ii) each reference to the Original Agreement in any Transaction Document shall be deemed to be a reference to this Agreement.

                           [Signature pages to follow]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

         SELLER:        GSS HOMEPRIDE CORP.


                        By:
                           -----------------------------------------------------
                           Name:
                           Title:

                        47 West 47th St.
                        New York, NY 10036
                        Suite 1715
                        Attn:  Frank B. Bilotta
                        Facsimile No. 212-302-8767


         INVESTOR:      GREENWICH FUNDING CORP.

                        By: Credit Suisse First Boston, New York Branch, as its Attorney-In-Fact


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                           Eleven Madison Avenue
                           New York, NY  10010
                           Attn:  Asset Finance Dept.
                           Facsimile No.  (212) 325-6677

         BANK:             CREDIT SUISSE FIRST BOSTON, NEW YORK
                           BRANCH

                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                           Eleven Madison Avenue
                           New York, NY  10010
                           Attn:  Asset Finance Dept.
                           Facsimile No. (212) 325-6677


         AGENT:            CREDIT SUISSE FIRST BOSTON,
                           NEW YORK BRANCH, AS AGENT

                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                           Eleven Madison Avenue
                           New York, NY  10010
                           Attn:  Asset Finance Dept.
                           Facsimile No. (212) 325-6677


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



         SERVICER:         HOMEPRIDE FINANCE CORP., AS SERVICER


                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           2701 Cambridge Court, Suite 300
                           Auburn Hills, Michigan 48326
                           Attn:  General Counsel Office
                           Facsimile No.  (248) 340-9345


         SUB-SERVICER:     THE CIT GROUP/SALES FINANCING, INC.


                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           1 CIT Drive
                           Livingston, NJ 07039
                           Attn: Ron Arrington
                           Facsimile No. (973) 535-5962


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